Exhibits 10.2

CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of July 27, 2010, among AMERICAN REALTY CAPITAL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Borrower”), the lenders from time to time party to this Agreement (the “Lenders”), CAPITAL ONE, N.A., as one of the Lenders and L/C Issuer (“Capital One”), and CAPITAL ONE, N.A., as Agent (the “Agent”).

WHEREAS, the Lenders have agreed to make available to the Borrower a revolving credit facility upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.01      Defined Terms.  In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means Capital One, N.A., in its capacity as Agent, and any successor Agent appointed hereunder.

“Agent-Related Persons” has the meaning specified in Section 9.03.

“Aggregate Commitment” means the combined Commitments of the Lenders, in the amount of up to $30,000,000.

“Agreement” means this Credit Agreement, as amended, supplemented or modified from time to time.

“Applicable Margin” means 3.25%, as the same may be increased pursuant to Section 6.22 hereof.

“Appraisal” means a real estate appraisal providing an assessment of the fair market value of a Property, taking into account any and all Estimated Remediation Costs, that is (a) conducted on an “as-is” basis in accordance with the Uniform Standards of Professional Appraisal Practice (as promulgated by the Appraisal Standards Board of the Appraisal Foundation), all Requirements of Law applicable to the Agent, FIRREA, and the applicable internal policies of the Agent, and (b) undertaken by an independent M.A.I appraisal firm engaged by the Agent and satisfactory to the Agent.

“Appraised Value” as to any Property shall, as of any date of determination, be the “as-is” appraised value of such Property reflected in the Appraisal thereof most recently delivered to and approved by the Agent pursuant to Section 2.16(a).

“Approved Ground Lease” means, at any time, any ground lease (whether related to an interest in land alone or an interest in land and the improvements located thereon) with respect to any Property which is on terms and conditions that are acceptable to the Agent, and: (a) under which a Subsidiary Guarantor is the lessee or holds equivalent rights (including, without limitation, as a sublessee), (b) that has a remaining term of no less than forty (40) years (assuming the exercise of any applicable extension options that are exercisable at the Subsidiary Guarantor’s option) or be otherwise subject to a purchase option in favor of the Subsidiary Guarantor that is exercisable in the sole discretion of the Subsidiary Guarantor and is for a nominal purchase price, (c) under which any required rental payment, principal or interest payment or other payment due under such lease or sublease, as applicable, from the Subsidiary Guarantor to the ground lessor is not more than thirty (30) days past due, (d) where no party to such lease or sublease, as applicable, is the subject of an Insolvency, (e) where the Subsidiary Guarantor’s interest in the Property or the lease or sublease, as applicable, is not subject to any Lien other than a Permitted Exception; (f) containing provisions which create an obligation of the lessor to give the holder of any mortgage lien on such leased property written notice of any defaults on the part of the Subsidiary Guarantor and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so; (g) containing provisions which permit the use of such Property for its then-current use; (h) containing provisions which provide for such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease; and (i) under which there exists no default or event of default by a ground lessor which default or event of default has caused or otherwise resulted in or could reasonably be expected to cause or otherwise result in any material interference with the Subsidiary Guarantor’s occupancy or other rights under the applicable ground lease.

“Assignee” has the meaning specified in Section 10.08(a).

“Assignment and Acceptance” has the meaning specified in Section 10.08(a).

“Assumed Interest Rate” shall mean an annual rate equal to seven percent (7%).

“Attorney Costs” means all reasonable fees and disbursements of any law firm or other external counsel.

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.04(b)(iii).

“Average Balance Requirement” has the meaning specified in Section 6.22.

“Borrower Accounts” has the meaning specified in Section 2.13(a).

“Borrowing Base” shall mean during any fiscal quarter or portion thereof the lesser of:

(a)           The Aggregate Commitment;

(b)           fifty percent (50%) of the most recently obtained Appraised Values of all Borrowing Base Properties; and

(c)           the sum of (i) fifty-five percent (55%) of the most recently obtained Appraised Values of all Investment Grade Borrowing Base Properties and (ii) forty-five percent (45%) of the most recently obtained Appraised Values of all Non-Investment Grade Borrowing Base Properties.

“Borrowing Base Deliverables” means, with respect to each Property for which the Borrower seeks approval as a “Borrowing Base Property,” the following items, subject to such exceptions, deferrals and waivers as may be agreed in writing by the Agent:

(a)           evidence that counterparts of the Collateral Documents related to such Property have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Agent may deem necessary or desirable in order to create a valid first and subsisting Lien on the property described therein in favor of the Agent for the benefit of the Lenders and that all filing, documentary, stamp, intangible and recording taxes and fees have been paid;

(b)           a Title Policy with respect to the applicable Property, together with endorsements and in amounts acceptable to the Agent (but in no event greater than the Appraised Value of the applicable Property), issued, coinsured and reinsured by title insurers reasonably acceptable to the Agent, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, excepting only Permitted Exceptions and other Liens approved by the Agent and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents, for mechanics’ and materialmen’s Liens and for zoning of the applicable property) and such coinsurance and direct access reinsurance as the Agent may deem necessary or desirable and as may be available in the state where such Property is located;

(c)           American Land Title Association/American Congress on Surveying and Mapping form surveys, for which all necessary fees (where applicable) have been paid, and dated as of a date satisfactory to the Agent, certified to the Agent and the issuer of the Title Policies in a manner satisfactory to the Agent by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located and acceptable to the Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects acceptable to the Agent; provided, however, that Agent shall accept a survey provided by Borrower that is dated within one (1) year of the date upon which Borrower requests the approval of the Property as a Borrowing Base Property, provided that the Title Insurer agrees to “insure over” the lack of a more recent survey for the applicable Property and the other conditions of this clause (c) are otherwise complied with;

(d)           for any Property which has an Appraised Value in excess of $2,000,000, property condition, engineering, soils and other reports as to such Property from professional firms acceptable to the Agent, in each case in form and substance acceptable to the Agent; provided, however, Agent agrees to accept a reliance letter from the applicable professional firms for any such reports that have been prepared within two (2) years of the date that Borrower requests approval of the Property as “Borrowing Base Property”;

(e)           copies of the Net Lease with respect to such Property (and any other Lease in existence with respect to such Property) together with (i) estoppel certificates from all tenants under Leases and (ii) if required by any Lease or the Agent, subordination, non-disturbance and attornment agreements from the tenants under such Leases, in each case in form and substance of that required by the applicable Lease or, if the Lease does not so provide, in form and substance acceptable to Agent in its reasonable discretion;

(f)            to the extent the applicable Property is subject to a ground lease pursuant to which a Subsidiary Guarantor is the ground lessee, a copy of such ground lease (which must be an Approved Ground Lease) and estoppel and consent agreements executed by each of the ground lessors with respect to any such Approved Ground Lease, along with (1) a memorandum of lease in recordable form with respect to such leasehold interest, executed and acknowledged by the owner of the affected real property, as lessor, or (2) evidence that the applicable Approved Ground Lease with respect to such leasehold interest or a memorandum thereof has been recorded in all places necessary or desirable, in the Agent’s judgment, to give constructive notice to third-party purchasers of such leasehold interest, or (3) if such leasehold interest was acquired or subleased from the holder of a recorded leasehold interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form satisfactory to the Agent;

(g)           evidence of the insurance required by the terms of the applicable Mortgage related to such Property, in each case naming the Agent (for the benefit of the Lenders) as additional insured (in the case of liability insurance) or loss payee (in the case of hazard insurance); provided, however, Agent agrees to waive the requirement that Agent be named as an additional insured and/or loss payee for Borrowing Base Properties comprising not more than $5,000,000 of the Borrowing Base in the aggregate if (a) the tenant of any such Borrowing Base Property self-insures such Borrowing Base Property and (b) after reasonable efforts from Borrower, such tenant is unwilling or unable to name the Agent as an additional insured and/or loss payee (such waiver, an “Insurance Waiver”);

(h)           an Appraisal of such Property (a complete copy of which shall be provided to Borrower), in each case dated within thirty (30) days of the Closing Date (or the requested date of approval) and in form, substance and from an appraiser acceptable to the Agent (such appraiser to be engaged by the Agent and paid for by the Borrower);

(i)           evidence as to (i) whether such Property is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a “Flood Hazard Property”) and (ii) if such Property is a Flood Hazard Property, (A) whether the community in which such Property is located is participating in the National Flood Insurance Program, (B) the Borrower's written acknowledgment of receipt of written notification from the Agent as to the fact that such Property is a Flood Hazard Property and as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (C) copies of insurance policies or certificates of insurance evidencing flood insurance satisfactory to the Agent and naming the Agent as loss payee on behalf of the Lender;

(j)            if no zoning endorsement has been issued with respect to the Title Policy, then evidence satisfactory to the Agent that such Property, and the uses of such Property, are in compliance in all material respects with all applicable zoning laws;

(k)           an environmental site assessment with respect to such Property issued not more than six months (or such other longer period as may be acceptable to the Agent) prior to the date on which such Property would be accepted as a Borrowing Base Property showing that such Property is free from Hazardous Materials in violation of applicable law and otherwise showing conditions which are acceptable to the Agent, and reliance letters with respect to same in favor of Agent in form acceptable to Agent;

(l)            evidence that all other action that the Agent may deem reasonably necessary or desirable in order to create valid first and subsisting Liens on the property described in the applicable Mortgage has been taken;

(m)          with respect to Properties located in California, a seismic report with respect thereto dated as of a date acceptable to the Agent and earthquake insurance to the extent required by Agent; and

(n)           all documentation required in order for the Subsidiary Guarantor which owns such Property to comply with the provisions of clause (c) of the definition of “Borrowing Base Property.”

“Borrowing Base Property” means, as of any date of determination, each Property:

(a)           that is set forth on Schedule 2.16 hereto (as such schedule may be updated from time to time in accordance with the terms hereof in each case to the extent that such Property has not otherwise been removed as a “Borrowing Base Property” pursuant to the other criteria for qualification as such set forth in this definition and the other provisions of this Agreement);

(b)           that is subject to a Net Lease approved by the Agent, and the tenant under such Net Lease is not in default of any of its obligations thereunder;

(c)           that is 100% owned in fee simple by, or 100% ground leased pursuant to an Approved Ground Lease by a Subsidiary of the Borrower that is (i) controlled by Borrower, (ii) a Single Purpose Entity, and (iii) upon the Closing Date, a Subsidiary Guarantor; or that shall have become a Subsidiary Guarantor in accordance with Section 6.20;

(d)           with respect to which neither such Property nor any interest of any applicable Subsidiary Guarantor therein (including the lease thereof or any indirect interest owned by the Borrower), is subject to any Lien other than Permitted Exceptions;

(e)           (i) that is not the subject of any condemnation proceeding(s) as of such date that is or are material to the profitable operation of such Property and has not, since initial qualification as a “Borrowing Base Property” hereunder been subject to any such condemnation; (ii) that is not as of such date and has not, since its initial qualification as a “Borrowing Base Property” hereunder, been affected by any casualty loss which has not been restored, repaired or replaced as required under the terms of the Loan Documents within no more than one hundred twenty (120) days after the occurrence of such casualty loss (provided that, after giving effect to the proceeds of any rental loss or business interruption insurance proceeds that are payable with respect to the period during which such restoration and repair shall be continuing there shall be no material adverse impact upon the financial operation of such Borrowing Base Property during such period); provided, however, any casualty to any Borrowing Base Property subject to an Insurance Waiver the cost of which to restore, repair or replace is expected to exceed $100,000 shall immediately result in such Borrowing Base Property no longer qualifying as a Borrowing Base Property hereunder; and (iii) as to which there has not occurred as of such date or since its initial qualification as a “Borrowing Base Property” hereunder any material adverse change in the environmental condition thereof from that described in the environmental site assessment that was delivered as part of the Borrowing Base Deliverables for such property at the time it was first added as a Borrowing Base Property; it being understood and agreed that Borrower must give Agent prompt notice of any casualty or condemnation proceeding with respect to any Borrowing Base Property;

(f)           that is being maintained and preserved in good working order and condition (ordinary wear and tear excepted) and is free of all structural defects;

(g)           that is located in the United States of America; and

(h)           with respect to which the Borrower has delivered the Borrowing Base Deliverables and has obtained the written approval of the Agent.

“Borrowing Notice” means a notice given by the Borrower to the Agent pursuant to Section 2.03, in substantially the form of Exhibit A.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial lenders are authorized or required by law to close in New York City.

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, regarding capital adequacy of any Lender or of any corporation controlling a Lender.

“Capital Expenditures” means, for any period and with respect to any Person, the aggregate of all expenditures by such Person for the acquisition or leasing of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person.  For the purpose of this definition, the purchase price of equipment which is purchased simultaneously with the trade-in of existing equipment owned by such Person or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for such equipment being traded in at such time, or the amount of such proceeds, as the case may be.

“Capital Lease” means any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease.

“Capital Lease Obligations” means, with respect to any Person, the amount at which such Person's obligations under Capital Leases are required to be carried on the balance sheet of such Person in accordance with GAAP.

“Capital One” means Capital One, N.A., in its capacity as a Lender.

“Capital One Proposed Terms” has the meaning specified in Section 6.21.

“Cash Equivalents” means:

(a)           securities issued or fully guaranteed or insured by the United States Government or any agency thereof and backed by the full faith and credit of the United States having maturities of not more than six months from the date of acquisition;

(b)           certificates of deposit, time deposits, demand deposits, eurodollar time deposits, repurchase agreements, reverse repurchase agreements, or bankers' acceptances, having in each case a tenor of not more than three (3) months, issued by any Lender, or by any U.S. commercial lender (or any branch or agency of a non-U.S. bank licensed to conduct business in the U.S.) having combined capital and surplus of not less than $100,000,000 whose short-term securities are rated at least A-1 by Standard & Poor's Corporation and P-1 by Moody's Investors Service, Inc.; provided, however, such Investments may not be made in amounts in excess of $1,000,000 with any bank that is owed Indebtedness in excess of $1,000,000 by the Borrower (other than the Obligations) unless such bank waives in writing (in form and substance satisfactory to the Requisite Lenders) its right to set-off such Investment against such Indebtedness;

(c)           demand deposits on deposit in accounts maintained at commercial banks having membership in the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder; and

(d)           commercial paper of an issuer rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc. and in either case having a tenor of not more than three (3) months.

“CERCLA” has the meaning specified in the definition of “Environmental Laws”.

“Change of Control” means an event or series of events by which:

(a)           during the term of this Agreement, William M. Kahane and Nicholas Schorsch cease to be members of the board of directors or other equivalent governing body of the REIT; or

(b)           the Borrower ceases to have the sole responsibility for managing and administering the day-to-day business and affairs of any Subsidiary Guarantor; or otherwise ceases to Control each such Subsidiary Guarantor; or ceases to own, directly or indirectly, the majority or controlling ownership interests in and rights to distributions from each Subsidiary Guarantor; or

(c)           the REIT ceases to be the sole general partner of Borrower.

 “Clearing Account” has the meaning specified in Section 6.18.

“Clearing Account Agreement” means that certain Deposit Account Control Agreement, dated as of the date hereof, among Borrower, Agent and Capital One, as clearing bank.

“Closing Date” means the date on which all conditions precedent set forth in Section 4.01 are satisfied or waived by the Agent.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

“Collateral” means all property interests, now owned or hereafter acquired, of the Borrower or the Subsidiary Guarantors in or upon which a Lien now or hereafter exists in favor of the Agent on behalf of the Lenders under the Collateral Documents, following satisfaction of the conditions precedent set forth in Section 4.01 or 4.02 with respect thereto.

“Collateral Assignments” means collectively an assignment of leases and rents, substantially in the form of Exhibit B, and an assignment of warranties, personal property leases and management and service contracts, substantially in the form of Exhibit C, in each case with such revisions as may be proposed by local counsel to the Agent and acceptable to the Agent.

“Collateral Debt Yield” means the percentage produced by dividing Net Operating Income for the twelve (12) month period ending on the last day of the most recent calendar quarter (as adjusted by annualizing any net operating income derived from Properties acquired during such 12-month period) by the Outstanding Amount as determined as of the end of the most recent calendar quarter.

“Collateral Documents” means, collectively, (a) the Mortgages, the Collateral Assignments, the Environmental Indemnity Agreements, and all security agreements, lease assignments and other similar agreements between the Borrower or the Subsidiary Guarantors and the Lenders or the Agent for the benefit of the Lenders, now or hereafter delivered to the Lenders or the Agent pursuant to or in connection with the transactions contemplated hereby, (b) all financing statements (or comparable documents) now or hereafter filed in accordance with the UCC (or comparable law) against the Borrower or the Subsidiary Guarantors as debtor in favor of the Lenders or the Agent for the benefit of the Lenders as secured party, and (c) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

“Commitment” has the meaning specified in Section 2.01(a).

“Commitment Percentage” means, as to any Lender, the percentage equivalent of such Lender's Commitment divided by the Aggregate Commitment.

“Consolidated Debt Yield” means the percentage produced by dividing Consolidated Net Operating Income for the twelve (12) month period ending on the last day of the most recent calendar quarter (as adjusted by annualizing any net operating income derived from Properties acquired during such 12-month period) by Total Indebtedness as determined as of the end of the most recent calendar quarter.

“Consolidated Net Operating Income” means (a) all gross revenues recorded by the Borrower in accordance with GAAP during a particular period (including, without limitation, payments received from insurance on account of business or rental interruption and condemnation proceeds from any temporary use or occupancy, in each case to the extent attributable to the period for which such Consolidated Net Operating Income is being determined, but excluding any proceeds from the sale or other disposition of any Property; or from any financing or refinancing of any Property; or from any condemnation of any part or all of any Property (except for temporary use or occupancy); or on account of a casualty to any Property (other than payments from insurance on account of business or rental interruption); or any security deposits paid under leases of all or a part of any Property, unless forfeited by tenants; and similar items or transactions the proceeds of which under GAAP are deemed attributable to capital), minus (b) all reasonable and customary property maintenance and repair costs, leasing and administrative costs, management fees (assumed to be three percent (3%) of gross receipts) and real estate taxes and insurance premiums recorded by the Borrower in accordance with GAAP during such period and minus (c) all Capital Expenditures recorded by the Borrower in accordance with GAAP during such period.  There shall be no deduction for any expense not involving a cash expenditure, such as depreciation.

“Contingent Obligation” means, as to any Person, (a) any Guaranty Obligation of that Person, and (b) any direct or indirect obligation or liability, contingent or otherwise, of that Person, (i) in respect of any letter of credit or similar instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, (ii) as a partner or joint venturer in any partnership or joint venture, (iii) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (iv) incurred pursuant to any Rate Contract.  Except as provided in the definition of “Total Indebtedness” below, the amount of any Contingent Obligation shall (subject, in the case of Guaranty Obligations, to the last sentence of the definition of “Guaranty Obligation”) be deemed equal to the maximum reasonably anticipated liability in respect thereof.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, mortgage, deed of trust, indenture, or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

“Contribution Agreement” means the Contribution Agreement by and among the Subsidiary Guarantors, substantially in the form of Exhibit K attached hereto, including any accession agreement that may be delivered thereunder.

“Controlled Group” means the Borrower and all Persons (whether or not incorporated) under common control or treated as a single employer with the Borrower pursuant to Section 414(b), (c), (m) or (o) of the Code.

“Debt Service Coverage Ratio” shall mean the ratio determined for each fiscal quarter during the term of the Loans by dividing Rolling 12-Month Cash Flow (as adjusted by annualizing any net operating income derived from Properties acquired during such 12-month period) for all Borrowing Base Properties by Pro Forma Debt Service.

“Default” means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied) constitute an Event of Default.

“Disposition” means the sale, lease, conveyance, transfer or other disposition of (whether in one or a series of transactions) any property, including accounts and notes receivable (with or without recourse) and sale-leaseback transactions.

“Dollars”, “dollars” and “$” each mean lawful money of the United States.

“Domestic Lending Office” means, with respect to each Lender, the office of that Lender designated as such on the signature pages hereto or such other office of a Lender as it may from time to time specify to the Borrower and the Agent.

“EBITDA” means, for any period, for any Person, determined in accordance with GAAP, the sum of (a) the net income (or net loss) plus (b) all amounts treated as expenses for depreciation, interest and the amortization of intangibles of any kind to the extent included in the determination of such net income (or loss), plus (c) all accrued taxes on or measured by income to the extent included in the determination of such net income (or loss); provided, however, that net income (or loss) shall be computed for these purposes without giving effect to extraordinary losses or extraordinary gains.

“Eligible Assignee” means (a) a commercial lender organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000, (b) a commercial lender organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the “OECD”), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such commercial lender is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD, and (c) any Lender Affiliate.

“Environmental Claims” means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from Property, whether or not owned by the Borrower or any Subsidiary Guarantor, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

“Environmental Indemnity Agreement” means an environmental indemnity agreement substantially in the form of Exhibit D, with such revisions as may be proposed by local counsel to the Agent and acceptable to the Agent.

“Environmental Laws” means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), the Hazardous Material Transportation Act, the Federal Water Pollution Control Act, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Occupational Safety and Health Act, the Toxic Substances Control Act and the Emergency Planning and Community Right-to-Know Act, each as amended or supplemented, and any analogous future or present local, municipal, state or federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of any determination.

“Environmental Permits” has the meaning set forth in Section 5.11(b).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b), 414(c) or 414(m) of the Code.

“ERISA Event” means (a) a Reportable Event with respect to a Qualified Plan or a Multiemployer Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Qualified Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Qualified Plan or Multiemployer Plan subject to Title IV of ERISA; (e) a failure by the Borrower or any member of the Controlled Group to make required contributions to a Qualified Plan or Multiemployer Plan; (f) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate; (h) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Plan; (i) a non-exempt prohibited transaction occurs with respect to any Plan for which the Borrower or any Subsidiary of the Borrower may be directly or indirectly liable; or (j) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary or disqualified person with respect to any Plan for which the Borrower or any member of the Controlled Group may be directly or indirectly liable.

“Estimated Remediation Cost” means all costs associated with performing work to remediate contamination of a Property or groundwater which constitutes a violation of Environmental Laws, including engineering and other professional fees and expenses, costs to remove, transport and dispose of contaminated soil, costs to “cap” or otherwise contain contaminated soil, and costs to pump and treat water and monitor water quality.

“Event of Default” means any of the events or circumstances specified in Section 8.01.

“Exchange Act” means the Securities and Exchange Act of 1934, and regulations promulgated thereunder.

“Extended Maturity Date” has the meaning specified in Section 2.09(b).

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Lender of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Capital One on such day on such transactions as determined by the Agent.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor thereof.

“FIRREA” means the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended from time to time, and any regulations promulgated thereunder.

“Fully Satisfied” means, with respect to the Obligations as of any date, that, as of such date, (a) all principal of and interest accrued to such date which constitute Obligations shall have been irrevocably paid in full in cash, (b) all fees, expenses and other amounts then due and payable which constitute Obligations shall have been irrevocably paid in cash, (c) all outstanding Letters of Credit shall have been (i) terminated, (ii) fully irrevocably cash collateralized or (iii) secured by one or more letters of credit on terms and conditions, and with one or more financial institutions, satisfactory to the L/C Issuer and (d) the Commitments shall have expired or been terminated in full (in each case, other than inchoate indemnification liabilities arising under the Loan Documents).

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

“Government List” has the meaning specified in Section 7.19.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Guaranty Obligation” means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the “primary obligation”) of another Person (the “primary obligor”), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any Property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase securities, other Properties or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof.  Except as set forth in the definition of “Total Indebtedness” below, the amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.

“Hazardous Materials” means (i) all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum-derived substance or waste, (ii) any other materials or pollutants that cause such Property to be in violation of any Environmental Laws, (iii) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million, and (iv) any other chemical, material, substance, or waste, exposure to which is prohibited, limited, or regulated by any Governmental Authority.

“Honor Date” has the meaning specified in Section 2.04(c)(i).

“Indebtedness” of any Person means without duplication, (a) all indebtedness for borrowed money, (b) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services, (c) all reimbursement obligations with respect to surety bonds, letters of credit, bankers' acceptances and similar instruments (in each case, to the extent material or non-contingent), (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Properties, (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Properties acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such properties), (f) all Capital Lease Obligations, (g) all net obligations with respect to Rate Contracts, (h) all obligations to purchase, redeem, or acquire any Stock of such Person or its Affiliates that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed or repurchased by such Person or its Affiliates, (i) all indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Properties (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (j) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above.

“Indemnified Liabilities” has the meaning specified in Section 10.05.

“Indemnified Person” has the meaning specified in Section 10.05.

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case as undertaken under U.S. Federal, State or foreign law.

“Interest Determination Date” shall mean, with respect to any Interest Period, the date that is two (2) Business Days prior to the first (1st) day of the calendar month in which such Interest Period commences.

“Interest Payment Date” means the last Business Day of each calendar month.

“Interest Period” means the period commencing on the first (1st) day of each calendar month and terminating on the last day of such calendar month.

“Investment” means (a) any purchase or acquisition of any capital stock, equity interest, asset, obligation or other security of or any interest in, any Person, (b) any advance, loan, extension of credit or capital contribution to any Person, (c) any purchase, lease, or other acquisition of Property for the purpose of resale or leasing to another Person, and (d) any contingent or other agreement to do any of the foregoing.

“Investment Grade Borrowing Base Properties” means any Borrowing Base Property that is net leased to an Investment Grade Tenant.

“Investment Grade Tenant” means any tenant under a Net Lease of a Borrowing Base Property that has a rating of BBB- or better from Standard & Poor's Corporation.

“IRS” means the Internal Revenue Service or any agency successor thereto.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“Joinder Agreement” means a Joinder Agreement substantially in the form attached to the form of Subsidiary Guaranty.

“Knowledge of the Borrower” means the actual knowledge (unless otherwise provided, after reasonable inquiry) of the Chief Executive Officer and President of the Borrower and each other Person with executive responsibility for any aspect of the Borrower's business.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Commitment Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means Capital One in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lease” shall mean any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in a Property, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

“Lender” means each of the lenders party to this Agreement, and includes Capital One in its individual capacity.

“Lender Affiliate” means a Person that is engaged primarily in the business of commercial lending and is a Subsidiary of a Lender or of a Person of which a Lender is a Subsidiary.

“Lending Office” means, with respect to any Lender, the office or offices of the Lender specified as its “Lending Office” opposite its name on the signature pages hereto, or such other office or offices of the Lender as it may from time to time specify to the Borrower and the Agent.

“Letter of Credit” means any letter of credit issued hereunder.  A Letter of Credit may be a standby letter of credit only.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.04(g).

“Letter of Credit Sublimit” means, as of any date of determination, an amount equal to the lesser of (a) $1,000,000 and (b) the Commitments as of such date.

“LIBOR Base Rate” shall mean, with respect to each Interest Period, the rate (truncated at 1/100th of 1%) for deposits in U.S. dollars, for a one-month or three-month period, as selected by Borrower in accordance with Section 2.01(a) hereof, that appears on Telerate Page 3750 (or the successor thereto) as of 11:00 a.m., London time, on the related Interest Determination Date.  If such rate does not appear on Telerate Page 3750 as of 11:00 a.m., London time, on such Interest Determination Date, the LIBOR Base Rate shall be the arithmetic mean of the offered rates (expressed as a percentage per annum) for deposits in U.S. dollars for a one-month or three-month period, as applicable, that appear on the Reuters Screen Libor Page as of 11:00 a.m., London time, on such Interest Determination Date, if at least two such offered rates so appear.  If fewer than two such offered rates appear on the Reuters Screen Libor Page as of 11:00 a.m., London time, on such Interest Determination Date, Agent shall request the principal London office of any four major reference banks in the London interbank market selected by Agent to provide such bank’s offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in U.S. dollars for a one-month or three-month period, as applicable, as of 11:00 a.m., London time, on such Interest Determination Date for the amounts of not less than U.S. $1,000,000.  If at least two such offered quotations are so provided, the LIBOR Base Rate shall be the arithmetic mean of such quotations.  If fewer than two such quotations are so provided, Agent shall request any three major banks in New York City selected by Agent to provide such bank’s rate (expressed as a percentage per annum) for loans in U.S. dollars to leading European banks for a one-month or three-month period, as applicable, as of approximately 11:00 a.m., New York City time on the applicable Interest Determination Date for amounts of not less than U.S. $1,000,000.  If at least two such rates are so provided, the LIBOR Base Rate shall be the arithmetic mean of such rates.  The LIBOR Base Rate shall be determined conclusively by Agent or its agent.

“LIBOR Rate” shall mean, for any Interest Period, a rate per annum (truncated at 1/100th of 1%) determined by Agent to be equal to the LIBOR Base Rate for such Interest Period divided by (1 minus the Reserve Requirement) for such Interest Period.

“Liquid Assets” shall mean assets in the form of cash, cash equivalents, obligations of (or fully guaranteed as to principal and interest by) the United States or any agency or instrumentality thereof (provided the full faith and credit of the United States supports such obligation or guarantee), certificates of deposit issued by a commercial bank having net assets of not less than $500 million, securities listed and traded on a recognized stock exchange or traded over the counter and listed in the National Association of Securities Dealers Automatic Quotations, or liquid debt instruments that have a readily ascertainable value and are regularly traded in a recognized financial market.

“Lien” means any mortgage, deed of trust, security agreement, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law) and any contingent or other agreement to provide any of the foregoing.

“Loan” or “Loans” has the meaning specified in Section 2.01(a).

“Loan Documents” means this Agreement, the Notes, the Collateral Documents,  the Subsidiary Guarantees, the Joinder Agreement and all other documents delivered to the Agent or the Lenders in connection therewith.

“Margin Stock” means “margin stock” as such term is defined from time to time in Regulation G, T, U or X of the Federal Reserve Board.

“Material Adverse Effect” means a material adverse change in, or a material adverse effect upon, any of (a) the financial condition of the Borrower, (b) the ability of the Borrower or any Subsidiary Guarantor to perform under any Loan Document and avoid any Event of Default, or (c) the value of the Collateral.

“Maturity Date” means January 31, 2013, subject, however, to extension pursuant to Section 2.09(b) hereof, and to earlier acceleration pursuant to the provisions of the Loan Documents.

“Mortgage” means a deed of trust, mortgage or similar real property security instrument encumbering Collateral, substantially in the form of Exhibit E, with such revisions as may be proposed by local counsel to the Agent and acceptable to the Agent.

“Multiemployer Plan” means a “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA) and to which any member of the Controlled Group makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

“Net Lease” means a lease entered into by any Subsidiary Guarantor and the tenant thereunder with respect to any Property, in form and substance satisfactory to Agent.

“Net Operating Income,” as to any Borrowing Base Property, means (a) all gross revenues recorded in accordance with GAAP from the operation of such Borrowing Base Property during a particular period (including, without limitation, payments received from insurance on account of business or rental interruption and condemnation proceeds from any temporary use or occupancy, in each case to the extent attributable to the period for which such Net Operating Income is being determined, but excluding any proceeds from the sale or other disposition of any part or all of such Borrowing Base Property; or from any financing or refinancing of such Borrowing Base Property; or from any condemnation of any part or all of such Borrowing Base Property (except for temporary use or occupancy); or on account of a casualty to the property (other than payments from insurance on account of business or rental interruption); or any security deposits paid under leases of all or a part of such Borrowing Base Property, unless forfeited by tenants; and similar items or transactions the proceeds of which under GAAP are deemed attributable to capital), minus (b) all reasonable and customary property maintenance and repair costs, leasing and administrative costs, management fees (assumed to be three percent (3%) of gross receipts) and real estate taxes and insurance premiums recorded in accordance with GAAP by the Borrower during such period with respect to such Borrowing Base Property and minus (c) all Capital Expenditures recorded in accordance with GAAP by the Borrower during such period with respect to such Borrowing Base Property.  There shall be no deduction for any expense not involving a cash expenditure, such as depreciation.  To the extent any contradiction exists between the foregoing definition and the manner in which net operating incoming is calculated and defined under GAAP, the latter shall prevail and be applied as appropriate under this Agreement.

“Nominated Property” has the meaning specified in Section 2.16(a)(i).

“Non-Extension Notice Date” has the meaning specified in Section 2.04(b)(iii).

“Non-Investment Grade Borrowing Base Properties” means any Borrowing Base Property that is net leased to an Non-Investment Grade Tenant.

“Non-Investment Grade Tenant” means any tenant under a Net Lease of a Borrowing Base Property that does not qualify as an Investment Grade Tenant.

“Note” means a promissory note of the Borrower payable to the order of a Lender in substantially the form of Exhibit F, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from Loans made by such Lender.

“Notice of Lien” means any “notice of lien” or similar document intended to be filed or recorded with any court, registry, recorder's office, central filing office or other Governmental Authority for the purpose of evidencing, creating, perfecting or preserving the priority of a Lien securing obligations owing to a Governmental Authority.

“Obligations” means all Loans, Letters of Credit, and other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower or any Subsidiary Guarantor to the Agent, any Lender, or any other Person required to be indemnified under any Loan Document, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement or under any other Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

“OFAC” has the meaning specified in Section 7.19.

“Ordinary Course of Business” means, in respect of any transaction involving the Borrower, the REIT or any Subsidiary Guarantor, the ordinary course of such Person's business, substantially as intended to be conducted by any such Person as of the Closing Date, and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

“Organizational Documents” means: (a) for any corporation, the certificate or articles of incorporation, the bylaws, any supplementary articles, certificate of determination or instrument relating to the rights of preferred shareholders, and all duly adopted resolutions of the board of directors (or any committee thereof) of such corporation (b) for any partnership, the partnership agreement, the certificate and/or statement of partnership and all duly adopted authorizations of the partners thereof; (c) for any limited liability company, the articles of organization and operating agreement therefor and duly adopted authorizations or resolutions of the members thereof; and (d) for any trust, the declaration or agreement of trust.

“Originating Lender” has the meaning specified in Section 10.08(d).

“Other Taxes” has the meaning specified in Section 3.01(b).

“Outstanding Amount” means the aggregate principal amount of all outstanding Loans and any L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Outstanding Indebtedness” means, as of any date of determination, that portion of Total Indebtedness outstanding.

“Participant” has the meaning specified in Section 10.08(d).

“Patriot Act” has the meaning specified in Section 7.19.

“Patriot Act Offense” has the meaning specified in Section 7.19.

“Payment Office” means the address for payments set forth on the signature page hereto in relation to the Agent or such other address as the Agent may from time to time specify in accordance with Section 10.02.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permitted Exceptions” means covenants, conditions, restrictions, easements and other exceptions to title affecting a Borrowing Base Property approved by Agent and shown as exceptions in the Title Policy for such property.

“Permitted Transfers” means any of the following:

(a)           the transfer by Borrower of any direct or indirect interest in any Subsidiary Guarantor to any Person, provided that, after giving effect to any such transfer or assignment, the Borrower continues to own no less than fifty-one percent (51%) of such Subsidiary Guarantor and provided no Change of Control results from same;

(b)           the transfer of any direct or indirect interests in Borrower and/or the REIT that are or become publically traded on a national exchange, provided that no Change of Control results from same; and

(c)           the merger or consolidation of the REIT, or a sale of the REIT, provided that the merger or consolidation of the REIT is with, or the sale of the REIT is to, a publically traded company having a net worth prior to such merger, consolidation or sale greater than the net worth of the REIT as of the date hereof and provided that no Change of Control results from same.

 “Person” means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or governmental authority.

“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower or any member of the Controlled Group sponsors or maintains or to which the Borrower or any member of the Controlled Group makes, is making or is obligated to make contributions, and includes any Multiemployer Plan or Qualified Plan.

“Pro Forma Debt Service” shall mean the sum of (a) the pro forma amount of interest which would accrue (if payable monthly) during a period of one year on a principal sum equal to the Outstanding Amount on the date of determination at a rate equal to the Assumed Interest Rate plus (b) an amount equal to the sum of the principal components of the amortization payments that would be due during the first year of a twenty-five (25) year amortization period if the Outstanding Amount were to be payable over a twenty-five (25) year amortization period in equal monthly payments of principal and interest at an interest rate equal to the Assumed Interest Rate.

“Prohibited Transaction” means any transaction described in section 406 of ERISA which is not exempt by reason of section 408 of ERISA or the transitional rules set forth in section 414(c) of ERISA and any transaction described in section 4975(c)(12) of the Code which is not exempt by reason of section 4975(c)(2) or section 4975(d) of the Code, or the transitional rules of section 2003(c) of ERISA.

“Properties” means, at any time, a collective reference to each of the facilities and real properties owned or leased by the Borrower or any of its Subsidiaries or in which any such party has an interest at such time; and “Property” means any one of such Properties.

“Property Information Packet” has the meaning specified in Section 6.21.

“Qualified Plan” means a pension plan (as defined in Section 3(2) of ERISA) intended to be tax-qualified under Section 401(a) of the Code and which any member of the Controlled Group sponsors, maintains, or to which it makes, is making or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding period covering at least five (5) plan years, but excluding any Multiemployer Plan.

“Rate Contracts” means interest rate and currency swap agreements, cap, floor and collar agreements, interest rate insurance, currency spot and forward contracts and other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

“REIT” means American Realty Capital Trust Inc., a Maryland corporation, which is the general partner of the Borrower.

“REIT Status” means, with respect to any Person, (a) the qualification of such Person as a real estate investment trust under Sections 856 through 860 of the Code, (b) the applicability to such Person and its shareholders of the method of taxation provided for in Sections 857 et seq. of the Code, and (c) the qualification and taxation of such Person as a real estate investment trust under analogous provisions of state and local law in each state and jurisdiction in which such Person owns property, operates or conducts business.

“Rents” means all rents, rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in an Insolvency Proceeding) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower, any Subsidiary Guarantor or any of their agents or employees from any and all sources arising from or attributable to any Borrowing Base Property, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of any Borrowing Base Property or rendering of services by Borrower, any Subsidiary Guarantor or any of their agents or employees and proceeds, if any, from business interruption or other loss of income insurance.

“Reportable Event” means any of the events set forth in section 4043(b) of ERISA or the regulations thereunder, a withdrawal from a Plan described in section 4063 of ERISA, a cessation of operations described in section 4068(f) of ERISA, an amendment to a Plan necessitating the posting of security under section 401(a)(29) of the Code, or a failure to make when due a payment required by section 412(m) of the Code and section 302(e) of ERISA.

“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its Property or to which the Person or any of its Property is subject.

“Requisite Lenders” means, as of any date of determination, Lenders holding at least 66-2/3% of the outstanding principal balance of the Loans, or, if there are no Loans outstanding, Lenders having at least 66-2/3% of the Aggregate Commitment.

“Reserve Requirement” shall mean, for any Interest Period, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion dollars against “Eurocurrency Liabilities” (as such term is used in said Regulation D).   In determining the Reserve Requirement, Agent shall take into account any transitional adjustment or phase-in provisions of the reserve requirements otherwise applicable to Eurocurrency Liabilities during the applicable Interest Period, and, in the event of any change or variation in the reserve requirements during the applicable Interest Period, Agent may use any reasonable averaging or attribution methods which it deems appropriate.  The determination by Agent of any applicable Reserve Requirement shall be conclusive, absent manifest error.  Failure by Agent to take into account the Reserve Requirement when calculating interest due with respect to the Loans shall not constitute, whether by course of dealing or otherwise, a waiver by Agent of its right to collect such amounts for any future period.

“Responsible Officer” means the President of the Borrower, or, with respect to financial matters, the Chief Financial Officer or Controller of the Borrower.

“Rolling 12-Month Cash Flow” shall mean for all Borrowing Base Properties for any fiscal quarter, the Net Operating Income from the Borrowing Base Properties for the twelve (12) month period ending on the last day of such quarter.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Single Purpose Entity” shall mean a Person (other than an individual, a government, or any agency or political subdivision thereof), which exists solely for the purpose of owning a Borrowing Base Property, conducts business only in its own name, does not engage in any business or have any assets unrelated to such Borrowing Base Property, does not have any indebtedness other than as permitted by this Agreement, has its own separate books, records, and accounts (with no commingling of assets) although it may file a consolidated income tax return with another Person, holds itself out as being a Person separate and apart from any other Person, and observes corporate and partnership formalities independent of any other entity.

“Solvency Certificate” means a certificate in the form attached hereto as Exhibit J whereby a Person represents and warrants as to its Solvency or as to the Solvency of any Subsidiary thereof.

“Solvent” means, as to any Person at any time, that (a) the fair value of the Property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code and, in the alternative, for purposes of the Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its Property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

“Stock” means all shares, options, warrants, interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Exchange Act).

“Subsidiary” means any corporation, association, partnership, joint venture, trust or other business entity of which more than fifty percent (50%) of the Stock or other equity or beneficial interests (in the case of Persons other than corporations) is owned or controlled directly or indirectly by Borrower, or one or more of the Subsidiaries of the Borrower, or a combination thereof.

“Subsidiary Guarantor” means each Subsidiary that is the owner of a Borrowing Base Property from time to time.  The initial Subsidiary Guarantors are described on Schedule 2.16 hereto.  Subsidiary Guarantors may be released as such as provided in Section 2.16 and Subsidiaries shall be added as Subsidiary Guarantors pursuant a Joinder Agreement delivered pursuant to Section 6.20.

“Subsidiary Guaranty” means the Guaranty made jointly and severally by the Subsidiary Guarantors (or joined in by any Subsidiary Guarantor pursuant to a Joinder Agreement) in favor of the Agent and the Lenders, substantially in the form of Exhibit G.

“Tangible Net Worth” means, as of any date of determination, the Borrower's net worth, as determined in accordance with GAAP (except that in determining the Borrower's net worth, the Indebtedness of the Borrower shall include the Borrower's share of the Indebtedness of any partnership or joint venture in which the Borrower directly or indirectly holds any interest plus any recourse or contingent obligations, directly or indirectly, of the Borrower with respect to any Indebtedness of such partnership or joint venture in excess of its proportionate share), exclusive of intangible assets such as good will, patents, tradenames, trade-marks, copyrights, franchises and other assets defined as “intangible assets” under GAAP, but including the fair value of any Leases determined in accordance with GAAP.

“Taxes” has the meaning specified in Section 3.01(a).

“Title Insurer” means a title insurance company acceptable to the Agent.

“Title Policy” for any Borrowing Base Property means an extended coverage ALTA Loan Policy issued by the Title Insurer and in form and substance satisfactory to the Agent in its discretion, which shall insure the lien of the Mortgage on such Borrowing Base Property as a valid first lien on the Borrower's fee simple estate therein (as well as on all rights and easements under any applicable reciprocal easement or similar agreement and all other appurtenant interests), subject to no exceptions other than Permitted Exceptions.  Unless otherwise approved by the Agent, each Title Policy shall be in the amount of the Commitments of all Lenders, and shall be reinsured with other companies and in such amounts as may be acceptable to the Agent in form and substance satisfactory to the Agent in its discretion.  Each Title Policy shall also include such endorsements as may be required by the Agent in its discretion, including, without limitation, each of the following endorsements:  (i) an endorsement relating to covenants, conditions and restrictions and encroachments; (ii) an endorsement insuring that such Borrowing Base Property has access to a specified physically open, dedicated and accepted public street; (iii) an endorsement insuring the priority of the assignment of leases and rents for such Borrowing Base Property; (iv) a variable rate endorsement; (v) a revolving credit endorsement; (vi) a tie-in endorsement; (vii) an environmental endorsement; and (viii) “last-dollar” endorsement.  Unless otherwise approved by the Agent, no Title Policy shall include an exception for bankruptcy, fraudulent conveyance or creditors' rights issues.  The Title Insurer shall not insure or endorse over any lien or other easement, whether based on an indemnity from the Borrower or otherwise, without the prior approval of the Agent.

“Total Assets” means the value of all assets of the Borrower as determined in accordance with GAAP.

“Total Indebtedness” means as of any date of determination, the Indebtedness of the Borrower, whether outstanding or available to be drawn, and shall include the Borrower's share of the Indebtedness of any partnership or joint venture in which the Borrower directly or indirectly holds any interest plus any recourse or contingent obligations, directly or indirectly, of the Borrower with respect to any Indebtedness of such partnership or joint venture in excess of its proportionate share.

“Total Mortgage Indebtedness” means the aggregate amount of Indebtedness of Borrower and any Subsidiary that is secured by Liens on the Properties of Borrower and the Subsidiaries.

“UCC” means the Uniform Commercial Code as in effect in any jurisdiction.

“Unfunded Pension Liabilities” means the excess of a Plan's benefit liabilities under section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used by the Plan's actuaries for funding the Plan pursuant to section 412 for the applicable plan year.

“Unhedged Interest Exposure” means the aggregate amount of Indebtedness of Borrower and any Subsidiary that is (a) secured by Liens on the Properties of Borrower and the Subsidiaries and (b) that provides for the payment by Borrower and the Subsidiaries of interest at a floating rate that is not subject to a Rate Contract.

“United States” and “U.S.” each mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.04(c)(i).

1.02       Other Definitional Provisions.

(a)           Defined Terms.  Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.  The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms.  Terms (including uncapitalized terms) not otherwise defined herein but defined in the UCC shall have the meanings set forth therein.

(b)           The Agreement.  The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and section, schedule and exhibit references are to this Agreement unless otherwise specified.

(c)           Certain Common Terms.

(i)            The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

(ii)           The term “including” is not limiting and means “including without limitation.”

(iii)          The term “ratably” means, at any time that Loans may be outstanding, in accordance with the amount of the outstanding Loans of the respective Lenders; and, at any time that no Loans are outstanding, in accordance with the outstanding Commitments of the respective Lenders.

(d)           Performance; Time.  Whenever any performance obligation hereunder (other than a payment obligation) is stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day.  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including”.  If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

(e)           Contracts.  Unless otherwise expressly provided herein, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

(f)            Laws.  References to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(g)           Captions.  The captions and headings of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

(h)           Independence of Provisions.  The parties acknowledge that this Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

1.03       Accounting Principles.

(a)           GAAP.  Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

(b)           Fiscal Year; Quarter.  References herein to “fiscal year” and “fiscal quarter” refer to such fiscal periods of the Borrower.

ARTICLE II

THE LOANS

2.01       Amounts and Terms of Commitments.

(a)           Loans.  Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make loans to the Borrower (each such loan, a “Loan” and all such loans collectively, the “Loans”), and to purchase participations in L/C Obligations, from time to time on any Business Day during the period from the Closing Date to the Maturity Date, in an aggregate amount not to exceed at any time the amount set forth opposite the Lender's name in Schedule 2.01 (such amount as the same may be reduced pursuant to Section 2.05 or reduced or increased as a result of one or more assignments pursuant to Section 10.08, the Lender's “Commitment”); provided, however, that, after giving effect to any Loan, the Outstanding Amount shall not exceed the then applicable Borrowing Base.  Within the foregoing limitations, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(a), repay or prepay pursuant to Section 2.06 and reborrow pursuant to this Section 2.01(a).

(b)           Use of Proceeds.  The Borrower shall use the proceeds of all Loans for the acquisition of new Properties or the financing of existing Properties, all to be leased to Investment Grade Tenants and Non-Investment Grade Tenants pursuant to Net Leases.

2.02           Notes.  The Loans made by each Lender shall be evidenced by a Note payable to the order of that Lender in an amount equal to its Commitment.  Each Lender shall endorse on the schedules annexed to its Note, the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Borrower with respect thereto.  Each Lender is irrevocably authorized by the Borrower to endorse its Note, and each Lender’s record shall be conclusive absent manifest error; provided, however, that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Borrower hereunder or under any such Note to such Lender.

2.03       Procedure for Borrowing.

(a)           Borrowing Notice.  Each Loan shall be made upon the irrevocable written notice (including notice via email confirmed immediately by a telephone call) of the Borrower in the form of a Borrowing Notice, as follows:

(i)          Timing of Notice.  Each Borrowing Notice shall be submitted to and received by the Agent prior to 11:00 a.m. (New York time) at least three (3) Business Days prior to the specified borrowing date.

(ii)         Contents of Notice.  Each Borrowing Notice shall set forth the following information with respect to the Loan subject thereto:

(A)           a single, specific borrowing date, which shall be a Business Day;

(B)           a single, exact amount for the Loan, which shall be in an aggregate minimum principal amount of $1,000,000 or any multiple of $100,000 in excess thereof;

(C)           a description of the intended use of the proceeds; and

(D)           a certification that the Borrower is in full compliance with all covenants contained herein and that no Default or Event of Default exists under the Loan Documents.

(b)           Notice to Lenders.  Upon receipt of a Borrowing Notice conforming with the terms of Section 2.03(a), the Agent shall promptly notify each Lender thereof and of the amount of such Lender's Commitment Percentage of the Loan described therein.

(c)           Funding of Commitment.  Each Lender shall make the amount of its Commitment Percentage of the Loan described in any Borrowing Notice available to the Agent for the account of the Borrower at the Payment Office by 12:00 p.m. (New York time) on the borrowing date specified therein in funds immediately available to the Agent.  Unless any applicable condition specified in Article IV has not been satisfied, such funds shall then be made available to the Borrower by the Agent at such office by crediting the account of the Borrower with the aggregate of the amounts made available to the Agent by the Lenders (in like funds as received by the Agent).

(d)           Frequency of Borrowings.  No more than three (3) Borrowing Notices may be given in any calendar month.

2.04       Letter of Credit Borrowings.

(a)          The Letter of Credit Commitment.

(i)           Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.04, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Outstanding Amount shall not exceed the Aggregate Commitment, (y) the aggregate Outstanding Amount of the Loans of any Lender, plus such Lender’s Commitment Percentage of the Outstanding Amount of all L/C Obligations, shall not exceed such Lender’s Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit.  Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed and terminated.

(ii)           The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A)           any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing the Letter of Credit, or any applicable laws or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B)           the issuance of the Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C)           except as otherwise agreed by the Agent and the L/C Issuer, the Letter of Credit is in an initial stated amount less than $100,000; or

(D)           such Letter of Credit is to be denominated in a currency other than Dollars.

(iii)         The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form (or as so extended) under the terms hereof.

(iv)         The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(v)          The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b)          Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)           Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower.  Such Letter of Credit Application must be received by the L/C Issuer and the Agent not later than 11:00 a.m. at least five (5) Business Days (or such later date and time as the Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may reasonably require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may reasonably require.  Additionally, the Borrower shall furnish to the L/C Issuer and the Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Agent may reasonably require.

(ii)           Within five (5) Business Days following receipt of any Letter of Credit Application, the L/C Issuer shall confirm with the Agent (by telephone or in writing) that the Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer shall provide the Agent with a copy thereof.  Unless the L/C Issuer has received written notice from any Lender or the Agent, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices.  Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Commitment Percentage times the amount of such Letter of Credit.

(iii)         If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.04(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Agent that the Required Lenders have elected not to permit such extension or (2) from the Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv)         Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer shall also deliver to the Borrower and the Agent a true and complete copy of such Letter of Credit or amendment.

(c)           Drawings and Reimbursements; Funding of Participations.

(i)           Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Agent thereof.  Not later than 11:00 a.m. on the first Business Day following the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Agent in an amount equal to the amount of such drawing.  If the Borrower fails to so reimburse the L/C Issuer by such time, the Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Commitment Percentage thereof.  In such event, the Borrower shall be deemed to have requested a Loan to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.03 for the principal amount of Loans, but subject to the amount of the unutilized portion of the Aggregate Commitment and the conditions set forth in Section 4.02 (other than the delivery of a Borrowing Notice).  Any notice given by the L/C Issuer or the Agent pursuant to this Section 2.04(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)          Each Lender shall upon any notice pursuant to Section 2.04(c)(i) make funds available (and the Agent may apply cash collateral provided for this purpose) for the account of the L/C Issuer at the Agent’s Office in an amount equal to its Commitment Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Agent, whereupon, subject to the provisions of Section 2.04(c)(iii), each Lender that so makes funds available shall be deemed to have made a Loan to the Borrower in such amount.  The Agent shall remit the funds so received to the L/C Issuer.

(iii)         With respect to any Unreimbursed Amount that is not fully refinanced by a Loan because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Lender’s payment to the Agent for the account of the L/C Issuer pursuant to Section 2.04(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.04.

(iv)         Until each Lender funds its Loan or L/C Advance pursuant to this Section 2.04(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Commitment Percentage of such amount shall be solely for the account of the L/C Issuer.

(v)          Each Lender’s obligation to make Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.04(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrowing Notice).  No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)         If any Lender fails to make available to the Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through the Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be.  A certificate of the L/C Issuer submitted to any Lender (through the Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.  Nothing contained in this Section 2.04(c)(vi) shall be deemed or otherwise construed to impose any additional liability upon Borrower for any default by any Lender in the performance of its obligations under this Section 2.04(c).

(d)          Repayment of Participations.

(i)           At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.04(c), if the Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise), the Agent shall distribute to such Lender its Commitment Percentage thereof in the same funds as those received by the Agent.

(ii)          If any payment received by the Agent for the account of the L/C Issuer pursuant to Section 2.04(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Agent for the account of the L/C Issuer its Commitment Percentage thereof on demand of the Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)           Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)           any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)          the existence of any claim, counterclaim, setoff, defense or other right that the REIT, the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)         any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any material respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)         any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; provided that the payment by the L/C Issuer does not constitute gross negligence of the L/C Issuer; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any Insolvency Proceeding; or

(v)         any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower shall immediately notify the L/C Issuer.  The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)           Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the L/C Issuer, the Agent, any of their respective Affiliates nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document.  The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the L/C Issuer, the Agent, any of their respective Affiliates nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.04(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g)          Letter of Credit Fees.  The Borrower shall pay to the Agent for the account of each Lender in accordance with its Commitment Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to one and one half percent (1.5%) times the daily amount available to be drawn under such Letter of Credit.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 2.04(j).  Letter of Credit Fees shall be due and payable upon the issuance of the Letter of Credit.  Notwithstanding anything to the contrary contained herein, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(h)          Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to Letters of Credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(i)           Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(j)           Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

2.05         Voluntary Termination or Reduction of Commitments.  The Borrower may, upon not less than five (5) Business Days' prior notice to the Agent, terminate the Aggregate Commitment or permanently reduce the Aggregate Commitment by an aggregate minimum amount of $1,000,000 or an integral multiple of $100,000 in excess thereof; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the Outstanding Amount would exceed the amount of the Aggregate Commitment or Borrowing Base then in effect and, provided, further, that once reduced in accordance with this Section 2.05, the Aggregate Commitment may not be increased.  Any reduction of the Aggregate Commitment shall be applied to each Lender's Commitment in accordance with such Lender's Commitment Percentage.  If the Commitments are terminated in their entirety, all accrued commitment fees under Section 2.11(b) to, but not including, the effective date of such termination shall be payable on the effective date of such termination.

2.06         Optional Prepayments.  Subject to Section 3.04, the Borrower may, at any time and from time to time, without premium or penalty, ratably prepay Loans in whole or in part, in an aggregate minimum amount of $500,000 or an integral multiple of $100,000 in excess thereof, upon at least three (3) Business Days' prior notice.  Such notice of prepayment shall specify (i) the amount of such prepayment, and (ii) the date of such prepayment, which shall be a Business Day.  Such notice shall not thereafter be revocable by the Borrower, and the Agent shall promptly notify each Lender thereof and of such Lender's Commitment Percentage of such prepayment.  If a prepayment notice is given, the payment amount specified therein shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid and any amounts required to be paid pursuant to Section 3.04.

2.07         Mandatory Prepayments of Loans.  If at any time the Outstanding Amount exceeds the then applicable Borrowing Base, the Borrower shall, within ten (10) days thereafter, prepay Loans in an amount sufficient to reduce the Outstanding Amount to the then applicable Borrowing Base.  In addition, if at any time Borrower is not in compliance with the covenants contained in Sections 7.16(e) and (f), then Borrower shall, within thirty (30) days thereafter, prepay Loans in an amount sufficient to cause Borrower to comply with such covenants.

2.08         Application of Proceeds.  Any prepayments pursuant to Section 2.06 or Section 2.07 made by the Borrower shall be applied first to any outstanding interest due on the Loans, then to any outstanding principal due on the Loans.

2.09        Maturity Date; Extension of Maturity Date.

(a)          Initial Maturity Date.  Subject to extension pursuant to the terms and conditions set forth in clause (b) of this Section 2.09 and subject to the provisions of clause (c) of this Section 2.09, the Borrower shall cause the Obligations (including, without limitation, all outstanding principal and interest on the Loans and all fees, costs and expenses due and owing under the Loan Documents) to be Fully Satisfied on the Maturity Date.

(b)          Extended Maturity Date Option.  Not less than forty-five (45) days prior to the original Maturity Date, the Borrower may request in writing that the Agent extend the term of this Agreement (if not previously terminated) to January 31, 2014 (the end of such period being the “Extended Maturity Date”).  Each Lender agrees that the Maturity Date of the Loans shall be extended following such a request from the Borrower subject to satisfaction of the following terms and conditions:

(i)           no Default or Event of Default shall have occurred and be continuing on the date of such extension and after giving effect thereto;

(ii)          the Outstanding Amount shall be less than the Borrowing Base; and

(iii)         the Borrower shall, at the original Maturity Date, pay to the Agent (for the pro rata benefit of the Lenders based on their respective Commitment Percentage as of such date) an extension fee equal to 0.25% of the Aggregate Commitment.

(c)          Additional Conditions for Extension.  In connection with such extension, and as further conditions thereto:

(i)           The Borrower shall deliver to the Agent a Solvency Certificate executed on behalf of the Borrower and each of the Subsidiary Guarantors (with respect to the Solvency of the Borrower and each Subsidiary Guarantor both before and after giving effect to such extension) and a certificate of the Borrower and each Subsidiary Guarantor dated as of the original Maturity Date signed by a Responsible Officer (A) certifying and attaching the resolutions adopted by such Person approving or consenting to such extension and updated financial projects for the Borrower and the REIT through the Extended Maturity Date and (B) certifying that, before and after giving effect to such extension, (1) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the original Maturity Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (2) no Default or Event of Default exists;

(ii)          The Borrower and each of the Subsidiary Guarantors shall deliver to the Agent such reaffirmations of their respective obligations under the Loan Documents (after giving effect to the extension), and acknowledgments and certifications that they have no claims, offsets or defenses with respect to the payment or performance of any of the Obligations, including, without limitation, (A) if reasonably requested by Agent, an agreement supplementing each of the Mortgages to reflect the extension and reaffirming the Mortgages after giving effect to such extension, executed by each Subsidiary Guarantor and in form for; (B) reaffirmations of each of the Subsidiary Guaranties; all of which shall be in form and substance satisfactory to the Agent and (C) a reaffirmation of the Contribution Agreement, executed by each Subsidiary Guarantor; all of which shall be in form and substance satisfactory to the Agent;

(iii)         If reasonably requested by Agent, the title insurance company that issued the Title Policies shall have recorded the agreements supplementing the Mortgages, and shall have issued such endorsements to the Title Policies and reinsurance agreements to the effect that the validity and priority of the Mortgages insured thereunder have not been and will not be impaired by such extension, and confirming the priority of each Mortgage, as supplemented, over all matters other than Permitted Exceptions (including, without limitation, over all mechanics’ and materialmen’s liens); and

(iv)        The Borrower shall have paid any costs or expenses incurred by the Agent with respect to such extension and the documents to be delivered in connection therewith.

(d)          Satisfaction of Obligations Upon Acceleration.  Notwithstanding anything contained herein or in any other Loan Document to the contrary, to the extent any of the Obligations are accelerated pursuant to the terms hereof, the Borrower shall, immediately upon the occurrence of such acceleration, cause such accelerated Obligations to be Fully Satisfied.

2.10        Interest.

(a)          Rates.  Subject to Section 2.10(c), each Loan shall bear interest on the outstanding principal amount thereof from the date such Loan is made until the date such Loan is repaid, at a rate per annum equal to the LIBOR Rate plus the Applicable Margin.  Not less than five (5) Business Days prior to the first day of each Interest Period, Borrower shall provide Agent with written notice of whether it elects a one-month or three-month LIBOR Base Rate for such Interest Period.  If Borrower fails to make any such election, the interest rate for such Interest Period shall automatically be based on a one-month LIBOR Base Rate.

(b)          Payment Dates.  Interest on each Loan for each Interest Period shall be payable in arrears on each Interest Payment Date and the Maturity Date.  Interest shall also be payable on the date of any prepayment of Loans pursuant to Section 2.06 or Section 2.07 for the portion of the Loans so prepaid.  During the existence of any Event of Default, interest shall be payable on demand.

(c)          Default Rates.  While any Event of Default exists or after acceleration, and after as well as before any entry of judgment thereon, the Borrower shall pay interest (after as well as before judgment to the extent permitted by law) on all outstanding Obligations at a rate equal to (a) twenty-four percent (24%) per annum if any monetary Event of Default has occurred and is continuing or (b) twelve percent (12%) if only non-monetary Events of Default have occurred and are continuing (as applicable, the “Default Rate”).

(d)          Limitations for Applicable Law.  Anything herein to the contrary notwithstanding, payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payments by the respective Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Lender, and in such event the Borrower shall pay such Lender interest at the highest rate permitted by applicable law.

2.11       Fees.

(a)          Facility Fees.  Upon the due execution and delivery of this Agreement by the Borrower, the Agent and each of the Lenders which are the initial Lenders party to this Agreement, the Borrower shall pay to each such Lender an amount equal to 0.5% of such Lender's Commitment as a facility fee, in each case for the recipient's own account.

(b)          Commitment Fees.  Commencing on the date hereof, the Borrower shall pay to the Agent for the account of each Lender ratably a commitment fee on the average daily unused portion of such Lender's Commitment equal to 0.25% per annum.  Such commitment fee shall be due and payable in arrears quarterly on the last Business Day of each March, June, September, and December (commencing on September 30, 2010) and on the Maturity Date.

2.12       Computation of Fees and Interest.

(a)          Computation Period.  All computations of fees and interest under this Agreement shall be made on the basis of a 360-day year and actual days elapsed.  Interest and fees shall accrue during each Interest Period for which interest or fees are computed from the first day thereof to the last day thereof.

(b)          Notice.  The Agent shall, with reasonable promptness, notify the Borrower and the Lenders of each determination of a LIBOR Rate, provided that no failure to do so shall relieve the Borrower of any obligation hereunder.  Any change in the interest rate on a Loan resulting from a change in the Reserve Requirement shall become effective as of the opening of business on the day on which such change becomes effective.  The Agent shall with reasonable promptness notify the Borrower and the Lenders of the effective date and the amount of each such change, provided that no failure to do so shall relieve the Borrower of any obligation hereunder.  Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

2.13       Payments by the Borrower.

(a)          Terms of Payments.  All payments (including prepayments) to be made by the Borrower on account of principal, interest, fees and other amounts required hereunder shall be made without setoff or counterclaim and shall, except as otherwise expressly provided herein, be made to the Agent for the ratable account of the Lenders at the Payment Office, in dollars and in immediately available funds, no later than 3:00 p.m. (New York time) on the date specified herein.  The Agent shall promptly distribute to each Lender its Commitment Percentage (or other applicable share as expressly provided herein) of such principal, interest, fees or other amounts (in like funds as received).  Any payment which is received by the Agent later than 3:00 p.m. (New York time) shall be deemed to have been received on the immediately succeeding Business Day, and any applicable interest or fee shall continue to accrue.  Notwithstanding the forgoing, all monthly interest payments shall be made by automatic debit on each Interest Payment Date from account number 7047580255 established by Borrower at Capital One, or other accounts maintained at Capital One in which Borrower maintains balances sufficient to pay the monthly interest payments (collectively, the “Borrower Accounts”).

(b)          Business Days.  Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

(c)          Reliance of Agent on Payments by the Borrower.  Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date, and the Agent may (but shall not be required to), in reliance upon such assumption, cause to be distributed to each Lender on such due date the amount then due such Lender.  If and to the extent the Borrower shall not have made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate as in effect for each such day.

(d)          Late Payment Charge.  If Borrower shall fail to make any payment due hereunder or under the terms of any Note (other than the payment of principal due on the Maturity Date) (and if sufficient funds are not on deposit in the Borrower Accounts to make such payment), Borrower shall pay to the Agent for the account of the Lenders to whom such payment is due on demand a late charge equal to four percent (4%) of such payment.  This “late charge” is imposed for the purpose of defraying the expenses of a Lender incident to handling such late payment.  This charge shall be in addition to, and not in lieu of, any other remedy the Agent or the Lenders may have and is in addition to any fees and charges of any agents or attorneys which Agent or Lenders may employ upon the occurrence of a Default or Event of Default.

2.14       Payments by the Lenders to the Agent.

(a)          Reliance of Agent on Payments by the Lenders.  Unless the Agent shall have received notice from a Lender on the Closing Date or, with respect to each borrowing after the Closing Date, at least one (1) Business Day prior to the date of any proposed borrowing, that such Lender will not make available to the Agent for the account of the Borrower the amount of that Lender's Commitment Percentage of the Loan to be funded on such date, the Agent may assume that each Lender has made such amount available to the Agent on the borrowing date, and the Agent may (but shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount on such date.  If and to the extent any Lender shall not have made its full amount available to the Agent and the Agent in such circumstances has made available to the Borrower such amount, that Lender shall on the next Business Day following the date of such borrowing make such amount available to the Agent, together with interest at the Federal Funds Rate for and determined as of each day during such period.  A certificate of the Agent submitted to any Lender with respect to amounts owing under this Section 2.14(a) shall be conclusive, absent manifest error.  If such amount is so made available, such payment to the Agent shall constitute such Lender's Loan (as of the date of the borrowing) for all purposes of this Agreement.  If such amount is not made available to the Agent on the next Business Day following the borrowing date, the Agent shall notify the Borrower of such failure to fund and, upon demand by the Agent, the Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such borrowing.

(b)          Obligations of Agent; Lender.  The failure of any Lender to make any Loan on any date of borrowing shall not relieve any other Lender of any obligation hereunder to make a Loan on the date of such borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any borrowing.

2.15        Sharing of Payments, Etc.  If, other than as expressly contemplated elsewhere herein, any Lender shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through  exercise of any right of setoff, or otherwise) in excess of its Commitment Percentage of payments on account of the Loans obtained by all the Lenders, such Lender shall forthwith (a) notify the Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid thereto together with a percentage (calculated by dividing (i) the amount of such paying Lender's required repayment by (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.  The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all of such purchasing Lender's rights of payment (including the right of setoff, but subject to Section 10.08) with respect to such participation as fully as if such purchasing Lender were the direct creditor of the Borrower in the amount of such participation.  The Agent shall keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this Section 2.15 and shall in each case notify the Lenders following any such purchases.

2.16        Security; Additions  to and Release of Borrowing Base Properties.

(a)          Additions of Borrowing Base Properties.  As of the Closing Date, the Borrowing Base Properties hereunder shall be the Borrowing Base Properties listed on Schedule 2.16.  Additional Properties may be offered by the Borrower for inclusion as additional Borrowing Base Properties hereunder only in accordance with the following (and any other applicable terms and conditions contained in this Agreement):

(i)           Request for Addition of Borrowing Base Properties.  The Borrower from time to time may request that any Property that satisfies the criteria set forth in clauses (b), (c), (d), (e), (f), (g) and (h) set forth in the definition of the term “Borrowing Base Property” (a “Nominated Property”), be accepted as Collateral and included as a Borrowing Base Property by delivering to Agent a written request therefor.  Within ten (10) Business Days following the receipt of the Borrower’s request, Agent shall order an Appraisal of such Property, which shall be performed at the Borrower’s expense.

(ii)          Due Diligence Review of Nominated Property.  In order to assist Agent in its evaluation of such Nominated Property, the Borrower shall at its expense provide the Agent with the following due diligence materials and information with respect to any Nominated Property:

(A)          a commitment for a Title Policy with respect to the Nominated Property meeting the requirements set forth in clause (b) of the definition of “Borrowing Base Deliverables;”

(B)          a survey meeting the requirements set forth in clause (c) of the definition of “Borrowing Base Deliverables;”

(C)          property condition, engineering, soils and other reports, if required, evidence as to the status of such Nominated Property as a Flood Hazard Property, an environmental site assessment and other reports, studies and evidence meeting the requirements set forth in clauses (d), (i), (j), (k) and if applicable (m) of the definition of “Borrowing Base Deliverables;”

(D)          copies of all Leases with respect to such Nominated Property and estoppel certificates and subordination, non-disturbance and attornment agreements that meet the requirements set forth in clause (e) of the definition of “Borrowing Base Deliverables;”

(E)           if the Nominated Property is subject to a ground lease, copies of the ground lease along with the other materials relating thereto meeting required pursuant to clause (f) of the definition of “Borrowing Base Deliverables;”

(F)           evidence of the ability of the Borrower to provide insurance in compliance with the requirements set forth in clause (g) of the definition of “Borrowing Base Deliverables;”

(G)          UCC searches with respect to the existing or proposed owner or lessor of the Nominated Property;

(H)          copies of permanent and unconditional certificates of occupancy for such Nominated Property, if available;

(I)            identification of the Subsidiary that owns or will be acquiring such property, together with such Organizational Documents, financial information and other information with respect to such Subsidiary as the Agent may reasonably request;

(J)           current, certified rent roll and other reports of the financial and operating results (for the most recent 12-month period) and projections for the Nominated Property in such format as the Agent may reasonably require;

(K)          in the case of an acquisition, a copy of the purchase and sale agreement(s) by which the owner will acquire the fee title to, or ground lease interest in, the Nominated Property; and

(L)          such other Borrowing Base Deliverables, evidence of the satisfaction with respect to such Nominated Property of the requirements set forth in the definition of “Borrowing Base Property,” and other items pertaining to the Nominated Property as the Agent may reasonably request.

The Agent shall review the foregoing materials and endeavor to notify the Borrower and the Lenders within fifteen (15) days of receipt of all of the items described in clauses (A) through (L) above and receipt of the Appraisal described in Section 2.16(a)(iii)(A) whether it is willing to accept the applicable Nominated Property as a Borrowing Base Property, which acceptance shall be in the Agent’s discretion and shall also be subject to the satisfaction of the conditions set forth in Section 2.16(a)(iii).   All reasonable costs and expenses incurred by the Agent in reviewing the due diligence materials described above, and in connection with the consideration of a Nominated Property, and in documenting the addition of such Nominated Property as a Borrowing Base Property, shall be for the account of the Borrower.

(iii)         Conditions to Addition of Nominated Property as a Borrowing Base Property.  Each of the following conditions must be satisfied prior to any Nominated Property becoming a Borrowing Base Property hereunder:

(A)          Appraisal.  The Agent shall have received and reviewed an Appraisal for the Nominated Property that meets the requirements of clause (h) of the definition of “Borrowing Base Deliverables.”

(B)          Guaranty and Collateral Documents.  The Borrower shall have caused the applicable Subsidiary Guarantor to deliver, to the Agent, at the Borrower’s sole expense, a Subsidiary Guarantor and Collateral Documents meeting the requirements of clause (a) of the definition of “Borrowing Base Deliverables,” a Solvency Certificate executed on behalf of such wholly-owned Subsidiary and the Borrower and each other Subsidiary Guarantor that will remain obligated under the Loan Documents and such updates to the Schedules attached hereto as would be required to reflect the addition of such Nominated Property as a Borrowing Base Property or the addition of such Subsidiary as a Subsidiary Guarantor.  In addition, all actions shall have been taken consistent with clause (l) of the definition of “Borrowing Base Deliverables” in order to create a valid first and subsisting Lien on the property described in the Mortgage encumbering such Nominated Property.

(C)          Title Assurances.  The Agent shall have received confirmation satisfactory to the Agent of the effectiveness of a Title Policy for such new Borrowing Base Property meeting the requirements of clause (b) of the definition of “Borrowing Base Deliverables.”

(D)          Insurance.  The Borrower shall have provided, or caused to be provided, to the Agent the insurance policies required for such Nominated Property meeting the requirements of clause (g) of the definition of “Borrowing Base Deliverables,” together with evidence of the payment of premiums therefor that are then due and payable.

(E)          Legal Opinions.  The Borrower shall have delivered to the Agent, if required by the Agent, such opinions of counsel as to such wholly-owned Subsidiary and the Mortgage and other Collateral Documents for such Borrowing Base Property as may be consistent with the types and forms of legal opinions delivered with respect to such matters as were delivered prior to the initial borrowing hereunder, including, without limitation, any local-counsel opinion requested by the Agent.

(F)          Officer’s Certificate.  The Borrower shall have delivered to the Agent an officer’s certificate certifying (i) that no Default has occurred and is continuing; (ii) that the conditions precedent set forth in Section 2.16(a)(iii) have been satisfied; (iii) that all financial and operating information delivered to the Agent pursuant to Section 2.16(a)(ii) is complete and correct in all material respects; (iv) that all representations and warranties relating to Subsidiary Guarantors and Borrowing Base Properties set forth in this Agreement are true and correct as to the wholly-owned subsidiary that is the owner of such Nominated Property and as to such Nominated Property as of the date on which it is to be added as a Borrowing Base Property; that such Nominated Property complies with all covenants set forth herein as of such date; and (v) in the case of an acquisition, the purchase price for the Nominated Property, upon which the Agent and the Lenders shall be entitled to rely.

(G)          Disbursements.  The Borrower shall have paid all reasonable costs and expenses incurred by the Agent in reviewing the due diligence materials described above, and in connection with the consideration of a Nominated Property, and in documenting the addition of such Nominated Property as a Borrowing Base Property, including Attorney Costs.

(H)          Affirmation.  The Borrower and each Subsidiary Guarantor shall have reaffirmed its obligations under each Loan Document to which it is a party, in form and substance satisfactory to the Agent.

(iv)        Timing of Inclusion of New Borrowing Base Property; Requirements for Agent Approval.  Notwithstanding anything to the contrary contained herein, (A) no Property shall be added as a Borrowing Base Property (or treated as such) unless such property is nominated as a Nominated Property pursuant to Section 2.16(a)(i), is approved for inclusion as a Borrowing Base Property pursuant to Sections 2.16(a)(ii), and satisfies the conditions for inclusion as a Borrowing Base Property pursuant to Sections 2.16(a)(iii).  Promptly upon such Property being added as a Borrowing Base Property, the Agent shall notify the Borrower and the Lenders thereof.

(v)         Appraisals; Third Party Reports.  The Borrower shall, and shall cause the applicable Subsidiary Guarantor to, cooperate with the appraisers performing any Appraisal and other service providers providing reports with respect to the Nominated Property, including by providing the appraisers and other service providers with access to the Nominated Property and the books and records of the Borrower or such Subsidiary Guarantor related thereto.

(b)          Notwithstanding anything contained herein to the contrary, to the extent any Property previously-qualifying as a Borrowing Base Property ceases to meet the criteria for qualification as such, such property shall be immediately removed from all financial covenant and Borrowing Base-related calculations contained herein.  Any such property shall immediately cease to be a “Borrowing Base Property” hereunder, Schedule 2.16 attached hereto shall be deemed to have been immediately amended to remove such Property from the list of Borrowing Base Properties and the Borrower shall be required, within five (5) Business Days after such property ceases to qualify as a Borrowing Base Property, to satisfy all of the conditions set forth in clauses (A) through (C) of Section 2.16(c) with respect to the release of such Borrowing Base Property.

(c)          Except as set forth in this Section 2.16(c), or unless the Obligations (other than inchoate indemnity obligations) have been Fully Satisfied, neither the Borrower nor any Subsidiary Guarantor shall have the right to obtain the release of any Borrowing Base Property from the Lien of the Loan Documents, and no repayment or prepayment of any portion of the Loan shall cause or otherwise result in, the release of the Lien of any Mortgage on any Borrowing Base Property or any other Collateral.

(i)           At any time following the Closing Date, the Borrower on one or more occasions may obtain, and the Agent shall take such actions as are necessary to effectuate pursuant to this Section 2.16(c)(i), the release of the entirety of any Borrowing Base Property from the Lien of the Mortgages (and related Loan Documents) thereon and the release of the Borrower’s and the respective Subsidiary Guarantor’s obligations under the Loan Documents with respect to such Borrowing Base Property (other than those which expressly survive repayment, including, but not limited to, those set forth in the Environmental Indemnity Agreement), upon satisfaction of each of the following conditions:

(A)         The Borrower shall submit to the Agent (on behalf of the Lenders), by 1:00 p.m., at least ten (10) days prior to the date of the proposed release, written notice of its election to obtain such release (which notice shall include a certification by a Responsible Officer that the proposed release complies with all of the conditions set forth in Section 2.16(c)(i)), a Solvency Certificate executed on behalf of the Borrower and each of the Subsidiary Guarantors that will remain obligated under the Loan Documents after giving effect to such release (with respect to the Solvency of the Borrower and each Subsidiary Guarantor both before and after giving effect to such release), a Compliance Certificate with respect to such removal in accordance with the terms of Section 6.02 hereof after giving effect to such release, together with the form or forms for a release of Lien and related Loan Documents for such Borrowing Base Property for execution by the Agent, which the Agent shall execute and deliver to the applicable Subsidiary Guarantor, for recordation upon satisfaction of all conditions set forth in this Section 2.16(c)(i).  Such release shall be in a form appropriate for recordation in each jurisdiction in which the applicable Borrowing Base Property is located and reasonably satisfactory to the Agent and its counsel;

(B)          If after giving effect to such release, the Outstanding Amount would exceed the Borrowing Base, then the Borrower shall, prior to the effectiveness of such release, make a prepayment in the amount of such excess pursuant to Section 2.06; the minimum increment requirements of Section 2.06 shall not apply to a prepayment made in accordance with this Section 2.16(c)(i)(B); and

(C)          No Default or Event of Default shall exist at the time of the Borrower’s request or on the date of the proposed release or after giving effect thereto (other than a Default that would be cured by effectuating such release).

(ii)          Upon satisfaction of the foregoing conditions with respect to the release of a Borrowing Base Property including a release pursuant to Section 2.16(b), (i) Schedule 2.16 shall be immediately amended to remove such Property from the list of Borrowing Base Properties, and such Property shall no longer be considered a “Borrowing Base Property” for purposes of this Agreement or the other Loan Documents (except for purposes of those indemnification obligations and other covenants which, by their terms, expressly survive any such release); (ii) all Liens in favor of the Agent or the Lenders on such Property shall be released promptly by the Agent pursuant to Section 2.16(c)(i)(A); and (iii) if the Subsidiary that owns such Property no longer owns any Property qualified as a Borrowing Base Property, such Subsidiary shall no longer be a Subsidiary Guarantor hereunder and Schedule 2.16 shall be amended to reflect the removal of such Subsidiary as a Subsidiary Guarantor (except for purposes of those indemnification obligations and other covenants which, by their terms, expressly survive any such removal).  It is understood and agreed that no such release shall affect any covenants or other provisions of the Loan Documents that apply to such released Subsidiary as a “Subsidiary” or “Affiliate” or impair or otherwise adversely affect the Liens, security interests and other rights of the Agent or the Lenders under the Loan Documents not being released (or as to the parties to the Loan Documents and Borrowing Base Properties subject to the Loan Documents not being released).

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01        Taxes.

(a)          Subject to Section 3.01(g), any and all payments by the Borrower to the Agent or the Lenders under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding such taxes (including income taxes or franchise taxes) as are imposed on or measured by the recipient's net income by the jurisdiction under the laws of which the recipient is organized or maintains a Lending Office, or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”).

(b)          In addition, the Borrower shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, recordation or registration of, or otherwise with respect to, this Agreement or any other Loan Documents (hereinafter referred to as “Other Taxes”).

(c)          Subject to Section 3.01(g), the Borrower shall indemnify and hold harmless the Agent and each Lender for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.01) paid by the Agent or such Lender and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.  Payment under this indemnification shall be made within thirty (30) days from the date the Agent or any Lender makes written demand therefor.

(d)          If the Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to the Agent or any Lender, then, subject to Section 3.01(g):

(i)           the sum payable shall be increased as necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the Agent or such Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made;

(ii)          the Borrower shall make such deductions; and

(iii)         the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(e)          Within thirty (30) days after the date of any payment by the Borrower of Taxes or Other Taxes, the Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

(f)           Each Lender which is a foreign person (i.e., a person other than a United States person for United States Federal income tax purposes) agrees that:

(i)           such Lender shall, no later than the Closing Date (or, in the case of a Lender which becomes a party hereto pursuant to Section 10.08 after the Closing Date, the date upon which such Lender becomes a party hereto), deliver to the Borrower through the Agent two (2) accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto (“Form 4224”), or two (2) accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto (“Form 1001”), as appropriate, in each case indicating that the Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax;

(ii)          if at any time such Lender makes any changes necessitating a new form, such Lender shall with reasonable promptness deliver to the Borrower through the Agent in replacement for, or in addition to, the forms previously delivered by such Lender hereunder, two (2) accurate and complete signed originals of Form 4224, or two (2) accurate and complete signed originals of Form 1001, as appropriate, in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax;

(iii)         such Lender shall, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in (ii) above) requiring a change in or renewal of the most recent Form 4224 or Form 1001 previously delivered by such Lender, deliver to the Borrower through the Agent two (2) accurate and complete original signed copies of Form 4224 or Form 1001, as appropriate, in replacement of the forms previously delivered by such  Lender; and

(iv)        such Lender shall, promptly upon the Borrower's reasonable request to that effect, deliver to the Borrower such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes.

(g)          The Borrower shall not be required to pay any additional amounts in respect of United States Federal or state income tax pursuant to Section 3.01(d) to any Lender for the account of any Lending Office of such Lender:

(i)           if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with its obligations under Section 3.01(f) in respect of such Lending Office;

(ii)          if such Lender shall have delivered to the Borrower a Form 4224 in respect of such Lending Office pursuant to Section 3.01(f), and such Lender shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Borrower hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 4224; or

(iii)         if the Lender shall have delivered to the Borrower a Form 1001 in respect of such Lending Office pursuant to Section 3.01(f), and such Lender shall not at any time be entitled to reduction, partial exemption or exemption from deduction or withholding of United States federal income tax in respect of payments by the Borrower hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 1001.

(h)          If, at any time, the Borrower requests any Lender to deliver any forms or other documentation pursuant to Section 3.01(f)(iv), then the Borrower shall, on demand of such Lender through the Agent, reimburse such Lender for any costs and expenses (including Attorney Costs) reasonably incurred by such Lender in the preparation or delivery of such forms or other documentation.

(i)           If the Borrower is required to pay additional amounts to the Agent or any Lender pursuant to Section 3.01(d), then such Lender shall use its reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Borrower which may thereafter accrue if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

3.02        Illegality.

(a)          If any Lender shall determine that the introduction of any Requirement of Law or any change therein or in the interpretation or administration thereof has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for such Lender or its Lending Office to make Loans, then, on notice thereof by such Lender to the Borrower through the Agent, the obligation of such Lender to make Loans shall be suspended until such Lender shall have notified the Agent and the Borrower that the circumstances giving rise to such determination no longer exist.

(b)          If any Lender shall reasonably determine that it is unlawful to maintain any Loan, the Borrower shall prepay in full all Loans of such Lender then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if such Lender may lawfully continue to maintain such Loans to such day, or immediately if such Lender may not lawfully continue to maintain such Loans, together with any amounts required to be paid in connection therewith pursuant to Section 3.04.

3.03        Increased Costs and Reduction of Return.

(a)          If any Lender shall in good faith reasonably determine that, due to either (i) the introduction of or any change in any Requirement of Law or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or of making, funding or maintaining any Loans hereunder, then the Borrower shall be liable for, and shall from time to time, upon demand therefor by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender, such additional amounts as are sufficient to compensate such Lender for such increased costs.

(b)          If any Lender shall have reasonably determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance with any Capital Adequacy Regulation by such Lender (or its Lending Office) or any corporation controlling such Lender, effects or would effect an increase in the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital), then, upon demand of such Lender (with a copy to the Agent), the Borrower shall immediately pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

(c)          If any Lender shall have determined that any of the events described in Sections 3.03(a) or 3.03(b) effects or would effect an increase in cost or reduction of return resulting in additional Obligations hereunder, such Lender shall, with reasonable promptness, notify the Borrower and the Agent of such determination, provided that no failure to do so shall relieve the Borrower of any Obligation hereunder.

3.04        Funding Losses.  The Borrower agrees to reimburse each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of:

(a)          the failure of the Borrower to make any required payment or prepayment of principal of any Loan (including payments to be made after any acceleration thereof);

(b)          the failure of the Borrower to borrow a Loan after the Borrower has given (or is deemed to have given) a Borrowing Notice;

(c)          the failure of the Borrower to make any prepayment after the Borrower has given a notice in accordance with Section 2.06; or

(d)          the prepayment of a Loan on a day which is not an Interest Payment Date;

such amount or amounts to include an amount equal to the excess, if any, of (a) the amount of interest that would have accrued on the amount not paid, not borrowed, not prepaid or prepaid for the period from the date of such failure to pay, failure to borrow, failure to prepay or prepayment, to the last day of then current Interest Period, over (b) the amount of interest that would accrue to the Lender on such amount at the interest rate in effect on such date by placing such amount on deposit for a comparable period with leading banks in the London interbank market.

3.05        Inability to Determine Rates.  If the Agent shall have in good faith reasonably determined that adequate and reasonable means do not exist for ascertaining the LIBOR Rate for any Interest Period, the Agent will forthwith give notice of such determination to the Borrower and each Lender.  Thereafter, the obligation of the Lenders to make or maintain Loans hereunder shall be suspended until the Agent revokes such notice in writing.  Upon receipt of such notice, the Borrower may revoke any Borrowing Notice then submitted by it.

3.06        Certificates of Lenders.  Any Lender claiming reimbursement or compensation pursuant to this Article III shall deliver to the Borrower (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder, and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error.

3.07        Survival.  The agreements and obligations of the Borrower in this Article III shall survive the payment of all other Obligations.

ARTICLE IV

CONDITIONS PRECEDENT

4.01        Conditions of First Loan.  The obligation of each Lender to make its first Loan hereunder is subject to the condition that the Agent shall have received on or before the Closing Date all of the following, in the case of agreements, documents and other instruments, in form and substance satisfactory to the Agent, each Lender and their respective counsel in their sole discretion and in sufficient copies for each Lender:

(a)          Credit Agreement and Notes.  This Agreement executed by the Borrower, the Agent and each of the Lenders, and the Notes executed by the Borrower;

(b)          Borrowing Base Documents.  Delivery of the documentation for each property described in Schedule 2.16 required under Section 2.16;

(c)          Resolutions; Incumbency.

(i)           Copies of the resolutions of the board of directors of the REIT approving and authorizing in its capacity as the general partner of the Borrower the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to be delivered hereunder, and authorizing the borrowing of the Loans, certified as of the Closing Date by the Secretary or an Assistant Secretary of the REIT; and

(ii)          A certificate of the Secretary or Assistant Secretary of the REIT certifying the names and true signatures of the officers of the REIT authorized to execute and deliver, as applicable, this Agreement and all other Loan Documents to be delivered hereunder in its capacity as the general partner of the Borrower and on its own behalf;

(d)          Organizational Documents.  Each of the following documents:

(i)           the Organizational Documents of the REIT, and the Borrower as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the REIT as of the Closing Date and, in the case of corporate articles or a certificate of limited partnership, certified as of a recent date by the secretary of state of the state of organization; and

(ii)          the Organizational Documents of each Subsidiary Guarantor as in effect on the Closing Date, certified by a Responsible Officer and, in the case of articles of organization for any limited liability company, certified as of a recent date by the secretary of state of the state of organization;

(iii)         a good-standing certificate for the REIT, the Borrower and each Subsidiary Guarantor, from the secretary of state of the state of organization of the same and each state where such Person is qualified to do business as a foreign corporation, partnership, trust, or other organization, each dated within ten (10) days of the Closing Date; and

(iv)        UCC, litigation and judgment searches with respect to the Borrower and the REIT indicating no results that could reasonably be expected to have a Material Adverse Effect;

(e)          Certificate.  A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:

(i)           the representations and warranties of the Borrower and the REIT contained in Article V hereof and in the Loan Documents are true and correct on and as of such date, as though made on and as of such date;

(ii)          no Default or Event of Default exists or would result from the initial borrowing; and

(iii)         all conditions precedent set forth in this Section 4.01 have been satisfied (other than those based solely on the approval of the Agent or the Borrower);

(f)           Financial Statements.  A certified copy of the Borrower’s and the REIT’s financial statements, together with a reliance letter, in the form provided to Agent prior to the date hereof;

(g)          Legal Opinions.  The Agent shall have received (i) an opinion of counsel to the Borrower, and addressed to the Agent and the Lenders in form acceptable to Agent in its sole discretion; and (ii) an opinion of counsel to certain of the Subsidiary Guarantors with respect to local-law issues and addressed to the Agent and the Lenders in form acceptable to Agent in its sole discretion;

(h)          Costs; Expenses; Fees.  Payment of all costs, expenses, and accrued and unpaid fees (including Attorney Costs) of Agent;

(i)           Other Documents.  Such other approvals, opinions, or documents as the Agent may reasonably request; and

(j)           Contribution Agreement.  The Contribution Agreement executed by the Subsidiary Guarantors.

(k)          PATRIOT ACT Compliance.  Such information and materials as Agent may require in order to confirm Borrower’s compliance with the covenants contained in Section 7.19 hereof.

4.02        Conditions to Each Loan.  The obligation of each Lender to make any Loan (including its first Loan) is subject to the satisfaction of the following conditions precedent:

(a)          Borrowing Notice.  The Agent shall have received a Borrowing Notice in compliance with the terms of Section 2.03;

(b)          Other Documents.  The Agent shall have received such other approvals, opinions and documents as the Agent or any Lender may reasonably request;

(c)          Collateral Value.  The Outstanding Amount shall not, as a result of the making, continuation or conversion of such Loan, exceed the Borrowing Base;

(d)          Representations and Warranties.  The representations and warranties made by the Borrower and the Subsidiary Guarantors contained in the Loan Documents, including Article V of this Agreement, shall be true and correct on and as of the date such Loan is made, with the same effect as if made on and as of such date;

(e)          No Existing Default.  No Default or Event of Default shall exist or shall result from the making, continuation or conversion of such Loan;

(f)           No Material Adverse Effect.  No act, omission, change, occurrence or event which has a Material Adverse Effect shall have occurred since the Closing Date; and

(g)          No Future Advance Notice.  Neither the Agent nor any Lender shall have received from the Borrower any notice that any Collateral Document will no longer secure future Loans to be made under this Agreement.

Each Borrowing Notice submitted by the Borrower hereunder shall constitute a representation and warranty by the Borrower hereunder, as of the date of such notice and as of the date of the making, continuation or conversion of the corresponding Loan, that the conditions in this Section 4.02 have been satisfied.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Agent and each Lender that:

5.01        Existence and Power.  The Borrower is a Delaware limited partnership, the REIT is a Maryland corporation, and each of the Borrower, the REIT and each Subsidiary Guarantor:

(a)          Organization.  Is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

(b)          Power and Authority.  Has the power and authority and all governmental licenses, authorizations, consents and approvals to own its Properties, to carry on its business and to execute, deliver, and perform its obligations under, the Loan Documents to which it is a party;

(c)          Due Qualification.  Is duly qualified as a foreign corporation, partnership, trust or other organization, and licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of its Properties or the conduct of its business requires such qualification; and

(d)          Compliance with Legal Requirements.  Is in compliance with all Requirements of Law.

5.02        Authorization; No Conflict.  The execution, delivery and performance by the Borrower and each Subsidiary Guarantor of this Agreement, and any other Loan Document to which such Person is party, have been duly authorized by all necessary partnership, corporate or other organizational action, and do not and will not:

(a)          Organizational Documents.  Contravene the terms of any of such Person's Organizational Documents;

(b)          Contractual Obligations.  Conflict with, or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its Properties are subject; or

(c)          Requirements of Law.  Violate any Requirement of Law.

5.03        Governmental Authorization.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority (except for recordings in connection with the Liens granted to the Agent under the Collateral Documents) is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower or any Subsidiary Guarantor of this Agreement or any other Loan Document.

5.04        Binding Effect.  This Agreement and each other Loan Document to which the Borrower or any Subsidiary Guarantor is a party constitute the legal, valid and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

5.05        Litigation.  Except as specifically disclosed in Schedule 5.05, there are no actions, suits, proceedings, claims or disputes pending, or to the Knowledge of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, against the Borrower, the REIT or any Subsidiary Guarantor or any of their respective Properties, which (a) purport to affect or pertain to this Agreement, or any other Loan Document, or any of the transactions contemplated hereby, or (b) if determined adversely to any such Person, would reasonably be expected to have a Material Adverse Effect.  No injunction, writ, temporary restraining order or any other order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery and performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein not be consummated as herein provided.

5.06        Title to Properties.  The Borrower has good record and marketable title in fee simple to all real property necessary or used in the ordinary conduct of its business, except for such encumbrances and defects in title as could not, individually or in the aggregate, have a Material Adverse Effect.  Each Subsidiary Guarantor has good record and marketable fee and/or leasehold title to its respective Borrowing Base Property, free and clear of all Liens other than the Permitted Exceptions.  The Borrower has good title to 100% of all equity interests in the Subsidiary Guarantors free of all Liens.

5.07        [Reserved].

5.08        Financial Condition.  The Borrower’s and REIT’s financial statements provided to Agent:  (a) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (b) are complete, accurate and fairly present the financial condition of the Borrower, the REIT, the Subsidiary Guarantors and the Borrowing Base Properties as of the dates thereof and results of operations for the periods covered thereby; and (c) show all material indebtedness and other liabilities, direct or contingent, of the Borrower, the REIT, the Subsidiary Guarantors and the Borrowing Base Properties as of the date thereof.

5.09        Taxes.  The Borrower, the REIT and the Subsidiary Guarantors have filed all Federal and other material tax returns and reports required to be filed.  All tax returns filed by the Borrower, the REIT and the Subsidiary Guarantors are complete and correct.  The Borrower, the REIT and the Subsidiary Guarantors have paid all Federal and other material taxes, assessments, fees and other governmental charges for which they are liable (whether or not reflected on any tax returns) and have fully satisfied any taxes, assessments, fees, and other governmental charges levied or imposed upon them or their income or assets or otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP and no Notice of Lien has been filed or recorded.  There is no proposed tax assessment against the Borrower, the REIT or any Subsidiary Guarantor which would, if the assessment were made, have a Material Adverse Effect.  In addition, the Borrower, the REIT and the Subsidiary Guarantors have no primary, secondary or other liability for taxes of any kind arising with respect to any individual, trust, corporation, partnership or other entity as to which the Borrower, the REIT or any Subsidiary Guarantor is directly or indirectly liable for taxes of any kind incurred by such individual or entity either as a transferee, or pursuant to Treasury Regulations section 1.1502-6, or pursuant to any other Requirement of Law.  Neither the Borrower nor any Subsidiary Guarantor is (nor has it ever been) a party to any tax sharing agreement.

5.10        ERISA Compliance.

(a)          Schedule 5.10 lists all Plans and separately identifies Plans intended to be Qualified Plans and Multiemployer Plans.  All written descriptions thereof provided to the Agent and the Lenders are true and complete in all material respects.

(b)          Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state law, including all requirements under the Code or ERISA for filing reports (which are true and correct in all material respects as of the date filed), and benefits have been paid in accordance with the provisions of the Plan.

(c)          Each Qualified Plan and Multiemployer Plan has been determined by the IRS to qualify under Section 401 of the Code, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the Code, and to the best knowledge of the Borrower nothing has occurred which would cause the loss of such qualification or tax-exempt status.

(d)          Except as specifically disclosed in Schedule 5.10, there is no outstanding liability under Title IV of ERISA with respect to any Plan maintained or sponsored by the Borrower or any ERISA Affiliate, nor with respect to any Plan to which the Borrower or any ERISA Affiliate contributes or is obligated to contribute.

(e)          Except as specifically disclosed in Schedule 5.10, no Plan subject to Title IV of ERISA has any Unfunded Pension Liability.

(f)           Except as specifically disclosed in Schedule 5.10, no member of the Controlled Group has ever represented, promised or contracted (whether in oral or written form) to any current or former employee (either individually or to employees as a group) that such current or former employee(s) would be provided, at any cost to any member of the Controlled Group, with life insurance or employee welfare plan benefits (within the meaning of section 3(1) of ERISA) following retirement or termination of employment.  To the extent that any member of the Controlled Group has made any such representation, promise or contract, such member has expressly reserved the right to amend or terminate such life insurance or employee welfare plan benefits with respect to claims not yet incurred.

(g)          Members of the Controlled Group have complied in all material respects with the notice and continuation coverage requirements of Section 4980B of the Code.

(h)          Except as specifically disclosed in Schedule 5.10, no ERISA Event has occurred or is reasonably expected to occur with respect to any Plan.

(i)           There are no pending or, to the Knowledge of the Borrower, threatened claims, actions or lawsuits, other than routine claims for benefits in the usual and ordinary course, asserted or instituted against (i) any Plan maintained or sponsored by the Borrower or its assets, (ii) any member of the Controlled Group with respect to any Qualified Plan, or (iii) any fiduciary with respect to any Plan for which the Borrower may be directly or indirectly liable, through indemnification obligations or otherwise.

(j)           Except as specifically disclosed in Schedule 5.10, neither the Borrower nor any ERISA Affiliate has incurred nor reasonably expects to incur (i) any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan or (ii) any liability under Title IV of ERISA (other than premiums due and not delinquent under Section 4007 of ERISA) with respect to a Plan.

(k)          Except as specifically disclosed in Schedule 5.10, neither the Borrower nor any ERISA Affiliate has transferred any Unfunded Pension Liability to a Person other than the Borrower or an ERISA Affiliate or otherwise engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

(l)           No member of the Controlled Group has engaged, directly or indirectly, in a non-exempt prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Plan which could reasonably be expected to have a Material Adverse Effect.

5.11        Environmental Matters.

(a)          Environmental Laws.  To the Knowledge of Borrower (without inquiry by Borrower beyond obtaining the environmental reports delivered to Agent), except as specifically disclosed in any environmental report delivered by Borrower to Agent with respect to any Borrowing Base Properties comply in all respects with all Environmental Laws.

(b)          Environmental Permits.  Except as specifically described in any environmental report delivered by Borrower to Agent with respect to any Borrowing Base Property, the Subsidiary Guarantors have obtained and maintained all licenses, permits, authorizations and registrations required under any Environmental Law (“Environmental Permits”) all such Environmental Permits are in good standing, and each such Person is in compliance with all terms and conditions thereof.

(c)          Orders.  Except as specifically disclosed in any environmental report delivered by Borrower to Agent with respect to any Borrowing Base Property, there are no outstanding written orders from or agreements with any Governmental Authority nor any judicial or docketed administrative proceedings respecting any Environmental Law, Environmental Claim or Hazardous Material to which the Borrower, the Subsidiary Guarantors or any Borrowing Base Property is subject.

(d)          Hazardous Materials.  Except as specifically disclosed in any environmental report delivered by Borrower to Agent with respect to any Borrowing Base Property, Borrower has no actual knowledge and has received no written notice that any Hazardous Materials or other conditions or circumstances exist with respect to any Borrowing Base Property, that would reasonably be expected to give rise to Environmental Claims for any such condition, circumstance or Borrowing Base Property.  In addition, to the Knowledge of Borrower (without inquiry by Borrower beyond obtaining the environmental reports delivered to Agent) and except as specifically disclosed in any environmental report delivered by Borrower to Agent with respect to any Borrowing Base Property (i) there are not located on the Borrowing Base Properties underground storage tanks (x) that are not properly registered or permitted under applicable Environmental Laws, or (y) that are leaking or emitting Hazardous Materials whether on-or off-site, and (ii) to the extent required by Environmental Laws, the Borrower and the Subsidiary Guarantors have notified all of their employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under Title III of CERCLA and all other Environmental Laws.

5.12        Collateral Documents.  When executed, delivered and recorded pursuant hereto, the Collateral Documents shall be effective to create in favor of the Agent, for the benefit of the Lenders, legal, valid and enforceable first-priority Liens in the Collateral and the proceeds thereof, subject only to the Permitted Exceptions.  As required by Section 2.16(a), all action, including (a) the recording of Mortgages and Collateral Assignments and (b) the filing of UCC financing statements and other security perfection documents in all appropriate jurisdictions, shall have been taken that is necessary or appropriate to perfect the Agent's Lien, for the benefit of the Lenders, in the Collateral.  All representations and warranties of the Borrower and Subsidiary Guarantors contained in any Collateral Documents are true and correct.

5.13        Regulated Entities.  None of the Borrower or any Subsidiary Guarantor is (a) an “Investment Borrower” within the meaning of the Investment Borrower Act of 1940; or (b) subject to regulation under the Public Utility Holding Borrower Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

5.14           Use of Proceeds; Margin Regulations.  The proceeds of the Loans are intended to be and shall be used solely for the purposes set forth in and permitted by Sections 2.01 and are intended to be and shall be used in compliance with Section 7.12.

5.15           REIT and Tax Status; Stock Exchange Listing.  The REIT currently has REIT Status and has maintained REIT Status on a continuous basis since its formation.  The Borrower is not an association taxable as a corporation under the Code.

5.16           Insurance.  The Borrower and its assets are insured with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Properties in localities where the Borrower operates.

5.17           No Default.  No Default or Event of Default exists or would result from the incurring of any Obligations by the Borrower.  Neither the Borrower nor any of the Subsidiary Guarantors is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect.

5.18           [Reserved].

5.19           Borrower Not a “Foreign Person.”  The Borrower is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code.

5.20           Defects.  To the Knowledge of Borrower, there exist no material defects that would make any Borrowing Base Property unsuitable for the present or contemplated use of such Borrowing Base Property and, except as disclosed to Agent in any Borrowing Base Deliverables, there are no abnormal hazards, including but not limited to earth movement or slippage, affecting any Borrowing Base Property.

5.21           Property Documents.  The Borrower has delivered to Agent copies of all easement agreements, reciprocal easement agreements, management agreements, service contracts, and other agreements, instruments and documents and all amendments thereof (whether or not recorded) which affect in any material respect the Subsidiary Guarantors’ interest in any Borrowing Base Property.

5.22           Condemnation.  No condemnation proceeding involving any Borrowing Base Property or any portion thereof or parking facility used in connection therewith has been commenced or is contemplated by any Governmental Authority (as evidenced by written notice of such to Borrower or any of its Affiliates), nor has any portion of any Borrowing Base Property or any parking facility used in connection therewith been materially damaged due to fire or other casualty and not yet been restored.

5.23           Violation of Laws; Permits.  The operation of each Borrowing Base Property by the Subsidiary Guarantors does not involve a material violation of (a) any Requirements of Law or (b) any building permits, restrictions of record, any agreement affecting any such property or part thereof, and any judgment, decree or order applicable to such property.  The Subsidiary Guarantors have obtained all governmental permits (including, without limitation, building permits and certificates of occupancy) necessary under applicable Requirements of Law to lawfully construct, own, lease, occupy, use and operate each Borrowing Base Property and the improvements thereon, including, but not limited to, all applicable environmental and zoning laws, ordinances and regulations.

5.24           Utilities.  Each Borrowing Base Property has adequate water, gas, telephone, electrical supply, storm and sanitary sewerage facilities and means of access to and from public streets or highways.

5.25           Leases.  Except as listed on Schedule 5.25, there are no Leases affecting the Borrowing Base Properties.  No rent has been collected more than one (1) month in advance under any such Lease.  No such Lease or any interest therein is subject to any present assignment or pledge (other than, as provided in Section 2.16(a), to Agent for the ratable benefit of the Lenders).  No lessee under any such Lease has any defense, setoff or counterclaim against the applicable Subsidiary Guarantor.  All rent due to date under each Lease has been collected in the ordinary course of business and, except as may be provided in any such Lease, no concession has been granted to any lessee in the form of a waiver, release, reduction, discount or other alteration of rent due or to become due.  The interest of the lessee under each such Lease is as lessee only, with no options to purchase or rights of first refusal, other than that which may be expressly set forth in the Lease.

5.26           Full Disclosure.  None of the representations or warranties made by the Borrower or any Subsidiary Guarantor in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in each exhibit, report, statement or certificate furnished by or on behalf of any such Person in connection with the Loan Documents, contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading.  There is no fact, to the Knowledge of the Borrower, which materially and adversely affects the business, operations, properties, assets or condition (financial or otherwise) of the Borrower or any Subsidiary Guarantor, which has not been disclosed herein or in other documents, certificates and statements furnished to the Agent and each Lender hereunder or pursuant hereto.  The copies of all documents delivered to the Agent and/or Lenders from time to time in connection with this Agreement are and shall be true and complete copies of the originals thereof and have not been or shall not be amended except as disclosed to the Agent and/or Lenders, as applicable.

ARTICLE VI

AFFIRMATIVE COVENANTS

The Borrower covenants and agrees that, so long as any Lender shall have any Commitment hereunder, or any Loan or other obligation shall remain unpaid or unsatisfied, unless the Agent waives compliance in writing:

6.01           Financial Information.  The Borrower shall deliver to the Agent in form and detail satisfactory to the Agent:

    (a)           Annual Financial Statements.  As soon as available, but not later than ninety (90) days after the end of each fiscal year, a copy of the audited consolidated balance sheet of Borrower, the REIT and their Subsidiaries as of the end of such year and the related consolidated statements of operations, stockholders' equity (where applicable) and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, and accompanied by the opinion of a nationally-recognized independent public accounting firm stating that such consolidated financial statements present fairly the financial position for the periods indicated, in conformity with GAAP applied on a basis consistent with prior years;

    (b)           Quarterly Financial Statements.  As soon as available, but not later than sixty (60) days after the end of each of the first three (3) fiscal quarters of each year, a copy of the unaudited consolidated balance sheet of each of the Borrower, the REIT and each of their Subsidiaries as of the end of such quarter and the related consolidated statements of operations, stockholders' equity (where applicable) and cash flows for the period commencing on the first day and ending on the last day of such quarter, and accompanied by a certificate signed by a Responsible Officer stating that such financial statements are complete and correct and present fairly the financial position for the periods indicated, in conformity with GAAP for interim financial statements applied on a basis consistent with prior quarters; and

    (c)           Annual Rent Roll; Operating Statements.  As soon as available, but not later than ninety (90) days after the end of each fiscal year, a rent roll with respect to the Borrowing Base Properties and trailing 12 month operating statements for the Borrowing Base Properties accompanied by a certificate signed by a Responsible Officer certifying that the information contained therein is complete and correct to the Knowledge of the Borrower.

6.02           Certificates; Other Information.  The Borrower shall furnish to the Agent, with sufficient copies for each Lender:

   (a)           Accounting Certificates.  Concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of the independent certified public accountants reporting on such financial statements stating that, in making the examination necessary therefor, no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

   (b)           Officers' Certificates.  Concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and 6.01(b) above, a compliance certificate, substantially in the form of Exhibit H, signed by a Responsible Officer (i) stating that, to the best of such officers' knowledge, each of the Borrower, the Subsidiary Guarantors and the REIT, during such period, has observed or performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every condition contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such officers have no knowledge of any Default or Event of Default except as specified in such certificate; (ii) showing in detail the calculations supporting such statement for such period in respect of the covenants in Section 7.16; and (iii) showing in detail the calculation of the Borrowing Base for such period on an asset-by-asset basis.  Notwithstanding anything to the contrary contained herein and without limiting the Lenders' other rights and remedies, if such certificate is not provided on the due date therefor, the Borrower shall be prohibited from any further borrowings under this Agreement until such certificate is provided.

   (c)           Periodic Reports and Filings.  Promptly upon Agent’s request,  copies of any report, proxy statement, financial statement, periodical or special report which the REIT files with the Securities and Exchange Commission or any successor or similar Governmental Authority.

   (d)           Accountants' Reports.  Promptly after the same are received, copies of all reports which the independent certified public accountants of the Borrower or the REIT deliver to the Borrower or the REIT.

   (e)           Other Information.  Promptly, such additional financial and other information as the Agent may from time to time reasonably request.

6.03           Notices.  The Borrower shall promptly (and in no event later than ten (10) days after the Borrower has reason to know of the same) notify the Agent and each Lender of:

   (a)           Default; Event of Default.  The occurrence of any Default or Event of Default;

   (b)           Litigation.  The commencement of, or any material development in, any litigation, arbitration or proceeding affecting the Borrower, the REIT, or any Subsidiary (including any Subsidiary Guarantor) (i) in which the amount of damages claimed is $100,000 or more, (ii) in which injunctive or similar relief is sought and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, (iii) in which the relief sought is an injunction or other stay of the performance of any Loan Document or (iv) required to be reported to the SEC pursuant to the Exchange Act;

   (c)           Environmental Matters.  (i) Any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Borrower, the REIT, or any Subsidiary (including any Subsidiary Guarantor) or any of their Properties pursuant to any Environmental Laws, (ii) all other Environmental Claims, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the Properties of the Borrower, the REIT, or any Subsidiary that could reasonably be anticipated to cause such Properties (or any portion thereof) to be subject to any restrictions on ownership, occupancy, transferability or use under any Environmental Laws;

   (d)           ERISA.  the occurrence of any of the following ERISA events affecting the Borrower or any member of its Controlled Group, together with a copy of any notice with respect to such event that may be required to be filed with any Governmental Authority and any notice delivered by a Governmental Authority to the Borrower or any member of its Controlled Group with respect to such event:

   (i)           an ERISA Event;

   (ii)           the adoption of any new Plan that is subject to Title IV of ERISA or Section 412 of the Code by any member of the Controlled Group;

   (iii)           the adoption of any amendment to a Plan that is subject to Title IV of ERISA or Section 412 of the Code, if such amendment results in a material increase in benefits or unfunded liabilities; or

   (iv)           the commencement of contributions by any member of the Controlled Group to any Plan that is subject to Title IV of ERISA or Section 412 of the Code;

   (e)           Material Adverse Effects.  The occurrence of any act, omission, change or event which has a Material Adverse Effect subsequent to the date of the most recent audited financial statements of the Borrower and the REIT delivered to the Agent pursuant to Section 6.01(a);

   (f)           [Reserved].

   (g)           Failure to Qualify as a REIT.  The failure of the REIT to maintain REIT Status;

   (h)           Accounting Changes.  Any change in the Borrower's or the REIT's accounting policies or financial reporting practices;

   (i)           Legal Compliance.  Any material notice received from any Governmental Authority asserting that any Borrowing Base Property is not in compliance with any Requirements of Law; and

   (j)           Other Defaults.  Any notice received by the Borrower, the REIT, or any Subsidiary (including any Subsidiary Guarantor) of any default under any Indebtedness or Guaranty Obligation described in Section 8.01(e) which is more than ninety (90) days past due.

Each notice pursuant to this section shall be accompanied by a written statement, signed by a Responsible Officer, setting forth details of the occurrence referred to therein and the provisions of this Agreement affected, and stating what action the Borrower or the REIT proposes to take with respect thereto.  Each notice under Section 6.03(a) shall describe with particularity the clause or provision of this Agreement or other Loan Document that has been breached or violated.

6.04           Preservation of Existence, Etc.  The Borrower shall, and shall cause the REIT, and each Subsidiary Guarantor to, (a) preserve and maintain in full force and effect its partnership, corporate or other organizational existence and good standing under the laws of its state or jurisdiction of organization, and (b) preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business.

6.05           Maintenance of Property.  The Borrower shall maintain, and shall cause the REIT and each Subsidiary Guarantor to maintain, and preserve all of their Properties, including Properties constituting Collateral, in good working order and condition, ordinary wear and tear excepted.

6.06           Insurance.  In addition to insurance requirements set forth in the Collateral Documents, the Borrower shall maintain, and shall cause the REIT, and each Subsidiary (including any Subsidiary Guarantor) to maintain, with financially sound and reputable independent insurers, insurance with respect to their Properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or a similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; including workers' compensation insurance, public liability and property and casualty insurance (which amount shall not be reduced in the absence of thirty (30) days' prior notice to the Agent).  Upon the request of Agent, the Borrower shall furnish the Agent, with sufficient copies for each Lender, at reasonable intervals (but not more than the twice per calendar year) a certificate signed a Responsible Officer (and, if requested by such Agent, any insurance broker of the Borrower or the REIT) setting forth the nature and extent of all insurance maintained by the Borrower, the REIT, and each Subsidiary (including any Subsidiary Guarantor) in accordance with this Section 6.06 or any Collateral Documents (and which, in the case of a certificate of a broker, was placed through such broker).

6.07           Payment of Obligations.  The Borrower shall, and shall cause the REIT and each Subsidiary (including any Subsidiary Guarantor) to, pay and discharge as the same shall become due and payable and otherwise comply with, all their respective obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its Properties, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Person, (b) all lawful claims which, if unpaid, would by law become a Lien upon its Properties, including Properties constituting Collateral, (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, and (d) all Contractual Obligations.

6.08           Compliance with Laws.  The Borrower shall comply, and shall cause the REIT and each Subsidiary (including any Subsidiary Guarantor) to comply, with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, including, without limitation, all securities laws and regulations.

6.09           Environmental Laws.  The Borrower shall, and shall cause each Subsidiary Guarantor to, conduct its operations and keep and maintain all Borrowing Base Properties in compliance with all Environmental Laws.  Upon the written request of the Agent or any Lender, the Borrower shall submit, and cause any Subsidiary Guarantor to submit, to the Agent and such Lender, at the Borrower's sole cost and expense (except as set forth below), at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to Section 6.03(c); provided, however, unless either (a) an Event of Default has occurred, or (b) Agent has a reasonable basis to require such updated report, then Agent and the Lenders shall be responsible for the cost of such report.

6.10           Use of Proceeds.  The Borrower shall use the proceeds of the Loans solely in accordance with Sections 2.01 above.

6.11           Maintenance of REIT Status; Stock Exchange Listing.  The Borrower shall cause the REIT at all times to maintain to its REIT Status.

6.12           Inspection of Property and Books and Records.  The Borrower shall maintain, and shall cause the REIT and each Subsidiary (including any Subsidiary Guarantor) to maintain, proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the Properties and business of the Borrower, the REIT and each Subsidiary (including any Subsidiary Guarantor).  The Borrower shall permit, and shall cause the REIT and each Subsidiary (including any Subsidiary Guarantor) to permit, representatives of the Agent or any Lender to visit and inspect any of their respective Properties, to conduct audits of the Collateral, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Borrower and at any time during normal business hours and as often as may be reasonably desired, upon no less than forty-eight (48) hours advance notice to the Borrower; provided, however, when an Event of Default exists, the Agent or any Lender may visit and inspect at the expense of the Borrower such Properties at any time during business hours and without advance notice.  Lender shall use its reasonable efforts to minimize interference or disturbance to the possession, occupancy and operations of any lessee or other occupant of any Property when exercising its rights under this Section 6.12.

6.13           Further Assurances.

    (a)           Full Disclosure.  The Borrower will ensure that all other written information, exhibits and reports furnished to any Agent or Lender by the Borrower, the REIT or any Subsidiary (including any Subsidiary Guarantor) do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Agent and the Lenders and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.

    (b)           Further Acts.  Promptly upon request by the Agent, the Borrower shall (and shall cause the REIT, and each Subsidiary (including any Subsidiary Guarantor) to do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, deeds of trust, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments that the Agent or such Lenders, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the Collateral, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Agent and Lenders the rights granted or now or hereafter intended to be granted under any Loan Document, or any other document executed in connection herewith or therewith.

6.14           Communication with Accountants.  The Borrower authorizes the Agent to communicate directly with the Borrower's independent accountants and authorizes such accountants to disclose to the Agent any and all financial statements and other information of any kind with respect to the business, financial condition and other affairs of the Borrower, as long as, if no Event of Default exists, the Agent promptly notifies the Borrower of such discussions.

6.15           Solvency.  The Borrower shall at all times be, and shall cause the REIT and each Subsidiary (including any Subsidiary Guarantor) to be, Solvent.

6.16           Covenants Relating to Borrowing Base Properties.  The Borrower hereby agrees with respect to the Borrowing Base Properties as follows:

    (a)           Maintenance.  The Borrower shall maintain, or cause the Subsidiary Guarantor to maintain, each Borrowing Base Property in good order and condition in accordance with the past practices of the Borrower and in at least the same condition as on the Closing Date, normal wear and tear excepted.

    (b)           Leases.  The Borrower shall not, and shall not permit the Subsidiary Guarantor to,  enter into any Lease of any Borrowing Base Property other than the Net Lease with respect to such Property.  The Borrower shall not, and shall not permit the Subsidiary Guarantor to, amend, modify, supplement or terminate any Lease of any Borrowing Base Property (including the Net Lease), without the prior written consent of Agent, other than (a) modifications that do not affect the economic terms or length of the term of such Lease, and (b) do not materially affect the obligations of the tenants thereunder (other than modifications that would increase the obligations of any such tenant and are more favorable to the applicable Subsidiary Guarantor).

    (c)           Material Agreements.  The Borrower shall obtain the prior written approval of the Agent prior to entering into, or causing any Subsidiary Guarantor to enter into, any reciprocal easement or similar agreement, ground lease or any other material agreement affecting any Borrowing Base Property.

    (d)           Management Contracts.  The Borrower shall obtain the prior written approval of the Agent prior to entering into, or causing any Subsidiary Guarantor to enter into, any property management agreement or replacing or terminating the property manager for any Borrowing Base Property.

    (e)           Construction.  The Borrower shall obtain the prior written approval of the Agent prior to entering into, or causing any Subsidiary Guarantor to enter into, any construction or renovation the cost of which is expected to be in excess of $500,000, and shall discharge all mechanic's liens resulting from any construction or renovation within thirty (30) days of becoming aware of same.

    (f)           Liens.  The Borrower shall, and shall cause the Subsidiary Guarantors to, keep each Borrowing Base Property at all times free and clear of all Liens (unless such Liens are bonded and thereby released of record in a manner satisfactory to the Agent), except for Permitted Exceptions or other matters approved by the Agent.

6.17           Interest Rate Protection Agreements.   If, at any time, the LIBOR Rate equals or exceeds three percent (3.0%) for any Interest Period, then Borrower shall, within ten (10) days of Agent’s request, (a) enter into an interest rate protection agreement with a financial institution having debt ratings reasonably satisfactory to Agent, providing for the hedging of the interest payable hereunder at such levels in such notional amounts as Agent shall reasonably require, and (b) assign all of its interest in such interest rate protection agreement to Agent pursuant to documentation satisfactory to Agent in form and substance.  Borrower shall pay all costs and expenses of Agent in connection with evidencing the foregoing assignment, including Attorney Costs.

6.18           Cash Management.  Borrower shall cause, and shall cause each Subsidiary Guarantor to cause, all Rents to be transmitted directly by all tenants at Borrower Base Properties into an account (the “Clearing Account”) maintained by Borrower at Capital One as more fully described in the Clearing Account Agreement.  Without in any way limiting the foregoing, all Rents received by Borrower or any Subsidiary Guarantor shall be deposited into the Clearing Account within one (1) Business Day of receipt.  Funds deposited into the Clearing Account shall be swept by Capital One on a daily basis into Borrower’s operating account at Capital One, unless an Event of Default is continuing.  Borrower shall pay for all expenses of opening and maintaining the Clearing Account.  As security for payment of the Obligations and the performance by Borrower of all other terms, conditions and provisions of the Loan Documents, Borrower hereby pledges and assigns to Agent (on behalf of the Lenders), and grants to Agent a security interest in, all Borrower’s right, title and interest in and to all Rents, the Clearing Account and in and to all payments to or monies held in the Clearing Account.  This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC.  Upon the occurrence and during the continuance of an Event of Default, Agent may apply any sums in the Clearing Account to the Obligations in any order and in any manner as Agent shall elect in Agent’s discretion without seeking the appointment of a receiver and without adversely affecting the rights of Agent to foreclose the Liens on the Collateral or exercise its other rights under the Loan Documents.

6.19           [Reserved].

6.20           Subsidiary Guarantors.  Borrower shall cause each Subsidiary that is not already a Subsidiary Guarantor and that owns any Nominated Property which the Borrower proposes to treat as a Borrowing Base Property to deliver to the Agent prior to such Nominated Property being included in the calculation of the Borrowing Base and treated as a Borrowing Base Property for purposes of the financial covenants contained herein (a) a Joinder Agreement, (b) if required by the Agent, favorable opinions of counsel to such Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the Subsidiary Guaranty), in form, content and scope consistent with the opinions of counsel delivered on the Closing Date and (c) all documentation and other information that the Agent or any Lender requests in order to comply with its ongoing obligations under applicable "know your customer" and anti-money laundering rules and regulations.

6.21           Right of First Refusal.   If, at any time, Borrower or any Subsidiary of Borrower desires to acquire a Property using the proceeds of the Loans, which acquisition will require Borrower or such Subsidiary Guarantor to obtain third-party, permanent financing, then Borrower shall notify Capital One of same, and shall provide Capital One with information and materials with respect to such Property sufficient to allow Capital One to make a determination whether to provide permanent financing with respect to such Property (the “Property Information Packet”).  Within five (5) Business Days of receipt of the Property Information Packet (and such additional materials as Capital One may reasonably request with respect to such Property), Capital One shall provide Borrower with the terms on which Capital One would be willing to provide permanent financing for the acquisition of such Property, including, without limitation, loan amount, term, fees, interest rate and prepayment penalties, if any (“Capital One Proposed Terms”).  If Borrower or such Subsidiary Guarantor elects to obtain such permanent financing from any source other than Capital One, upon terms that are not materially more favorable to Borrower or such Subsidiary Guarantor than the Capital One Proposed Terms, then Borrower shall be obligated to pay to Capital One, on the closing date of such permanent financing, a special fee in the amount of 0.25% of the maximum amount made available to Borrower or such Subsidiary Guarantor pursuant to such permanent financing.

6.22           Lending Arrangements.  For so long as Capital One acts as the Agent hereunder, Borrower shall maintain aggregate bank deposits with Capital One having an average balance of not less than $3,000,000, as determined by Agent on the first (1st) Business Day of each calendar quarter based on the daily account balance of such accounts during the immediately preceding calendar quarter (the “Average Balance Requirement”).  If Borrower fails to satisfy the Average Balance Requirement for any two (2) consecutive calendar quarters, then the Applicable Margin shall be increased by 0.50% for the remainder of the term of the Loans.

ARTICLE VII

NEGATIVE COVENANTS

The Borrower hereby covenants and agrees that, so long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Agent waives compliance in writing:

7.01           Liens.  Borrower shall not, directly or indirectly, make, create, incur, assume or suffer to exist any Liens on any of its legal or beneficial interests in any Subsidiary Guarantor.  The REIT shall not, directly or indirectly, make, create, incur, assume or suffer to exist any Liens on any of its legal or beneficial interests in Borrower.

7.02           Indebtedness.  No Subsidiary Guarantor shall create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness except:

    (a)           Indebtedness Under This Agreement.  Indebtedness incurred pursuant to this Agreement;

    (b)           Accounts Payable.  Accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the Ordinary Course of Business in accordance with customary terms and paid within the specified time, unless contested in good faith by appropriate proceedings and reserved for in accordance with GAAP; and

7.03           Contingent Obligations.  No Subsidiary Guarantor shall create, incur, assume or suffer to exist any Contingent Obligations.

7.04           [Reserved].

7.05           [Reserved].

7.06           Consolidations and Mergers.  Except for Permitted Transfers, neither the Borrower, nor the REIT, nor any Subsidiary Guarantor shall merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Properties (whether now owned or hereafter acquired) to or in favor of any Person.

7.07           Liquidations; Changes in Structure.  Except for Permitted Transfers, neither the Borrower, nor the REIT, nor any Subsidiary Guarantor shall liquidate, wind-up or dissolve, or make any changes in its equity capital structure (including changes in the terms of the REIT's outstanding Stock), or amend its Organizational Documents in any material respect.

7.08           Changes in Business; Investments.  Neither the Borrower, nor the REIT, nor any Subsidiary Guarantor shall directly or indirectly own or acquire any material assets or make any Investments (including, without limitation, loans, partnership or joint venture interests, investments in subsidiaries or other corporations, trusts or entities) other than investments in net leased Properties.

7.09           [Reserved].

7.10           Transactions with Affiliates.  Neither the Borrower, nor the REIT, nor any Subsidiary shall enter into any transaction with any Affiliate of the Borrower or of any such Person, except (a) as expressly permitted by this Agreement, or (b) in the Ordinary Course of Business and pursuant to the reasonable requirements of the business of the Borrower or such Person; in each case (a) and (b), upon fair and reasonable terms no less favorable to such Person than would obtain in a comparable arm's-length transaction with a Person not such an Affiliate.

7.11           Special Covenants Relating to the REIT.  The REIT shall not:

    (a)           Except for Permitted Transfers, make any Disposition of or encumber, pledge or hypothecate, whether directly or indirectly, all or any portion of its interest in the Borrower or any rights to distributions therefrom;

    (b)           Fail for any reason whatsoever, whether voluntarily or involuntarily, to be the sole general partner of the Borrower;  and

    (c)           Cease to have REIT Status.

7.12           Use of Proceeds.  The Borrower shall not use any portion of the Loan proceeds, directly or indirectly, (a) to purchase or carry Margin Stock, (b) to repay or otherwise refinance indebtedness of the Borrower or others incurred to purchase or carry Margin Stock, (c) to extend credit for the purpose of purchasing or carrying any Margin Stock, (d) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act, or (e) for any purpose other than those permitted by Section 6.10.

7.13           Taxation of the Borrower.  The Borrower shall at all times be taxed as a partnership under the Code and not as an association taxable as a corporation.

7.14           ERISA.  The Borrower shall not, and shall not suffer or permit the REIT, or any Subsidiary to, (a) terminate any Plan subject to Title IV of ERISA so as to result in any material (in the opinion of the Agent) liability to the Borrower or any ERISA Affiliate, (b) permit to exist any ERISA Event or any other event or condition, which presents the risk of a material (in the opinion of the Agent) liability to any member of the Controlled Group, (c) make a complete or partial withdrawal (within the meaning of ERISA Section 4201) from any Multiemployer Plan so as to result in any material (in the opinion of the Agent) liability to the Borrower or any ERISA Affiliate, (d) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder which could result in any material (in the opinion of the Agent) liability to any member of the Controlled Group, or (e) permit the present value of all nonforfeitable accrued benefits under any Plan (using the actuarial assumptions utilized by the PBGC upon termination of a Plan) materially (in the opinion of the Agent) to exceed the fair market value of Plan assets allocable to such benefits, all determined as of the most recent valuation date for each such Plan.

7.15           Borrowing Base Mix.

    (a)           In no event shall greater than forty-five percent (45%) of the aggregate Appraised Value of all Borrowing Base Properties be attributable to Non-Investment Grade Borrowing Base Properties without the prior written consent of Agent.  If any Investment Grade Tenant becomes a Non-Investment Grade Tenant (as a result of a downgrade of such tenant’s debt rating or of a default or termination of the applicable Net Lease) after the date upon which the applicable Property becomes a Borrowing Base Property, and same results in either (a) the Outstanding Amount being in excess of the Borrowing Base or (b) Borrower being in breach of its covenant contained in this Section 7.15, then Borrower shall immediately notify Agent of same, and Borrower shall be required to (i) substitute additional collateral acceptable to Agent in its sole discretion, (ii) make a prepayment of the Loan in amount sufficient to cause Borrower to be in compliance with all covenants herein or (iii) replace such Non-Investment Grade Borrowing Base Property with an Investment Grade Borrowing Base Property, in any event, within seventy-five (75) days of downgrade or such default and/or termination of the Net Lease.

    (b)           In no event shall greater than twenty percent (20%) of the aggregate Appraised Value of all Borrowing Base Properties be attributable to Borrowing Base Properties for which the remaining term of the Net Lease is less than ten (10) years.

    (c)           In no event shall greater than ten percent (10%) of the aggregate Appraised Value of all Borrowing Base Properties be attributable to Borrowing Base Properties owned by Subsidiary Guarantors that are not wholly-owned by Borrower.

7.16           Financial Covenants.

    (a)           Minimum Tangible Net Worth.  The Borrower shall not permit, at any time, its Tangible Net Worth to be less than $100,000,000.

    (b)           Debt-to-Total Assets.  The Borrower shall not permit at any time the ratio of Outstanding Indebtedness to Total Assets to exceed 0.6:1.0.

    (c)           Liquidity.  The Borrower shall not permit its Liquid Assets, as determined on the last Business Day of each calendar quarter based on the daily average of its Liquid Assets during such calendar quarter, to be less than $3,000,000.

    (d)           Consolidated Corporate Debt Yield.  The Borrower shall not permit the Consolidated Debt Yield as of the end of any calendar quarter to be less than twelve percent (12%).

    (e)           Collateral Corporate Debt Yield.  The Borrower shall not permit the Collateral Debt Yield as of the end of any calendar quarter to be less than fourteen percent (14%).

    (f)           Debt Service Coverage Ratio.  The Borrower shall not permit the Debt Service Coverage Ratio to be less than 1.45:1.00 on a quarterly basis.

    (g)           Interest Rate Exposure.  The Borrower shall not permit its Unhedged Interest Exposure to exceed ten percent (10%) of its Total Mortgage Indebtedness.

7.17           Accounting Changes.  Neither the Borrower nor the REIT shall make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change its fiscal year.

7.18           Management.  Borrower shall not, and shall not permit any Subsidiary Guarantor to, enter into, amend, modify, supplement or terminate any property management agreement with respect to any Borrowing Base Property, without the prior written consent of Agent, which consent shall not be unreasonably withheld conditioned or delayed, provided that any such manager executes and delivers to Agent a consent and subordination of management agreement in form reasonably acceptable to Agent.

7.19           Patriot Act Compliance.

    (a)           Borrower will use its good faith and commercially reasonable efforts to comply with the Patriot Act (as defined below) and all applicable requirements of governmental authorities having jurisdiction over Borrower, the REIT and the Subsidiaries, including those relating to money laundering and terrorism.  Agent shall have the right to audit Borrower’s compliance with the Patriot Act and all applicable requirements of governmental authorities having jurisdiction over Borrower, the REIT and the Subsidiaries, including those relating to money laundering and terrorism.  In the event that Borrower fails to comply with the Patriot Act or any such requirements of governmental authorities, then Agent may, at its option, cause Borrower to comply therewith and any and all reasonable costs and expenses incurred by Agent in connection therewith shall be secured by the Collateral Documents and the other Loan Documents and shall be immediately due and payable.  For purposes hereof, the term “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.

    (b)           None of Borrower, the REIT, any Subsidiary or any partner in Borrower, the REIT or any Subsidiary or member of such partner nor any owner of a direct or indirect interest in Borrower, the REIT or any Subsidiary (a) is listed on any Government Lists (as defined below), (b) is a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC (as defined below) or in any enabling legislation or other Presidential Executive Orders in respect thereof, (c) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense (as defined below), or (d) is currently under investigation by any governmental authority for alleged criminal activity.  For purposes hereof, the term “Patriot Act Offense” means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (a) the criminal laws against terrorism; (b) the criminal laws against money laundering, (c) the Bank Secrecy Act, as amended, (d) the Money Laundering Control Act of 1986, as amended, or the (e) Patriot Act.  “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense.  For purposes hereof, the term “Government Lists” means (i) the Specially Designated Nationals and Blocked Persons Lists maintained by Office of Foreign Assets Control (“OFAC”), (ii) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that Lender notified Borrower in writing is now included in “Governmental Lists”, or (iii) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other government authority or pursuant to any Executive Order of the President of the United States of America that Agent or any Lender notified Borrower in writing is now included in “Governmental Lists”.

ARTICLE VIII

EVENTS OF DEFAULT

8.01           Event of Default.  Any of the following shall constitute an “Event of Default”:

    (a)           Non-Payment.  The Borrower shall fail to pay, (i) when and as required to be paid herein, any amount of principal of or interest on any Loan, or (ii) within five (5) days after the same shall become due, any fee or other amount payable hereunder or pursuant to any other Loan Document; or

    (b)           Representation or Warranty.  Any representation or warranty by the Borrower, the REIT or any Subsidiary made or deemed made herein, in any Loan Document, or in any certificate, document or financial or other statement by the Borrower, the REIT, or any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any Loan Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

    (c)           Specific Defaults.  The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.16, or Section 6.06, Section 6.10, Section 6.11 and/or in Article VII; or

    (d)           Other Defaults.  The Borrower shall fail to perform or observe any other term or covenant contained in this Agreement or any Loan Document, and such default shall continue unremedied for a period of thirty (30) days after the date upon which written notice thereof is given to the Borrower by the Agent or any Lender, or, with respect to any default which is not reasonably susceptible to cure within such 30-day period, within a reasonable period of time following written notice of such default, provided that Borrower promptly commences and diligently pursues such cure to completion; provided, however, in no event shall such period of time exceed sixty (60) days; or

    (e)           Cross-Default.  The Borrower or the REIT shall fail, after any applicable cure period, (i) to make any payment in respect of any Indebtedness or Guaranty Obligation which is fully recourse to the Borrower or the REIT, as applicable, in excess of $25,000,000 in the aggregate when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) beyond any applicable notice and/or cure period; or (ii) to perform or observe any other condition or covenant beyond any applicable notice and/or cure period, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Guaranty Obligation which is fully recourse to the Borrower or the REIT, as applicable, in excess of $25,000,000 in the aggregate, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Guaranty Obligation to become payable or cash collateral in respect thereof to be demanded; or

    (f)           Bankruptcy or Insolvency.  The Borrower, the REIT, or any Subsidiary Guarantor shall (i) become insolvent, or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily cease to conduct its business in the ordinary course; (iii) commence any Insolvency Proceeding with respect to itself; or (iv) take any action to effectuate or authorize any of the foregoing; or

    (g)           Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding shall be commenced or filed against the Borrower, the REIT, or any Subsidiary Guarantor, or any writ, judgment, warrant of attachment, execution or similar process, shall be issued or levied against a substantial part of such Person's Properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; (ii) the Borrower, the REIT, or any Subsidiary Guarantor shall admit the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Borrower, the REIT, or any Subsidiary Guarantor shall acquiesce in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business; or

    (h)           ERISA. (i) A member of the Controlled Group shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under a Multiemployer Plan; (ii) the Borrower or an ERISA Affiliate shall fail to satisfy its contribution requirements under Section 412(c)(11) of the Code, whether or not it has sought a waiver under Section 412(d) of the Code; (iii) in the case of an ERISA Event involving the withdrawal from a Plan of a “substantial employer” (as defined in Section 4001(a)(2) or Section 4062(e) of ERISA), the withdrawing employer's proportionate share of that Plan's Unfunded Pension Liabilities is more than $250,000; (iv) in the case of an ERISA Event involving the complete or partial withdrawal from a Multiemployer Plan, the withdrawing employer has incurred a withdrawal liability in an aggregate amount exceeding $250,000; (v) in the case of an ERISA Event not described in clause (iii) or (iv), the Unfunded Pension Liabilities of the relevant Plan or Plans exceed $250,000; (vi) a Plan that is intended to be qualified under Section 401(a) of the Code shall lose its qualification, and the loss can reasonably be expected to impose on members of the Controlled Group liability (for additional taxes, to Plan participants, or otherwise) in the aggregate amount of $250,000 or more; (vii) the commencement or increase of contributions to, or the adoption of or the amendment of a Plan by, a member of the Controlled Group shall result in a net increase in unfunded liabilities to the Controlled Group in excess of $250,000; (viii) any member of the Controlled Group engages in or otherwise becomes liable for a non-exempt prohibited transaction and the initial tax or additional tax under section 4975 of the Code relating thereto might reasonably be expected to exceed $250,000; (ix) a violation of section 404 or 405 of ERISA or the exclusive benefit rule under section 401(a) of the Code if such violation might reasonably be expected to expose a member or members of the Controlled Group to monetary liability in excess of $250,000; (x) any member of the Controlled Group is assessed a tax under section 4980B of the Code in excess of $250,000; or (xi) the occurrence of any combination of events listed in clauses (iii) through (x) that involves a potential liability, net increase in aggregate Unfunded Pension Liabilities, unfunded liabilities, or any combination thereof, in excess of $250,000.

    (i)           Monetary Judgments.  One or more final (non-interlocutory) judgments, orders or decrees shall be entered against the Borrower, the REIT, or any Subsidiary Guarantor involving in the aggregate a liability (not fully covered by insurance) as to any single or related series of transactions, incidents or conditions, of $15,000,000 or more, and the same shall remain unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof; or

    (j)           Non-monetary Judgments.  Any non-monetary judgment, order or decree shall be rendered against the Borrower, the REIT, or any Subsidiary Guarantor that has or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

    (k)           Collateral and Guaranty Documents.

   (i)           Any provision of any Collateral Document shall for any reason cease to be valid and binding on or enforceable against the Borrower or other Person party thereto (except to the extent that the same results solely from an act or omission of the Agent or the Lenders), or the Borrower or such Person shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or

   (ii)           Any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby, or such security interest shall for any reason cease to be a perfected and first-priority security interest subject only to Permitted Exceptions; or

   (iii)           Any party to a Collateral Document (other than the Agent or Lenders) shall fail to perform or observe any term or covenant contained in such Collateral Document, or any other event or condition shall occur or exist under a Collateral Document that constitutes an “Event of Default” as defined therein; or

    (l)           Material Adverse Effect.  There shall occur any act, omission, change, occurrence or event which has an Material Adverse Effect; or

    (m)           Material Licenses or Permits.  The Borrower, the REIT, or any Subsidiary Guarantor shall lose, through suspension, termination, impoundment, revocation, failure to renew or otherwise, any material license or permit;

    (n)           Environmental Liens.  The Borrower, the REIT, or any Subsidiary Guarantor or any of their respective properties shall become subject to one or more Liens for costs or damages in excess of $100,000 individually or in the aggregate under any Environmental Law and such liens shall remain in place for thirty (30) days after the creation thereof;

    (o)           Change of Control.  A Change of Control occurs.

8.02           Remedies.  If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Requisite Lenders:

    (a)           Termination of Commitment.  Declare the Commitment of each Lender to make Loans to be terminated, whereupon such Commitments shall forthwith be terminated;

    (b)           Acceleration.  Declare (i) the unpaid principal amount of all outstanding Loans and all interest accrued and unpaid thereon, and (ii) all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived; and

    (c)           Other Remedies.  Exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in Section 8.01(f) or 8.01(g) (in the case of clause (i) of Section 8.01(g) upon the expiration of the sixty (60)-day period mentioned therein), the Commitment of each Lender to make Loans shall automatically terminate, and the unpaid principal amount of all outstanding Loans and interest accrued and unpaid thereon, and all other amounts owing or payable hereunder as aforesaid shall automatically become due and payable without further act of any Agent or Lender.

8.03           Rights Not Exclusive.  The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

ARTICLE IX

THE AGENT

9.01           Appointment and Authorization.  Each Lender hereby irrevocably appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Agent shall not have any duties or responsibilities except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist on the part of Agent.

9.02           Delegation of Duties.  Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

9.03           Liability of Agent.  The Agent, its respective Affiliates, or their respective officers, directors, employees, agents, or attorneys-in-fact (all of the foregoing being collectively referred to as the “Agent-Related Persons”) shall not (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Borrower, the REIT, or any Subsidiary or any Affiliate of any such Person, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or for the value of any Collateral or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any other Loan Document, or for any failure of the Borrower, the REIT or any other party to any Loan Document to perform its obligations hereunder or thereunder.  No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Properties, books or records of the Borrower, the REIT, or any Subsidiary or Affiliates thereof.

9.04           Reliance by Agent.

    (a)           Generally.  The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telecopy, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agent.  The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Requisite Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Requisite Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

    (b)           Conditions Precedent.  For purposes of determining compliance with the conditions specified in Sections 4.01 and 4.02 (as to the initial borrowing hereunder), each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender, unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the initial borrowing specifying its objection thereto and either such objection shall not have been withdrawn by notice to the Agent to that effect or such Lender shall not have made available to the Agent the Lender's ratable portion of such borrowing.

9.05           Notice of Default.  The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.”  In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders.  The Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Requisite Lenders in accordance with Article VIII; provided, however, that unless and until the Agent shall have received any such request, it may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

9.06           Credit Decision.  Each Lender expressly acknowledges that none of the Agent-Related Persons has made any representation or warranty to such Lender and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, the REIT, or any Subsidiary, shall be deemed to constitute any representation or warranty by the Agent to any Lender.  Each Lender represents to the Agent that such Lender has, independently and without reliance upon the Agent and based on such documents and information as such Lender has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, Properties, financial and other condition and creditworthiness of the Borrower, the REIT, or any Subsidiary, and all applicable bank regulatory laws relating to the transactions contemplated thereby, and made its own decision to enter into this Agreement and extend credit to the Borrower hereunder.  Each Lender also represents that it will, independently and without reliance upon the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, Properties, financial and other condition and creditworthiness of the Borrower, the REIT and the Subsidiaries.  Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, Properties, financial and other condition or creditworthiness of the Borrower, the REIT, and the Subsidiaries which may come into the possession of any of the Agent-Related Persons.

9.07           Indemnification.  The Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so) ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Loans) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Person's gross negligence or willful misconduct.  Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand (to the extent the Agent is not reimbursed upon demand by the Borrower, unless the Agent is legally restricted from making such demand upon the Borrower, in which case demand need not be made upon the Borrower) for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower.  Without limiting the generality of the foregoing, if the IRS or any authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section 9.07, together with all costs, expenses and Attorney Costs.  The obligation of the Lenders in this Section shall survive the payment of all Obligations.

9.08           Agent in Individual Capacity.  Capital One (and any other Lender that may hereafter serve as Agent) and each of their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory or other business with, the Borrower, the REIT and the Subsidiaries and Affiliates as though Capital One (or any other such Lender) were not the agent hereunder and without notice to the Lenders.  With respect to its Loans, Capital One (and any other Lender that may hereafter serve as Agent), shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though each of them were not an agent, and the terms “Lender” and “Lenders” shall include Capital One (and any other Lender that may hereafter serve as Agent), in its individual capacity.

9.09           Successor Agents.  Upon the written consent of the Borrower, not to be unreasonably withheld, the Agent may resign as Agent upon thirty (30) days' notice to the Lenders.  If an Agent shall resign under this Agreement, the Requisite Lenders shall appoint from among the Lenders a successor Agent for the Lenders, which successor Agent shall, if no Default or Event of Default exists hereunder, be approved by the Borrower.  If no successor Agent is appointed prior to the effective date of the resignation of the retiring Agent, the retiring Agent shall appoint, after consulting with the Lenders and the Borrower, a successor Agent.  Upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent, and the term “Agent” shall mean such successor Agent, and the retiring Agent's rights, powers and duties as Agent shall be terminated.  After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

9.10           Collateral Matters.

    (a)           Perfection.  The Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

    (b)           Release.  Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to Section 2.16(d) or any other provision of the Loan Documents.  The Agent shall be completely protected in taking any action directed by all the Lenders in response to such request and shall incur no liability to the Borrower or any Lender for failing to take any action as to which all of the Lenders do not concur.

    (c)           No Other Collateral.  Each Lender agrees with and in favor of each other (which agreement shall not be for the benefit of the Borrower, the REIT, or any Subsidiaries) that the Borrower's obligation to such Lender under this Agreement and the other Loan Documents is not and shall not be secured by any real property collateral now or hereafter acquired by such Lender other than the Collateral hereunder.

ARTICLE X

MISCELLANEOUS

10.01         Amendments and Waivers.

    (a)           Generally.  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure therefrom, shall be effective unless the same shall be in writing and signed by the Requisite Lenders, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

    (b)           Matters Requiring Unanimous Consent.  Not withstanding the terms of Section 10.01(a), no amendment or waiver of any provision of this Agreement or any other Loan Document, no agreement to forebear from acting upon any departure by the Borrower therefrom, and no consent with respect to any departure by the Borrower therefrom, shall be effective to do any of the following unless the same is in writing and signed by all the Lenders:

   (i)           increase the Commitment of any Lender;

   (ii)          postpone or delay any date fixed for any payment of principal, interest, fees or other amounts due hereunder or under any Loan Document whether by acceleration or otherwise;

   (iii)         reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any Loan Document;

   (iv)        change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans required for the Lenders or any of them to take any action hereunder;

   (v)         amend Section 2.15 (Sharing of Payments, Etc.), Section 6.10 (Use of Proceeds), Section 8.02 (Remedies), Section 10.15 (Governing Law and Jurisdiction) or this Section 10.01; or

   (vi)        release any portion of the Collateral except as otherwise may be provided in applicable Collateral Documents or Section 2.16(d) or except where the consent of the Requisite Lenders only is specifically provided for.

    (c)           Matters Requiring Agents' Consent.  Notwithstanding the terms of Section 10.01(a), no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower therefrom, shall be effective to affect the rights or duties of the Agent under this Agreement or any other Loan Document unless the same is in writing and signed by the Agent.

10.02         Notices.

    (a)           Delivery.  All notices, requests and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, email) and mailed or emailed, (i) if to the Borrower, to its address specified on the signature pages hereof, (ii) if to any Lender, to its Domestic Lending Office, and (iii) if to Agent, to its address specified on the signature pages hereof; or, as to the Borrower or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent.

    (b)           Receipt.  All such notices and communications shall, when transmitted by overnight delivery or via email, be effective when delivered for overnight delivery or, with respect to email, when confirmation of receipt of same is delivered to the sender, except that notices pursuant to Article II or VIII shall not be effective until actually received by the Agent.

    (c)           Reliance.  The Borrower acknowledges and agrees that any agreement of the Agent and the Lenders under Article II to receive certain notices by telephone and email is solely for the convenience and at the request of the Borrower.  The Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice, and the Agent and the Lenders shall not have any liability to the Borrower or any other Person on account of any action taken or not taken by the Agent and the Lenders in reliance upon such telephonic or email notice.  The obligation of the Borrower to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Lenders to receive written confirmation of any telephonic or email notice or the receipt by the Agent and the Lenders of a confirmation which is at variance with the terms understood by the Agent and the Lenders to be contained in the telephonic or email notice.

10.03         No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of any Agent or Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

10.04         Costs and Expenses.  The Borrower shall, whether or not the transactions contemplated hereby shall be consummated:

    (a)           Facility Expenses.  Pay or reimburse the Agent on demand for all costs and expenses incurred in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to, this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable Attorney Costs incurred by the Agent with respect thereto;

    (b)           Enforcement Expenses.  Pay or reimburse the Agent and Lenders on demand for all costs and expenses incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies (including in connection with any “workout” or restructuring regarding the Loans) under this Agreement, any other Loan Document, and any such other documents, including Attorney Costs incurred by the Agent and Lender; and

    (c)           Collateral Expenses.  Pay or reimburse the Agent on demand for all Appraisals pursuant to Section 2.16(d) (including the allocated cost of internal appraisal services), audits, environmental inspections and reviews (including the allocated costs of such internal services) (for which Borrower is obligated to pay under this Agreement) and search and filing costs, fees and expenses, incurred or sustained by the Agent in connection with the matters referred to under paragraphs (a) and (b) of this Section.

10.05         Indemnity.  The Borrower shall indemnify and hold harmless the Agent, each Lender and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an “Indemnified Person”) from and against and pay them for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Attorney Costs) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation or proceeding related to this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided, that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person.  The agreements in this Section 10.05 shall survive payment of all other Obligations.

10.06         Marshalling; Payments Set Aside.  Neither the Agent nor any Lender shall be under any obligation to marshall any assets in favor of the Borrower or any other Person or against or in payment of any or all of the Obligations.  To the extent that the Borrower makes a payment or payments to the Agent or any Lender, or the Agent or any Lender enforces its Liens or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party in connection with any Insolvency Proceeding, or otherwise, then to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

10.07         Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Lender, which may be withheld in their sole and absolute discretion.

10.08         Assignments, Participations, etc.

    (a)           Assignments.  Any Lender may, with the written consent of the Agent, which consent shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Agent shall be required in connection with any assignment and delegation by a Lender to a Lender Affiliate of such Lender) (each an “Assignee”) all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $10,000,000; provided, however, that the Borrower and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Agent by such Lender and the Assignee; (B) such Lender and its Assignee shall have delivered to the Borrower and the Agent an Assignment and Acceptance in the form of Exhibit I (“Assignment and Acceptance”) together with any Note or Notes subject to such assignment; (C) such Lender shall have paid to the Agent, for its own account, an assignment fee in the amount of $1500, if the Assignee is a Lender (without giving effect to the Assignment), and $3000 in all other cases; and (D) such Lender shall have delivered to the Agent such documents as may be required by Section 3.01(f).

    (b)           Rights of Assignee.  From and after the date that the Agent notifies the assignor Lender that the Agent has received an executed Assignment and Acceptance and payment of the assignment fee specified in Section 10.08(a), (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

    (c)           Replacement Notes.  Within five Business Days after its receipt of notice by the Agent that the Agent has received an executed Assignment and Acceptance and payment of the processing fee, the Borrower shall execute and deliver to the Agent, new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Lender has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Lender (such Notes to be in exchange for, but not in payment of, the Notes held by such Lender).  Immediately upon each Assignee's making its payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom.  The Commitment allocated to each Assignee shall reduce such Commitment and participation of the assigning Lender pro tanto.

    (d)           Participations.  Any Lender may at any time sell to one or more commercial lenders (a “Participant”) participating interests in any Loans and Commitment of that Lender and the other interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrower and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent as described in the first proviso to Section 10.01.  In the case of any such participation, the Participant shall not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

    (e)           Assignments to Federal Reserve Lender.  Notwithstanding any other provision contained in this Agreement or any other Loan Document to the contrary, any Lender may assign all or any portion of the Loans or Notes held by it to any Federal Reserve Lender or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Lender, provided that any payment in respect of such assigned Loans or Notes made by the Borrower to or for the account of the assigning and/or pledging Lender in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Loans or Notes to the extent of such payment.  No such assignment shall release the assigning Lender from its obligations hereunder.

10.09         Setoff.  In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists, each Lender is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing to, such Lender to or for the credit or the account of the Borrower against any and all obligations owing to such Lender, now or hereafter existing, irrespective of whether the Agent or such Lender shall have made demand under this Agreement or any Loan Document and whether such obligations may be contingent or unmatured.  Each Lender agrees to promptly notify the Borrower and the Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application.  The rights of each Lender under this Section 10.09 are in addition to the other rights and remedies (including other rights of setoff) that such Lender may have.  NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE, OR ATTEMPT TO EXERCISE, ANY RIGHT OF SETOFF, LENDER'S LIEN, OR THE LIKE, AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF THE BORROWER, THE REIT, OR ANY SUBSIDIARY OR ANY HELD OR MAINTAINED BY THE LENDER, WITHOUT THE PRIOR WRITTEN CONSENT OF THE REQUISITE LENDERS.

10.10         Notification of Addresses, Lending Offices, Etc.  Each Lender shall notify the Agent in writing of any changes in the address to which notices to such Lender should be directed, of addresses of its Offshore Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

10.11         Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.  A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Agent.

10.12         Severability.  The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

10.13         No Third Parties Benefited.  This Agreement is made and entered into for the sole protection and legal benefit of the Borrower, the Agent and the Lenders, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.  No Agent or Lender shall have any obligation to any Person not a party to this Agreement or the other Loan Documents.

10.14         Time.  Time is of the essence of each term and provision of this Agreement and each of the other Loan Documents.

10.15         Governing Law.  THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

10.16         Waiver of Jury Trial.  THE BORROWER, THE AGENT, AND THE LENDERS EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE.  SUBJECT TO SECTION 10.17 BELOW, THE BORROWER, THE AGENT, AND THE LENDERS EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

10.17         [Reserved].

10.18         Notice of Claims; Claims Bar.  THE BORROWER HEREBY AGREES THAT IT SHALL GIVE PROMPT WRITTEN NOTICE TO THE AGENT OF ANY CLAIM OR CAUSE OF ACTION IT BELIEVES IT HAS, OR MAY SEEK TO ASSERT OR ALLEGE AGAINST THE AGENT OR ANY LENDER, WHETHER SUCH CLAIM IS BASED IN LAW OR EQUITY, ARISING UNDER OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR TO THE LOANS (OR THE COLLATERAL THEREFOR), OR ANY ACT OR OMISSION TO ACT BY THE AGENT OR ANY LENDER WITH RESPECT HERETO OR THERETO, AND THAT IF THE BORROWER SHALL FAIL TO GIVE SUCH PROMPT NOTICE TO THE AGENT WITH REGARD TO ANY SUCH CLAIM OR CAUSE OF ACTION, THE BORROWER SHALL BE DEEMED TO HAVE WAIVED, AND SHALL BE FOREVER BARRED FROM BRINGING OR ASSERTING, SUCH CLAIM OR CAUSE OF ACTION IN ANY ARBITRATION OR ANY SUIT, ACTION OR PROCEEDING IN ANY COURT OR BEFORE ANY GOVERNMENTAL AGENCY.

10.19         Entire Agreement.  This Agreement, together with the other Loan Documents, embodies the entire Agreement and understanding between the Borrower, the Agent, and the Lenders, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof, except for any prior arrangements made with respect to the payment by the Borrower of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Agent or the Lenders.

10.20         Interpretation.  This Agreement is the result of negotiations between and has been reviewed by counsel to the Agent, the Lenders and the Borrower and other parties, and is the product of all parties hereto.  Accordingly, this Agreement and the other Loan Documents shall not be construed against the Lenders or the Agent merely because of the Agent's or Lenders' involvement in the preparation of such documents and agreements.

10.21         Exculpation of Lenders.  No Lender undertakes or assumes any responsibility or duty to the Borrower or any third party to select, review, inspect, examine, supervise, pass judgment upon or inform the Borrower or any third party of the existence, quality, adequacy or suitability of:  (a) any appraisals of any Collateral, (b) any environmental report, or (c) any other matters or items, including, but not limited to, engineering, soils and seismic reports which are contemplated in the Loan Documents.  Any such selection, review, inspection, examination and the like is solely for the purpose of protecting the Lenders' security and preserving the Lenders' rights under the Loan Documents, and shall not render any Lender liable to the Borrower or any third party for the existence, sufficiency, accuracy, completeness or legality thereof.  No Lender owes any duty of care to protect or inform the Borrower or any third party against negligent, faulty, inadequate or defective building or construction or the existence of any environmentally hazardous condition affecting any Collateral.

10.22         Relationship.  Nothing herein contained shall in any manner be construed as creating any relationship between the Agent and the Lenders, on the one hand, and the Borrower, on the other hand, other than as creditor and debtor.  The Borrower agrees to indemnify, protect, defend and hold the Agent and each Lender harmless from and against any and all losses, liabilities, damages, and costs and expenses (including, but not limited to, Attorney Costs and disbursements, including reasonably allocated costs of in-house counsel) resulting from any other construction of the parties' relationship.

[Signature Pages Immediately Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first written above.

BORROWER

AMERICAN REALTY CAPITAL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	American Realty Capital Trust, Inc., a Maryland corporation, its general partner

	By:	/s/ William M. Kahane
	Its:	William M. Kahane

Notices to be sent to:
American Realty Capital Trust, Inc.

405 Park Ave., 15th Floor
New York, NY 10022
Attention: William M. Kahane

With copy to:

Bond, Schoeneck & King, PLLC
350 Linden Oaks, Suite 310
Rochester, New York 14625
Attention: Timothy Fitzgerald, Esq.

AGENT

CAPITAL ONE, N.A.,
as Agent

By:	/s/ Benjamin M. Stacks
Name:	Benjamin M. Stacks
Title:	Senior Vice President

Notices to be sent to:

Capital One, N.A.
275 Broadhollow Road
Melville, New York 11747
Attention: Jennifer Hussey

With copy to:

Morrison & Foerster LLP
1290 Avenue of the Americas
New York, New York 10104
Attention: Jeffrey J. Temple, Esq.

Payments to be made to:

CAPITAL ONE, N.A.
ABA #: 021407912
Account #: 35523 20002515
Attention: Jennifer Hussey
Dept ID 39341
Ref: American Realty

LENDER

CAPITAL ONE, N.A.,
as Agent

By:	/s/ Benjamin M. Stacks
Name:	Benjamin M. Stacks
Title:	Senior Vice President

Notices to be sent to:

Capital One, N.A.
275 Broadhollow Road
Melville, New York 11747
Attention: Jennifer Hussey

With copy to:

Morrison & Foerster LLP
1290 Avenue of the Americas
New York, New York 10104
Attention: Jeffrey J. Temple, Esq.

Payments to be made to:

CAPITAL ONE, N.A.
ABA #: 021407912
Account #: 35523 20002515
Attention: Jennifer Hussey
Dept ID 39341
Ref: American Realty

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SCHEDULES

Schedule	2.01	Commitments of the Lenders
Schedule	2.16	Borrowing Base Properties and Initial Subsidiary Guarantees
Schedule	5.05	Litigation
Schedule	5.10	ERISA Disclosures
Schedule	5.25	Leases

EXHIBITS

Exhibit	A	Borrowing Notice
Exhibit	B	Assignment of Leases and Rents
Exhibit	C	Assignment of Contracts
Exhibit	D	Environmental Indemnity Agreement
Exhibit	E	Mortgage/Deed of Trust
Exhibit	F	Note
Exhibit	G	Subsidiary Guaranty
Exhibit	H	Compliance Certificate
Exhibit	I	Assignment and Acceptance
Exhibit	J	Solvency Certificate

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Exhibit A

Borrowing Notice

(immediately follows)

FORM OF NOTICE OF BORROWING

____________, 20___

Capital One, N.A.
275 Broadhollow Road
Melville, New York 11747
Attention: Jennifer Hussey

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of July ____, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among American Realty Capital Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, and Capital One, N.A., a national banking association, as Agent.

. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

1.	Pursuant to Section 2.03 of the Credit Agreement, the Borrower hereby requests that the Lenders make Loans to the Borrower in an aggregate principal amount equal to $___________________.

2.	The Borrower requests that such Loans be made available to the Borrower on ____________, 20___.

3.	The proceeds of this borrowing of Loans will be used for purposes that are consistent with the terms of the Credit Agreement.

The Borrower hereby certifies to the Agent and the Lenders that as of the date hereof and as of the date of the making of the requested Loans and after giving effect thereto, (a) no Default or Event of Default exists or shall exist, and (b) the representations and warranties made or deemed made by the REIT, the Borrower and any Subsidiary Guarantor in the Loan Documents to which any of them is a party are and shall be true and correct in all material respects, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents. In addition, the Borrower certifies to the Agent and the Lenders that all conditions to the making of the requested Loans contained in Article IV of the Credit Agreement will have been satisfied (or waived in accordance with the applicable provisions of the Loan Documents) at the time such Loans are made.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Borrowing as of the date first written above.

BORROWER

AMERICAN REALTY CAPITAL OPERATING PARTNERSHIP, L.P.,
a Delaware limited partnership

By:	AMERICAN REALTY CAPITAL TRUST INC., a Maryland corporation,
its general partner
By:	_______________________________
Name:
Title:

Exhibit B

Assignment of Leases and Rents

(immediately follows)

Recording Requested By And
When Recorded Mail To:

Morrison & Foerster, LLP
1290 Avenue of the Americas
New York, New York 10104
Attn:  Jeffrey J. Temple, Esq.

(Space above this line for Recorder’s Use)

ASSIGNMENT OF LEASES AND RENTS

1.           Assignment.  FOR VALUE RECEIVED, [SUBSIDIARY GUARANTOR], a Delaware limited liability company (“Owner”), with an address at c/o American Realty Capital Trust Inc., 405 Park Avenue, 15th Floor, New York, New York 10022, hereby assigns, sells, transfers and sets over to CAPITAL ONE, N.A., a national banking association, with an address at 275 Broadhollow Road, Melville, New York, New York 11747, Attn: Commercial Real Estate Banking, as agent for the lenders (“Agent”), all right, title and interest of the landlord, whether now existing or hereafter acquired, to and under the following:

(a)           All leases (including subleases), occupancy agreements, license and concession agreements (collectively, together with the extensions, renewals, modifications, replacements and guaranties referred to in paragraphs (b) and (c) below, called the “Leases”) now or hereafter covering all or any part of the real property (the “Property”) located in [__________], which is more fully described in Exhibit A attached hereto and incorporated herein by this reference;

(b)           All extensions, renewals, modifications or replacements of the Leases;

(c)           Any and all guaranties of the obligations of the lessees, occupants and licensees under the Leases (hereinafter such lessees, occupants and licensees are referred to collectively as the “lessees” and individually as a “lessee”), whether now existing or hereafter executed or granted, and all extensions and renewals of said guaranties; and

(d)           Any rents (including, without limitation, any percentage or other rents based upon the sales of a lessee), royalties, issues, profits, revenue, income, license fees and other benefits at any time accruing by virtue of the Leases and all proceeds thereof, including, without limitation, all revenues from the parking of vehicles on the Property (hereinafter called the “Rents and Profits”).

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Capitalized terms used but not defined herein shall have the meanings assigned to them in that certain Credit Agreement dated as of July ___, 2010 by and between American Realty Capital Operating Partnership, L.P., a Delaware limited partnership, the lenders from time to time party thereto and Agent as agent (as it may from time to time be amended or restated, the “Credit Agreement”).

2.           Purpose.  Owner’s purpose in making this Assignment is to relinquish to Agent any and all rights of Owner to collect and enjoy the Rents and Profits so as to facilitate the satisfaction, in such order of priority as may be provided in the Credit Agreement, of the obligations (the “Secured Obligations”) secured by that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the “Deed of Trust”), of substantially even date herewith, made by Owner, as trustor, in favor of Agent, as beneficiary, which Deed of Trust encumbers the Property and is to be recorded substantially concurrently with the recordation hereof.

3.           License to Collect.  The parties intend that this Assignment shall be a present, absolute and unconditional assignment and shall, immediately upon execution, give Agent the right to collect the Rents and Profits and to apply them in payment of all sums payable by Owner under each of the Secured Obligations as provided above.  However, Agent hereby grants to Owner a license to collect, use and enjoy, subject to the provisions set forth below and in the Deed of Trust, the Rents and Profits as they respectively become due and to enforce the Leases, so long as no Event of Default has occurred and is continuing.  In addition, Owner shall have those rights and obligations with respect to the Leases as are set forth in the Deed of Trust.  Nothing contained herein, nor any collection of the Rents and Profits by Agent or by a receiver, shall be construed to make Agent a “mortgagee-in-possession” of the Property so long as Agent has not itself entered into actual possession of the Property.

4.           Direction to each Lessee.  Upon the occurrence and during the continuation of any Event of Default, this Assignment shall constitute a direction to and full authority to each lessee under any Lease and each guarantor of any Lease to pay all Rents and Profits to Agent without proof of the default relied upon.  Owner hereby irrevocably authorizes each lessee and guarantor to rely upon and comply with any notice or demand by Agent for the payment to Agent of any Rents and Profits due or to become due.

5.           Representations and Warranties.  Owner represents and warrants as to each Lease now covering all or any part of the Property that, except as previously disclosed to Agent in writing:

(a)           such Lease is in full force and effect;

(b)           no default exists on the part of Owner or, to the best knowledge of Owner, on the part of the lessee thereunder;

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(c)           no Rents and Profits (except for any security deposits or other amounts specifically described in the Leases as in effect on the date hereof) have been collected more than one month in advance;

(d)           to the best knowledge of Owner, no lessee under any Lease has any defense, setoff or counterclaim against Owner;

(e)           no Lease or any interest therein is currently assigned or pledged to any Person other than Agent; and

(f)           all Rents and Profits due to date under any Lease have been collected and, except as expressly set forth in the Leases, no material concession has been granted to any lessee in the form of a waiver, release, reduction, discount or other alteration of the Rents and Profits due or to become due.

6.           Agreements as to the Leases.  Owner agrees with respect to each Lease:

(a)           Security Deposits.  If the Lease provides for a security deposit paid by the lessee to Owner, this Assignment transfers to Agent all of Owner’s right, title and interest in and to the security deposit; provided that Owner shall have the right to retain said security deposit so long as no Event of Default has occurred and is continuing; and provided further that Agent shall not have any obligation to the lessee with respect to such security deposit except to the extent that Agent comes into actual possession and control of said deposit.

(b)           Merger.  Each Lease shall remain in full force and effect despite any merger of the interest of Owner and any lessee thereunder, to the extent permitted under applicable law.

(c)           Collection before Due.  Owner shall not collect any Rents and Profits more than one (1) month in advance of the date on which they become due under the terms of any Lease, other than in the ordinary course of business.

(d)           Discounts.  Owner shall not discount any future accruing Rents and Profits, other than in the ordinary course of business.

(e)           Further Assignments.  Owner shall not execute any further assignment of any of the Rents and Profits or any interest therein or suffer or permit any such assignment to occur by operation of law.

(f)            Subordination.  Owner shall not request, consent to, agree to or accept a subordination of any Lease to any mortgage, deed of trust or other encumbrance (except, with Agent’s consent, those in favor of Agent), or any other lease or concession agreement, now or hereafter affecting the Property or any part thereof, or permit conversion of any Lease to a sublease.

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(g)           Performance of Obligations.  Owner shall faithfully perform and discharge all of its material obligations under the Leases.  Owner shall appear in and defend, at no cost to Agent, any action or proceeding arising under or in any manner connected with any Lease.  If requested by Agent, following any Event of Default and during the continuation thereof, Owner shall enforce each Lease and all remedies available to Owner against the lessee in the case of default under the Lease by the lessee.

(h)           Future Leases.  Upon request by Agent, Owner shall provide to Agent a true and correct copy of each executed Lease as provided in the Credit Agreement.  Any such Lease shall be deemed included in this Assignment.

(i)            Estoppel Certificates.  Owner shall use good faith efforts to deliver to Agent, promptly upon request, but in no event more frequently than once a year, duly executed estoppel certificates from any one or more lessees as required by Agent attesting to such facts regarding the Lease as Agent may reasonably require, including, but not limited to, attestations that each Lease covered thereby is in full force and effect with no defaults thereunder on the part of any party, and that the lessee claims no defense or offset against the full and timely performance of its obligations under the Lease.

(j)            Indemnity.  Nothing herein shall be construed to impose any liability or obligation on Agent under or with respect to any Lease.  Owner shall defend, indemnify and hold Agent harmless for, from and against any and all liabilities, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) (collectively, “Liabilities”), which Agent may incur under any Lease or by reason of this Assignment, but excluding Liabilities resulting from gross negligence or willful misconduct, or solely from negligence, by Agent, and of and from any and all claims and demands whatsoever which may be asserted against Agent by reason of any alleged obligations to be performed or discharged by Agent under any Lease or this Assignment, but excluding Liabilities resulting from gross negligence or willful misconduct, or solely from negligence, by Agent.  Should Agent incur any liability, loss, damage, cost or expense covered hereby under any Lease or by reason of this Assignment, but excluding Liabilities resulting from gross negligence or willful misconduct, or solely from negligence, by Agent, Owner shall reimburse Agent for the amount thereof pursuant to Section 7 below.  The indemnifications given by Owner hereunder include, without limitation, indemnifications for Liabilities resulting from the negligence of Agent.

7.           Payment by Owner.  Owner further agrees to reimburse Agent for any reasonable cost or expense incurred by Agent to protect the interests of Agent hereunder, within five (5) days after written demand for payment is given to Owner by Agent.  Owner also agrees to reimburse Agent for all of Agent’s other reasonable costs incurred hereunder for which Owner is obligated to reimburse or indemnify Agent within thirty (30) days after written demand for such reimbursement is given to Owner by Agent.  Any such sum shall bear interest at the interest rate set forth in Section 2.10(c) of the Credit Agreement until paid if it is not paid when due.

8.           Rights of Agent.  Owner hereby grants the following rights:

(a)           Creditors of Lessees.  Agent shall be deemed to be creditor of each lessee in respect of any assignment for the benefit of creditors and any bankruptcy, arrangement, reorganization, insolvency, dissolution, receivership or other debtor-relief proceedings affecting such lessee (without obligation on the part of Agent, however, to file timely claims in such proceedings or otherwise pursue creditor’s rights therein).

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(b)           Protection of Security.  Agent shall have the right (but not the obligation), upon any Event of Default, so long as such Event of Default is continuing, to take any action as Agent may deem necessary or appropriate to protect Agent’s security, including, but not limited to, appearing in any action or proceeding and performing any obligations of the lessor under any Lease, and Owner agrees to pay all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by Agent in connection therewith, pursuant to Section 7 above.

(c)           Remedies.  Upon any Event of Default, so long as such Event of Default is continuing, Agent shall have the right to apply the Rents and Profits to charges for taxes, insurance, improvements, maintenance and other items relating to the operation of the Property.  Agent shall also have upon the occurrence of any such Event of Default all other rights and remedies provided to Agent under any of the Loan Documents, all rights and remedies of a secured creditor under the Uniform Commercial Code, and all other rights and remedies otherwise available at law or in equity or by statute.  However, neither the assignment set forth above nor any other provision of the Deed of Trust shall impose upon Agent any duty to produce any revenues, fees, rents, issues, profits, license fees or benefits or cause Agent to (i) be responsible for performing any of the obligations of the Owner under any Lease, or (ii) be responsible or liable for any waste or for any dangerous or defective conditions of the Property, for negligence in the management, upkeep, repair or control of the Property or any other act or omission by any other person excluding, however, any such liability incurred after Agent obtains possession of the Property to the extent arising solely from Agent’s gross negligence or willful misconduct.

9.           Supplement to Deed of Trust.  This Assignment is intended to be supplementary to and not in substitution for or in derogation of any assignment of leases, rents and other property contained in the Deed of Trust or in any other document.  Failure of Agent to avail itself of any terms, covenants or conditions of this Assignment for any period of time or for any reason shall not constitute a waiver thereof.

10.         Continuation of Terms.  Notwithstanding any future modification of the terms of any of the Loan Documents, this Assignment and the rights and benefits hereby assigned and granted shall continue in favor of Agent in accordance with the terms of this Assignment.

11.         Successors and Assigns.  This Assignment shall be binding upon and inure to the benefit of the permitted successors and assigns of the parties hereto under the Credit Agreement and the other Loan Documents (including, without limitation, in the case of Agent, any third parties now or hereafter acquiring any interest in any of the Loan Documents, whether by virtue of assignment, participation or otherwise).  The words “Owner,” “Agent,” “lessee” and “guarantor,” wherever used herein, shall include the persons and entities named or referred to herein or in any Lease, and designated as such and their respective heirs, legal representatives, successors and assigns, provided that any action taken by the Agent or any successor designated as such by an instrument recorded in the Official Records of the county in which the Property is located referring to this Assignment shall be sufficient for all purposes notwithstanding that Agent may have theretofore assigned or participated any interest in any of the Loan Documents to a third party.  All words and phrases shall be taken to include the singular or plural number, and the masculine, feminine or neuter gender, as may fit the case.

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12.         Modifications.  Any change, amendment, modification, abridgement, cancellation, or discharge of this Assignment or any term or provision hereof shall be invalid without the written consent of Agent.

13.         Release.  Upon recordation of a recorded satisfaction or release of the Deed of Trust, this Assignment shall be void and of no further effect, and thereupon Agent shall execute and deliver to Owner any instruments which may be reasonably necessary or appropriate to terminate this Assignment.

14.         Notices.  All notices hereunder shall be given in accordance with the Subsidiary Guaranty.

15.         Severability.  If any provision hereof is determined to be illegal or unenforceable for any reason, the remaining provisions hereof shall not be affected thereby.

16.         Governing Law.  This Assignment and the rights and remedies of Agent as provided herein shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of law.

17.         Intentionally Omitted.

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IN WITNESS WHEREOF, the undersigned Owner has executed this Assignment as of the _____ day of July, 2010.

OWNER:

[SUBSIDIARY GUARANTOR]

By:	American Realty Capital Operating Partnership, L.P, a Delaware limited partnership, its Member

	By:	American Realty Capital Trust Inc., a Maryland corporation, its General Partner

By: ____________________________
Name: __________________________
Title: ___________________________

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EXHIBIT A

Legal Description

All of that certain real property together with all easements, rights and appurtenances thereto, and all improvements now or hereafter located thereon, situated in the City of __________, County of ___________ State of __________ and described as follows:

STATE OF _____________	)
)
COUNTY OF ___________	)

BEFORE ME, the undersigned authority, on this day personally appeared ______________________________________, the ______________________ of AMERICAN REALTY CAPITAL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, member of [each property owner], a Delaware limited liability company, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation, member of said limited liability company, and as the act and deed of said limited liability company.

Given under my hand and seal this ____ day of ________, 2010.

Notary Public In and For
The State of _________

Printed Name:

My Commission Expires:

Exhibit C

Assignment of Contracts

(immediately follows)

ASSIGNMENT OF WARRANTIES, PERSONAL PROPERTY LEASES
AND MANAGEMENT AND SERVICE CONTRACTS

1.           FOR VALUE RECEIVED, [EACH SUBSIDIARY GUARANTOR], a Delaware limited liability company (“Owner”), with an address at c/o American Realty Capital Trust Inc., 405 Park Avenue, 15th Floor, New York, New York 10022, hereby assigns, sells, transfers and sets over to Capital One, N.A., a national banking association (“Agent”) (any capitalized term not defined herein shall have the meaning set forth in that certain Credit Agreement dated as of July ___, 2010 by and between American Realty Capital Operating Partnership, L.P., a Delaware limited partnership, as Borrower, the lenders from time to time party thereto (the “Lenders”) and the Agent as agent for the Lenders (as amended, modified, supplemented, extended, renewed or replaced from time to time, the “Credit Agreement”)) and grants to Agent (for the benefit of the Lenders) a security interest, whether now existing or hereinafter acquired, in, all of Owner’s right, title and interest in, to and under the following:

(a)           To the extent they are assignable or transferable, all warranties and guarantees (the “Warranties and Guarantees”), whether now existing or hereafter arising, relating to all improvements (the “Improvements”) now or hereafter located on that certain real property located in __________, which is more particularly described in Exhibit A attached hereto (the “Property”);

(b)           All leases, to the extent assignable, whether now existing or hereafter arising (collectively, the “Personal Property Leases”), of all tangible personal property owned by Owner and installed in, affixed to, placed upon, or used or useful in connection with the Property or the operation of the Improvements thereon and all replacements thereof, additions thereto and substitutions therefor (collectively, the “Personal Property”);

(c)           Each and every right of Owner to the payment of money, whether such right to payment now exists or hereafter arises, which arises out of or relates to the Warranties and Guarantees, the Improvements, the Property, the Personal Property Leases or the Personal Property, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests which Owner may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any of the property of such account debtor or other obligor, including without limitation all accounts and general intangibles arising from or relating to the Collateral (as herein defined);

(d)           All books and records pertaining to any and all of the Property described above, including computer readable memory and any computer hardware or software necessary to access and process such memory; and

(e)           All proceeds of, additions and accretions to, substitutions and replacements for, and changes in any of the property described above.

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The Warranties and Guarantees, Personal Property and Leases and all other items referred to in paragraphs (a) through (e) above are referred to herein as the “Collateral.”

2.           This Assignment secures, in such order of priority as may be provided in the Credit Agreement, each of the “Secured Obligations” (as such term is defined in the Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the “Deed of Trust”) dated as of the date hereof, executed by Owner, as trustor for the benefit of Agent, as beneficiary relating to the Property.

3.           Owner acknowledges and agrees that Agent has not hereby assumed any of Owner’s obligations or duties with respect to any of the Collateral.

4.           Until there shall have been an Event of Default, Owner shall be authorized to exercise all rights and privileges relating to the Collateral.

5.           Upon request by Agent from time to time, Owner shall execute and deliver to Agent any financing and continuation statements with respect to the Collateral in order to perfect or continue the perfection of the security interests therein of Agent.

6.           Owner hereby represents and warrants to Agent that:  (a) no assignment or hypothecation of its rights under or with respect to any of the Collateral is currently effective, and (b) Owner has provided Agent with true and accurate copies of all Material (as hereinafter defined), Personal Property Leases and Contracts existing as of the date hereof, including all amendments to date.  As used herein, “Material” shall mean any and all Personal Property Leases and Contracts which:  (x) are not terminable by the Owner without cause upon not more than thirty (30) days’ notice, or (y) require payments to any party other than Owner in an aggregate amount greater than $20,000, or (z) in any manner create rights which affect title to the Property, including, without limitation, any grant to a party other than Owner of an option or right of first refusal to purchase the Property.

7.           To protect the security of this Assignment, Owner agrees:

(a)           Except as permitted in the Credit Agreement with respect to the Property, not to assign, sell or transfer, or pledge, mortgage or otherwise encumber in any manner, Owner’s interest in and rights under and to any of the Collateral so long as this Assignment remains in effect, without the prior written consent of Agent.

(b)           Faithfully to abide by, perform and discharge in all material respects each and every obligation of Owner with respect to the Collateral.

(c)           At Owner’s sole cost and expense, to appear in and defend any action or proceeding arising under or connected with any of the Collateral or Owner’s obligations and duties hereunder and to pay all reasonable costs and expenses of Agent including reasonable attorneys’ fees and costs in any action or proceeding in which Agent may be required to appear.  Upon the occurrence or during the continuation of an Event of Default hereunder, Agent may, at its option, appear in and prosecute in its own name, any action or proceeding to enforce any such cause of action and may make any compromise or settlement thereof.

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(d)           Owner (i) shall, at the request of Agent, promptly provide Agent with a copy of all Warranties and Guaranties and all Personal Property Leases and Contracts entered into subsequent to the date hereof and (ii) shall, upon request by Agent, promptly provide Agent with notice of the termination, expiration or revocation of same.

(e)           The acceptance of this Assignment shall not constitute a satisfaction of any of the Secured Obligations or a waiver of any rights of Agent.  Nothing in this Assignment shall be deemed to obligate Agent to undertake or perform any of the terms or conditions applicable to any Collateral or to enforce compliance therewith.  No waiver of any breach or default of Owner and no waiver of any right of Agent hereunder shall be deemed to constitute a waiver of any other or subsequent breach or default, or to prevent subsequent exercise of any such right or any other similar right.

8.            Owner shall reimburse Agent for any reasonable cost or expense incurred by Agent hereunder to protect the Collateral within (5) days after written demand for payment is given to Owner by Agent and Owner shall reimburse Agent for all of Agent’s other costs incurred hereunder within thirty (30) days after written demand for such reimbursement is given to Owner by Agent.

9.            Agent shall have the right to enforce Owner’s rights with respect to any or all of the Collateral.  Agent may, without affecting any of the rights or remedies of Agent against Owner under any other Loan Documents, exercise on behalf of Agent the rights of Agent under this Assignment as Owner’s attorney-in-fact or in any other manner permitted by law, and in addition, Agent shall have and possess any and all rights and remedies of a secured party under the Uniform Commercial Code or as otherwise provided by law and may also elect to cause the Collateral to be sold pursuant to the power of sale provided in the Deed of Trust in accordance with the terms and provisions thereof.

10.           Owner hereby agrees to indemnify Agent against, and to hold Agent harmless for, from and against any and all claims, demands, liabilities, losses, lawsuits, judgments and costs and expenses (“Liabilities”) (including, without limitation, reasonable attorneys’ fees and costs), which Agent may incur after an Event of Default in exercising any of its rights under this Assignment, including without limitation Liabilities resulting from the negligence of Agent, but excluding Liabilities resulting from Agent’s gross negligence or willful misconduct.

11.           Upon the reconveyance of the Deed of Trust encumbering the Property, this Assignment shall become null and void, and thereupon Agent shall execute and deliver to Owner any instruments which may be reasonably necessary or appropriate to terminate this Assignment.

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12.           The terms, covenants, agreements and conditions contained herein shall extend to, include and inure to the benefit of and be binding upon the permitted successors and assigns of the parties, and may not be terminated, changed or amended orally.

13.           This Assignment shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of law.

IN WITNESS WHEREOF, Owner has caused this Assignment to be executed as of the day indicated below.

Dated:  July ___, 2010.

OWNER:

[SUBSIDIARY GUARANTOR]

By:	American Realty Capital Operating Partnership, L.P, a Delaware limited partnership, its Member

	By:	American Realty Capital Trust Inc., a Maryland corporation, its General Partner

By:
Name:
Title:

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EXHIBIT A

Description of the Property

All of that certain real property, together with all easement, rights and appurtenances thereto, and all improvements now or hereafter located thereon, situated in the City of __________, County of __________, State of ___________, and described as follows:

Exhibit A-1

Exhibit D

Environmental Indemnity Agreement

(immediately follows)

ENVIRONMENTAL INDEMNITY AGREEMENT

This Environmental Indemnity Agreement (this “Agreement”) is made as of July ___, 2010, by AMERICAN REALTY CAPITAL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Company”), and [EACH SUBSIDIARY GUARANTOR], a [Delaware limited liability company] (collectively, “Indemnitor”) in favor of (i) CAPITAL ONE, N.A., a national banking association, as Agent for the Lenders (in such capacity, “Indemnitee”) under that certain Credit Agreement, dated as of July ___, 2010 (as amended, modified, supplemented, extended, renewed or replaced from time to time, the “Credit Agreement”), among Company, as Borrower, the lenders from time to time party thereto (the “Lenders”) and Indemnitee, as Agent for the Lenders (“Agent”), and (ii) the other Indemnified Parties (as hereinafter defined).  Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

Factual Background

A.          Indemnitor is executing this Agreement to induce the Lenders to make advances, from time to time, of up to $30,000,000 in the aggregate under a revolving credit facility (the “Facility”) pursuant to the Credit Agreement.

B.           The Facility is evidenced by a promissory note issued to Agent (the “Note”), and is secured by, among other things, deeds of trust or mortgages (the “Deeds of Trust”) encumbering each of the Borrowing Base Properties identified on Exhibit A attached hereto (collectively, the “Property”).

C.           In connection with obtaining the Deeds of Trust as security for the Facility, the Lenders may potentially become subject to certain costs, risks and liabilities with respect to the Property.  Among other things, the Lenders may become subject to liabilities or alleged liabilities relating to environmental conditions as an “owner” or “operator” under applicable environmental law.  These costs and liabilities may arise before or after repayment of the Facility, and before or after foreclosure under the Deeds of Trust.  Because these costs and liabilities, if they occur, will be the result of the Lenders’ agreement to make the Facility, and in consideration of that agreement, Indemnitee, as Agent, and Indemnitor have agreed as set forth below.

I.           Definitions

In addition to any terms defined elsewhere in this Agreement, as used in this Agreement:

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1.1         “Hazardous Materials” means (i) all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum-derived substance or waste, (ii) any other materials or pollutants that (a) pose a hazard to any Property or to Persons on or about such Property or (b) or to Persons cause such Property to be in violation of any Environmental Laws, (iii) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million, and (iv) any other chemical, material, substance, or waste, exposure to which is prohibited, limited, or regulated by any Governmental Authority or may or could pose a hazard to the health and safety of the owners, occupants, or any Persons surrounding the relevant Property..

1.2         “Indemnified Costs” means all liabilities, claims, actions, causes of action, judgments, orders, damages (including foreseeable and unforeseeable consequential damages), costs, expenses, fines, penalties and losses (including sums paid in settlement of claims and all consultant, expert and legal fees and expenses of Indemnitee’s counsel), including those incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work (whether of the Property or any other property), or any resulting damages, harm or injuries to the person or property of any third parties or to any natural resources, and including those Indemnified Costs which result from the joint or concurrent negligence, or comparative negligence of such Indemnified Party or any other Indemnified Party or are attributable to the strict liability or no fault liability of such Indemnified Party or any other Indemnified Party (but excluding any such Indemnified Costs which result from the gross negligence or willful misconduct, or solely from the negligence, of such Indemnified Party or any other Indemnified Party).

1.3         “Indemnified Parties” means and includes Indemnitee and each of the Lenders, their respective parents, subsidiaries and affiliated companies, assignees of any of the Lenders’ interest in the Facility or the Loan Documents, any successor under the Credit Agreement, owners of participation or other interests in the Facility or the Loan Documents, the Trustee or any substitute Trustee under the Deeds of Trust, any purchasers of the Property at any foreclosure sale or from Indemnitee or any of its affiliates, and the officers, directors, employees, attorneys and agents of each of them.

II.           Indemnity Agreement

2.1         Indemnity Regarding Hazardous Materials.  Indemnitor indemnifies, defends and holds the Indemnified Parties harmless for, from and against any and all Indemnified Costs directly or indirectly arising out of or resulting from any Hazardous Material being present or released in, on or around any part of the Property, or in the soil, groundwater or soil vapor on or under the Property, including:

(a)           any claim for such Indemnified Costs asserted by any federal, state or local governmental agency, including the United States Environmental Protection Agency and the Department of Health of any state in which the Property is located, and including any claim that any Indemnified Party is liable for any such Indemnified Costs as an “owner” or “operator” of the Property under any law relating to Hazardous Materials; and

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(b)           any such Indemnified Costs claimed against any Indemnified Party by any person other than a governmental agency, including any person who may purchase or lease all or any portion of the Property from Indemnitor, from any Indemnified Party, or from any other purchaser or lessee; any person who may at any time have any interest in all or any portion of the Property; any person who may at any time be responsible for any clean-up costs or other Indemnified Costs relating to the Property; and any person claiming to have been injured in any way as a result of exposure to any Hazardous Material; and

(c)           any such Indemnified Costs which any Indemnified Party reasonably believes at any time must be incurred to comply with any law, judgment, order, regulation or regulatory directive relating to Hazardous Materials, or which any Indemnified Party reasonably believes at any time must be incurred to protect the public health or safety; and

(d)           any such Indemnified Costs resulting from currently existing conditions in, on or around the Property, whether known or unknown by Indemnitor or the Indemnified Parties at the time this Agreement is executed, and any such Indemnified Costs resulting from the activities of Indemnitor, Indemnitor’s lessees, or any other person in, on or around the Property.

2.2         Indemnity Regarding Construction and Other Risks.  Indemnitor indemnifies, defends and holds the Indemnified Parties harmless for, from and against any and all Indemnified Costs directly or indirectly arising out of or resulting from construction of any improvements on the Property, including any defective workmanship or materials; or any failure to satisfy any requirements of any laws, regulations, ordinances, governmental policies or standards, reports, subdivision maps or development agreements that apply or pertain to the Property; or breach of any representation or warranty made or given by Indemnitor to any of the Indemnified Parties or to any prospective or actual buyer of all or any portion of the Property; or any claim or cause of action of any kind by any party that any Indemnified Party is liable for any act or omission of Indemnitor or any other person or entity in connection with the ownership, sale, operation or development of the Property.

2.3         Defense of Indemnified Parties.  Upon demand by any Indemnified Party, Indemnitor shall defend any investigation, action or proceeding involving any Indemnified Costs which is brought or commenced against any Indemnified Party, whether alone or together with Indemnitor or any other person, all at Indemnitor’s own cost and by counsel to be approved by the Indemnified Party in the exercise of its reasonable judgment.  In the alternative, any Indemnified Party may elect to conduct its own defense at the expense of Indemnitor.

2.4         Representation and Warranty Regarding Hazardous Materials.  Except as otherwise expressly set forth in the Environmental Reports, Indemnitor hereby represents and warrants to, and covenants with, the Indemnified Parties, without regard to whether any Indemnified Party has or hereafter obtains any knowledge or report of the environmental condition of the Property, as follows:

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(a)           During the period of Indemnitor’s ownership of the Property, the Property has not been used for industrial or manufacturing purposes, for landfill, dumping or other waste disposal activities or operations, for generation, storage, use, sale, treatment, processing, recycling or disposal of any Hazardous Material, except in compliance with applicable Environmental Laws, for underground or aboveground storage tanks, or for any other use that could give rise to the release of any Hazardous Material on the Property; to Indemnitor’s knowledge, no such use of the Property occurred at any time prior to the period of Indemnitor’s ownership of the Property;

(b)           To Indemnitor’s knowledge, there is no Hazardous Material (except for any Hazardous Material the presence of which does not violate applicable Environmental Laws), storage tank (or similar vessel) whether underground or otherwise, sump or well currently on the Property;

(c)           Indemnitor has received no written notice and has no knowledge of any Environmental Claim or any completed, pending or proposed or threatened investigation or inquiry concerning the presence or release of any Hazardous Material on the Property or concerning whether any condition, use or activity on the Property is in violation of any Environmental Law or, based solely on written notice of same, whether any such condition or event has occurred with respect to any adjacent property to the Property;

(d)           To Indemnitor’s knowledge, the present conditions, uses and activities of and on the Property do not violate any Environmental Law and the use of the Property which the Indemnitor (and each lessee and sublessee, if any) makes and intends to make of the Property complies and will comply with all applicable Environmental Laws;

(e)           The Property does not appear on and to Indemnitor’s knowledge has never been on any federal or state “superfund” or “superlien” list or any other list or database of properties maintained by any local, state or federal agency or department showing properties which are known to contain or which are suspected of containing a Hazardous Material;

(f)           To Indemnitor’s knowledge, no action has been taken to designate the Property as a hazardous waste property or border zone property or otherwise to restrict the land use of the Property (including through a moratorium on new land uses), nor does Indemnitor know of any basis for such designation or other restriction;

(g)           Indemnitor has never applied for and been denied environmental impairment liability insurance coverage relating to the Property; and

(h)           Indemnitor, and to Indemnitor’s knowledge no lessee or sublessee, has obtained or is required to obtain any permit or authorization to construct, occupy, operate, use or conduct any activity on the Property by reason of any Environmental Law.

2.5         Compliance Regarding Hazardous Materials.  Indemnitor has complied, and shall comply and cause all lessees and any other persons who may come upon the Property to comply, with all laws, regulations and ordinances governing or applicable to Hazardous Materials, including those requiring disclosures to prospective and actual buyers of all or any portion of the Property.  Indemnitor also has complied and shall comply with the recommendations of any qualified environmental engineer or other expert which apply or pertain to the Property.

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2.6         Notices Regarding Hazardous Materials.  Indemnitor shall promptly deliver to Indemnitee copies of each report pertaining to the Property or to Indemnitor prepared by or on behalf of Indemnitor pursuant to any Environmental Law.  Indemnitor shall promptly notify Indemnitee if it knows, suspects or believes there may be, in violation of any applicable Environmental Law, any Hazardous Material in or around the Property, or in the soil, groundwater or soil vapor on or under the Property, or that Indemnitor or the Property may be subject to any threatened or pending investigation by any governmental agency under any law, regulation or ordinance pertaining to any Hazardous Material, and shall fully describe in writing the nature and extent of the Hazardous Material and/or Environmental Claim and all relevant circumstances.

2.7         Remedial Actions.

(a)           If any Hazardous Material the presence of which violates any applicable Environmental Law is discovered on the Property at any time and regardless of the cause, Indemnitor shall promptly at Indemnitor’s sole risk and expense and solely under the name of Indemnitor:  (i) remove, treat, and dispose of the Hazardous Material in compliance with all applicable Environmental Laws, or if such removal is prohibited by any Environmental Law, take whatever action as is required by any Environmental Law; and (ii) take such other action as is necessary to have the full use and benefit of the Property as contemplated by the Loan Documents.  Indemnitor at its sole expense shall provide Indemnitee with satisfactory evidence of the actions taken as required in this clause (a).  Indemnitor shall provide to Indemnitee for the ratable benefit of itself and the Lenders within thirty (30) Business Days of Indemnitee’s reasonable request a bond, letter of credit or other financial assurance evidencing to Indemnitee’s satisfaction, in Indemnitee’s reasonable discretion, that all necessary funds are readily available to pay the costs and expenses of the actions required by this clause (a) and to discharge any assessments or liens established against the Property as a result of the presence of the Hazardous Material on the Property.

(b)           All remedial actions shall be conducted (i) in a diligent and timely fashion by licensed contractors acting to the extent appropriate under the supervision of a consultant or consulting environmental engineer, and (ii) in accordance with all Environmental Laws and all other applicable governmental requirements.  The selection of the contractors and consultant or consulting environmental engineer for the remedial actions, the contracts entered into with such parties, any disclosures to or agreements with any public or private agencies or parties relating to the remedial actions and any written plan for the remedial actions (and any changes thereto) shall each, at the option of Indemnitee, be subject to the prior written approval of Indemnitee, which approval shall not be unreasonably withheld or delayed.  Within fifteen (15) Business Days after completion of such remedial actions, Indemnitor shall obtain and deliver to Indemnitee a report pertaining to the affected Property made after such completion which shall confirm to Indemnitee’s satisfaction that all required remedial action as stated above has been taken and successfully completed and that there is no evidence or suspicion of any contamination or risk of contamination on the Property or any adjacent property or of violation of any Environmental Law with respect to any such Hazardous Material.

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(c)           After the occurrence and during the continuance of an Event of Default, Indemnitee on behalf of itself and/or the Lenders may, but shall never be obligated to, remove or cause the removal of any Hazardous Material from the Property (or if removal is prohibited by any Environmental Law, take or cause the taking of such other action as is required by any Environmental Law) if Indemnitor fails to promptly commence such remedial actions following discovery and thereafter diligently prosecute the same to the satisfaction of Indemnitee (without limitation of any rights of Indemnitee and the Lenders to declare an Event of Default under any of the Loan Documents and to exercise all rights and remedies available by reason thereof).

2.8         Site Visits, Observations and Testing.  The Indemnified Parties and their agents and representatives shall have the right at any reasonable time to enter, upon prior written notice and, if any such entry would subject Indemnitor to any laws requiring prior notice to lessees or other occupants of said Property, in a manner that would reasonably enable Indemnitor to provide such notice in conformance with any such law, and visit the Property for the purposes of observing the Property, and if the Indemnified Parties reasonably believe that the Property may violate applicable Environmental Laws, for the purposes of taking and removing soil or groundwater samples, and conducting tests on any part of the Property.  The Indemnified Parties have no duty, however, to visit or observe the Property or to conduct tests, and no site visit, observation or testing by any Indemnified Party shall impose any liability on any Indemnified Party.  In no event shall any site visit, observation or testing by any Indemnified Party be a representation that Hazardous Materials are or are not present in, on or under the Property, or that there has been or shall be compliance with any law, regulation or ordinance pertaining to Hazardous Materials or any other applicable governmental law.  Neither Indemnitor nor any other party is entitled to rely on any site visit, observation or testing by any Indemnified Party.  The Indemnified Parties owe no duty of care to protect Indemnitor or any other party against, or to inform Indemnitor or any other party of, any Hazardous Materials or any other adverse condition affecting the Property.  Any Indemnified Party shall give Indemnitor reasonable notice before entering the Property.  The Indemnified Party shall make reasonable efforts to avoid interfering with any third party’s use of the Property in exercising any rights provided in this Section.

2.9         Costs and Expenses.  Indemnitor agrees to pay all costs and expenses, including reasonable attorneys’ fees, which may be incurred by any Indemnified Party in any effort to enforce any term of this Agreement, including all such costs and expenses which may be incurred by any Indemnified Party in any legal action, reference or arbitration proceeding.  From the time(s) incurred until paid in full to the Indemnified Party, those sums shall bear interest at the rate of interest for Base Rate Loans.

III.         General Provisions

3.1         Reservation of Other Rights and Remedies.  Nothing in this Agreement shall be construed to limit any claim or right which any Indemnified Party may otherwise have at any time against Indemnitor or any other person arising from any source other than this Agreement, including any claim for fraud, misrepresentation, waste or breach of contract other than this Agreement, and any rights of contribution or indemnity under federal or state Environmental Law or other applicable law, regulation or ordinance.

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3.2         Delay; Cumulative Remedies.  If any Indemnified Party delays in exercising or fails to exercise any right or remedy against Indemnitor, that alone shall not be construed as a waiver of such right or remedy.  All remedies of any Indemnified Party against Indemnitor are cumulative.

3.3         Rules of Construction.  In this Agreement, the word “person” includes any individual, company, trust or other legal entity of any kind.  If this Agreement is executed by more than one person, the word “Indemnitor” includes all such persons.  The word “include(s)” means “include(s), without limitation,” and the word “including” means “including, but not limited to.”  When the context and construction so require, all words used in the singular shall be deemed to have been used in the plural and vice versa.  All headings appearing in this Agreement are for convenience only and shall be disregarded in construing this Agreement.

3.4         [Intentionally Omitted.]

3.5         Severability.  Every provision of this Agreement is intended to be severable.  In the event any term, provision, section or subsection of this Agreement is declared to be illegal or invalid, for any reason whatsoever, by a court of competent jurisdiction, such illegality or invalidity shall not affect the other terms, provisions, sections or subsections of this Agreement, which shall remain binding and enforceable.

3.6         [Reserved].

3.7         Integration; Modifications.  The Loan Documents, including this Agreement, (a) integrate all the terms and conditions mentioned in or incidental to this Agreement, (b) supersede all oral negotiations and prior writings with respect to their subject matter, and (c) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in the Loan Documents and as the complete and exclusive statement of the agreed terms.  No representation, understanding, promise or condition shall be enforceable against any party unless it is contained in the Loan Documents.  This Agreement may not be modified except in a writing signed by both Indemnitee and Indemnitor.

3.8         Heirs, Successors and Assigns; Participations.  The provisions of this Agreement shall bind and benefit the heirs, executors, administrators, legal representatives, successors and assigns of Indemnitor and the Indemnified Parties; provided, however, that Indemnitor may not assign this Agreement, or assign or delegate any of its rights or obligations under this Agreement, without the prior written consent of Indemnitee.  Each Lender in its sole discretion may sell or assign participations or other interests in the Facility and this Agreement, in whole or in part, all without notice to or the consent of Indemnitor and without affecting Indemnitor’s obligations under this Agreement.  Also without notice to or the consent of Indemnitor, each Lender may disclose any and all information in its possession concerning Indemnitor or this Agreement to any actual or prospective purchaser of any securities issued or to be issued by such Lender, and to any actual or prospective purchaser or assignee of any participation or other interest in the Facility and this Agreement.

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3.9         Notices.  All notices given under this Agreement shall be in writing and shall be given by personal delivery, overnight receipted courier (such as Federal Express), or by registered or certified United States mail, postage prepaid, sent to each party at its address set forth in the Credit Agreement and the Subsidiary Guaranty.  Notices shall be effective upon receipt or when proper delivery is refused.  Addresses for notice may be changed by either party by notice to each other party in accordance with this Section 3.9.

3.10       Miscellaneous.  The liability of all persons who are in any manner obligated under this Agreement shall be joint and several.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[REMAINDER OF PAGE LEFT BLANK.
SIGNATURES APPEAR ON FOLLOWING PAGE.]

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INDEMNITOR:

AMERICAN REALTY CAPITAL OPERATING PARTNERSHIP, L.P.,
a Delaware limited partnership

By:	AMERICAN REALTY CAPITAL TRUST INC.,
a Maryland corporation, its general partner

By:
Its:

By:
Its:

[EACH SUBSIDIARY GUARANTOR]

By:	American Realty Capital Operating Partnership, L.P, a Delaware limited partnership, its Member

	By:	American Realty Capital Trust Inc., a Maryland corporation, its General Partner

By:
Name:
Title:

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EXHIBIT A

Description of the Property

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Exhibit E

Mortgage/Deed of Trust

(immediately follows)

Recording Requested By And
When Recorded Mail To:

Morrison & Foerster, LLP
1290 Avenue of the Americas
New York, New York 10104
Attn:  Jeffrey J. Temple, Esq.

(Space above this line for Recorder’s Use)

(Attention County Clerk:  This instrument covers goods that are or will be fixtures on the real property described herein.  It is to be recorded as a real estate mortgage and indexed as both a real estate mortgage and a fixture financing statement.)

DEED OF TRUST, ASSIGNMENT OF LEASES
AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING

THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Deed of Trust”) is made as of the ___ day of July, 2010, by [SUBSIDIARY GUARANTOR], a Delaware limited liability company (herein, “Trustor”), the owner of the real property described hereinbelow, whose address is c/o American Realty Capital Trust Inc., 405 Park Avenue, 15th Floor, New York, New York 10022, to [individual as trustee], whose address is [__________] (herein, “Trustee”), for the benefit of CAPITAL ONE, N.A., a national banking association, whose address is 275 Broadhollow Road, Melville, New York, New York 11747, Attn: Commercial Real Estate Banking, as beneficiary (herein, “Beneficiary”).

WHEREAS, pursuant to the terms of that certain Credit Agreement, dated as of the date hereof, by and among American Realty Capital Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and the Beneficiary as Agent (as amended, modified, supplemented, extended, renewed or replaced from time to time, the “Credit Agreement”), the Lenders have agreed to make available to Borrower a revolving line of credit in the maximum principal amount of $30,000,000 (collectively, the “Facility”).  The indebtedness of Borrower under the Facility shall bear interest at the variable rate or rates set forth in the Credit Agreement and shall be evidenced by the Note.  Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

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WHEREAS, Trustor is a Subsidiary of Borrower and is a guarantor under that certain Subsidiary Guaranty dated as of the date hereof (the “Subsidiary Guaranty”), which Subsidiary Guaranty guarantees the obligations of the Borrower under the Credit Agreement.

WHEREAS, Trustor is the owner of real property that is intended by the Borrower to qualify as a Borrowing Base Property, and Trustor is required by the Credit Agreement to execute and deliver this Deed of Trust as security for the Secured Obligations (as defined herein), which Trustor is willing to do in consideration of the agreement of the Lenders to make the Facility available to Borrower pursuant to the terms of the Credit Agreement.

WHEREAS, Trustor will receive substantial direct and indirect benefits from the making of the Loan for the account of the Borrower pursuant to the Credit Agreement (which benefits are hereby acknowledged by Trustor).

WITNESSETH:

In consideration of the foregoing, Trustor hereby irrevocably grants, mortgages, conveys, bargains, sells, transfers and assigns to Trustee, its successors and assigns, in trust, for the use and benefit of the Beneficiary with power of sale and right of entry and possession as provided below, all of the following described property, and any future estate, right, title and interest of Trustor with respect thereto (herein, all of the property described in clauses (A) through (N) below is referred to as the “Mortgaged Property”):

(A)           The real property (herein, the “Land”) located in __________, which is more fully described in Exhibit A attached hereto and incorporated herein by this reference, and all minerals, oil, gas and other hydrocarbon substances on the property, as well as all development rights, air rights, water, water rights, and water stock relating to the Land.

(B)           All present and future structures, buildings and improvements of any kind on the Land; all fixtures, machinery, equipment, building materials, appliances and goods of every nature whatsoever now or hereafter located in, or on, or attached or affixed to, or used or intended to be used in connection with, the Land, including, but not limited to, all heating, lighting, laundry, incinerating, gas, electric and power equipment, engines, pipes, pumps, tanks, motors, conduits, switchboards, plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating, and communications apparatus, air cooling and air conditioning apparatus, elevators and escalators and related machinery and equipment, shades, awnings, blinds, curtains, drapes, attached floor coverings, including rugs and carpeting, television, radio and music cable antennae and systems, screens, storm doors and windows, stoves, refrigerators, dishwashers and other installed appliances, attached cabinets, partitions, ducts and compressors, and trees, plants and other items of landscaping; all supplies, equipment, furniture, furnishings and apparatus used in the operation of the project on the Land, including, but not limited to, if any, communication systems, and visual and electronic surveillance systems; all swimming pool heaters and equipment, recreational equipment and maintenance supplies used in connection with the Land; all of the foregoing of which, including replacements and additions thereto, shall, to the fullest extent permitted by law and for the purposes of this Deed of Trust, be deemed to be part and parcel of, and appropriated to the use of, the Land and, whether affixed or annexed thereto or not, and to the extent permitted by law, be deemed conclusively to be real property and conveyed by this Deed of Trust, and Trustor agrees to execute and deliver, from time to time, such further instruments and documents as may be required by Beneficiary to confirm the lien of this Deed of Trust on any of the foregoing (herein, the “Improvements”).

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(C)           All appurtenances of the Land and all rights of Trustor in and to any streets, roads or public places, easements or rights of way, relating to or affording ingress and egress to the Land.

(D)           All public and private utility connections to the Land or the Improvements, and all wastewater capacity reservations and similar rights and reservations of any kind or character covering the Land or the Improvements issued or which may be issued by any governmental agencies having jurisdiction thereof, and all other rights relating to sewage treatment capacity, water capacity and utilities serving the Land or the Improvements.

(E)           All existing and future leases, subleases, subtenancies, licenses, occupancy agreements and concessions (herein, the “Leases”) relating to the use and enjoyment of all or any part of the Land and the Improvements, and any and all guaranties and other agreements relating to or made in connection with any of such Leases, which, together with the Rents and Profits (as defined below), are absolutely, presently and unconditionally assigned to Beneficiary pursuant to Section 1.06 below.

(F)           All proceeds, including all claims to and demands for them, of the voluntary or involuntary conversion of any of the Land, the Improvements or the other property described above into cash or liquidated claims, including proceeds of all present and future fire, hazard or casualty insurance policies and all condemnation awards or payments now or later to be made by any public body or decree by any court of competent jurisdiction for any taking or in connection with any condemnation or eminent domain proceeding, and all causes of action and their proceeds for any damage or injury to the Land, the Improvements or the other property described above or any part of them, or breach of warranty in connection with the construction of the Improvements, including causes of action arising in tort, contract, fraud or concealment of a material fact (all of the foregoing, collectively, “Proceeds”).

Trustor also hereby grants to Beneficiary a security interest in all of the following described property, whether now or hereafter existing, and in which Trustor now has or hereafter obtains any right, title, estate or interest:

(G)           All existing and future goods located on the Land which are now or in the future owned by Trustor and used in the operation or occupancy of the Land or in any construction on the Land, but which are not effectively made real property under Clause (B) above, including, but not limited to, all appliances, furniture and furnishings, building service equipment, and building materials, supplies and equipment.

(H)           All deposit accounts of Trustor which are maintained with Beneficiary.  Beneficiary shall hold such security interest and lien pursuant to the Uniform Commercial Code of the state where such account is located and shall be entitled to all rights, powers and remedies of a secured party thereunder and otherwise available at law or in equity with respect thereto.

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(I)            All general intangibles relating to the development or use or operation of the Land, including, but not limited to, all governmental licenses, permits, variances, approvals and authorizations relating to construction on the Land or relating to the approval or use or operation of the project on the Land, all contracts, contract rights, agreements, commissions, undertakings and arrangements relating to the use or operation of the project on the Land (including, without limitation, all property development, management, maintenance, repair or other service contracts relating to the Land and the Improvements and the purchase and sale agreement pursuant to which Trustor acquired the Land and the Improvements), all names under or by which the Land or any of the Improvements may at any time be operated or known and all rights to carry on business under any such names or any variant thereof, and all trademarks and goodwill in any way relating to the Land.

(J)            All plans and specifications prepared for construction of the Land and the Improvements or operations to be conducted on the Land and all studies, data and drawings related thereto; and also all contracts and agreements of Trustor relating to the aforesaid plans and specifications or to the aforesaid studies, data and drawings, or to the Land and the Improvements.

(K)           All water stock relating to the Land, all shares of stock or other evidence of ownership of any part of the Land that is owned by Trustor in common with others, and all documents of membership in any owners’ or members’ association or similar group having responsibility for managing or operating any part of the Land.

(L)           All reserves, deferred payments, deposits, refunds, cost savings, accounts, accounts receivable and payments of any kind relating to the construction or operations on the Land, and all present and future accounts and other rights of Trustor to the payment of money, no matter how evidenced, which arise from the use or operation of the Land and all writings evidencing such accounts and other rights.

(M)           All books and records pertaining to any and all of the property described above, including computer-readable memory and any computer hardware or software necessary to access and process such memory.

(N)           All proceeds of, additions and accretions to, substitutions and replacements for, and changes in any of the property described above.

TO HAVE AND TO HOLD the Mortgaged Property, unto Trustee, forever, to secure the payment of the indebtedness and performance of the obligations described below, and Trustor does hereby bind Trustor and Trustor’s heirs, personal representatives, successors and assigns, to warrant and forever defend the Mortgaged Property unto Trustee, forever, against the claim or claims of all persons whomsoever claiming or to claim the same, or any part thereof.

FOR THE PURPOSE OF SECURING, in such order of priority as may be set forth in the Credit Agreement, the following (collectively, the “Secured Obligations”):

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(a)           The Subsidiary Guaranty under which Trustor guarantees to Agent and the Secured Parties, on the terms and conditions, and subject to the limitations, set forth therein, all advances to, and debts, liabilities and obligations of, Borrower arising under the Credit Agreement, the Note and the other Loan Documents or otherwise with respect to the Facility;

(b)           The payment and performance of Trustor’s indebtedness and obligations under this Deed of Trust;

(d)           The payment of all sums which may be advanced by or otherwise be due to Trustee or Beneficiary under any provision of this Deed of Trust or to protect the security of this Deed of Trust, with interest thereon at the rate provided herein;

(e)           The payment and performance of Trustor’s indebtedness and obligations under the Loan Documents to which it is a party; and

(f)           The payment of the principal of and interest on all future advances made by Beneficiary to or for the account of Borrower pursuant to the Facility (herein, the “Future Advances”).

The Credit Agreement evidences a revolving credit facility and there may be repayment and disbursements of principal from time to time.  It is expressly agreed that the outstanding principal balance under the Facility may, from time to time, be reduced to a zero balance without such repayment operating to extinguish the lien, security title and security interest created by this Deed of Trust.  This Deed of Trust shall remain in full force and effect as to any subsequent Future Advances after such zero balance without loss of priority until the Secured Obligations are paid in full and satisfied and all agreements between Borrower and Beneficiary for further advances have been terminated and this Deed of Trust is reconveyed.  Trustor waives the operation of any applicable statute, law, or regulation having a contrary effect.

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ARTICLE I

COVENANTS OF TRUSTOR

To Protect The Security Of This Deed Of Trust, Trustor Covenants And Agrees As Follows:

1.01           Performance of Secured Obligations.  Trustor shall promptly pay and perform the Secured Obligations in accordance with their terms.  Except as otherwise expressly provided in any of the Loan Documents, all sums so payable by Trustor shall be paid without demand, counterclaim, offset, deduction or defense.  Trustor waives all rights now or hereinafter conferred by statute or otherwise to any such demand, counterclaim, offset, deduction or defense.

1.02           Insurance.  [SUBJECT TO REVIEW BY LENDER AND BORROWER’S INSURANCE CARRIER]  [Trustor shall keep the Mortgaged Property insured with an all-risk policy insuring against loss or damage by fire with extended coverage and against any other risks or hazards which, in the opinion of Beneficiary should be insured against, in an amount not less than the full insurable value thereof on a replacement cost basis, with an inflation guard endorsement, with a company or companies and in such form and with such endorsements as may be approved or required by Beneficiary, including, if applicable, boiler explosion coverage and sprinkler leakage coverage.  Upon written request from Beneficiary, Trustor shall provide earthquake insurance with such companies as Beneficiary may reasonably approve, in such an amount and form as Beneficiary may require.  All losses under said insurance shall be payable to Beneficiary and shall be applied in the manner provided in Section 1.03 hereof.  Trustor shall also carry commercial general liability insurance and twelve (12) months’ business interruption insurance in such form and amounts and with such companies as are satisfactory to Beneficiary.  Trustor shall also carry insurance against flood if required by the Federal Flood Disaster Protection Act of 1973 and regulations issued thereunder.  All hazard, flood and other all-risk and business interruption insurance policies shall be endorsed with a standard noncontributory mortgagee clause in favor of and in form acceptable to Beneficiary, and may be cancelled or modified only upon not less than ten (10) Business Days’ prior written notice to Beneficiary, and all commercial general liability insurance policies may be cancelled or modified only upon not less than thirty (30) Business Days’ prior written notice to Beneficiary.  If the zoning, building or other land use laws or ordinances governing the Mortgaged Property do not permit the rebuilding or restoration of all of the Mortgaged Property in the event of damage or destruction, then the above-mentioned insurance policy shall also contain, in addition to the requirements in the preceding sentences, a Contingent Liability from Operation of Building Laws Endorsement or such other endorsements which insure against loss occasioned by the enforcement of any state or municipal law or ordinance regulating the construction or repair of the Mortgaged Property and in force at the time such loss occurs, which necessitates the demolition of any portion of the Mortgaged Property not damaged by the peril(s) insured against, together with a Demolition Cost Endorsement or such other endorsement which covers the actual cost of demolishing such undamaged portion of the Mortgaged Property and clearing the site thereof.  All of the above-mentioned insurance policies or certificates of such insurance satisfactory to Beneficiary, in its reasonable discretion, together with receipts for the payment of premiums thereon, shall be delivered to and held by Beneficiary, which delivery shall constitute assignment to Beneficiary of all return premiums to be held as additional security hereunder.  All renewal and replacement policies shall be delivered to Beneficiary at least ten (10) Business Days before the expiration of the expiring policies.  Beneficiary shall not by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or payment or defense of lawsuits, and Trustor hereby expressly assumes full responsibility therefor and all liability, if any, with respect thereto.  All insurance required by this Section 1.02 shall name the Beneficiary as additional insured (in the case of liability insurance) or loss payee (in the case of hazard insurance)]

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1.03        Condemnation and Insurance Proceeds.

(a)           All Proceeds are hereby assigned to and shall be paid to Beneficiary for application in the manner described in paragraph (b) hereinbelow.  Beneficiary may at its option appear in and prosecute in its own name any action or proceeding to enforce any cause of action which may give rise to Proceeds and may make any compromise or settlement thereof.  Trustor, immediately upon obtaining knowledge of the institution of any proceedings relating to condemnation or other taking of the Mortgaged Property or any portion thereof, or knowledge of any casualty damage to the Mortgaged Property, will immediately notify Beneficiary in writing.  Beneficiary may participate in any such proceedings and may join Trustor in adjusting any loss covered by insurance.

(b)           All Proceeds, which Trustor may receive or to which Trustor may become entitled with respect to the Mortgaged Property or any part thereof shall be paid over to Beneficiary and shall be applied first toward reimbursement of all costs and expenses of Beneficiary in connection with recovery of the same, and then shall be applied, in the sole and absolute discretion of Beneficiary and without regard to the adequacy of the security hereunder, to the payment or prepayment (without premium) of any indebtedness secured hereby in such order as may be provided in the Credit Agreement or as Beneficiary may determine, or to the reimbursement of Trustor for expenses incurred by it in the restoration of the Mortgaged Property.  Any application of such amounts or any portion thereof to any indebtedness secured hereby shall not be construed to cure or waive any default or notice of default hereunder or invalidate any act done pursuant to any such default or notice.  In the event Beneficiary elects to make any Proceeds available to Trustor to restore the Mortgaged Property, Trustor shall proceed forthwith with the completion of construction of the Improvements, including the necessary work of restoration in accordance with plans, specifications and drawings submitted to and approved by Beneficiary, and any monies which Beneficiary so elects to make available for restoration shall be disbursed in accordance with standard construction lending practice or in any other manner approved by Beneficiary.  Notwithstanding the foregoing, provided no Event of Default has occurred and is continuing, in the event of any casualty in which the cost of restoration is reasonably expected to be less than $200,000, Beneficiary shall make the Proceeds available to Trustor for the purposes of restoring the Mortgaged Property.

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1.04        Taxes, Liens and Other Items.  Trustor shall pay, prior to delinquency, all taxes, bonds, assessments, fees, liens, charges, fines, impositions and any and all other items which are attributable to or affect the Mortgaged Property and which may attain a priority over this Deed of Trust unless Trustor shall be required to make payment to Beneficiary on account of such items pursuant to Section 1.05 hereof.  If requested by Beneficiary, prior to the delinquency of any such taxes or other items, Trustor shall furnish Beneficiary with receipts indicating such taxes and other items have been paid.  Trustor shall promptly discharge any lien which has attained or may attain priority over this Deed of Trust.

1.05        Funds for Taxes and Insurance.  In the event of any Event of Default (as hereinafter defined), then Beneficiary may, at its option to be exercised upon thirty (30) Business Days’ written notice to Trustor, require the deposit with Beneficiary or its designee by Trustor, on the first day of each month, of an amount sufficient to discharge such obligations of Trustor.  The determination of the amount payable and of the fractional part thereof to be deposited with Beneficiary each month shall be made by Beneficiary in its reasonable discretion.  Said amounts shall be held by Beneficiary or its designee not in trust and not as agent of Trustor and shall not bear interest, and shall be applied to the payment of the obligations in respect to which the amounts were deposited in such order or priority as Beneficiary shall determine.  If at any time within thirty (30) Business Days prior to the due date of any of the aforementioned obligations the amounts then on deposit therefor shall be insufficient for the payment of such obligation in full, Trustor shall within ten (10) Business Days after demand deposit the amount of the deficiency with Beneficiary.  If the amounts deposited are in excess of the actual obligations for which they were deposited, Beneficiary may refund any such excess, or, at its option, may hold the same in a reserve account, not in trust and not bearing interest, and reduce proportionately the required monthly deposits for the ensuing year.

All amounts so deposited shall be held by Beneficiary or its designee as additional security for the sums secured by this Deed of Trust and upon the occurrence of an Event of Default hereunder Beneficiary may, in its sole and absolute discretion and without regard to the adequacy of the security hereunder, apply such amounts or any portion thereof to any part of the indebtedness secured hereby.  Any such application of said amounts or any portion thereof to any indebtedness secured hereby shall not be construed to cure or waive any default or notice of default hereunder or invalidate any act done pursuant to any such default or notice.

If Beneficiary requires deposits to be made pursuant to this Section, Trustor shall deliver to Beneficiary all tax bills, bond and assessment statements, statements of insurance premiums, and statements for any other obligations referred to above as soon as the same are received by Trustor.

Beneficiary shall have the right to transfer all of its interest in all amounts deposited under this Section to the purchaser or assignee of its interest herein, and Beneficiary shall thereupon be released and have no further liability hereunder for the application of such deposits, and Trustor shall look solely to such purchaser or assignee for such application and for all responsibility relating to such deposits.

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1.06        Rents and Profits.

(a)           All of Trustor’s interest in and rights under any Leases or other occupancy agreements pertaining to the Mortgaged Property now existing or hereafter entered into and all of the rents, royalties, issues, profits, revenue, income and other benefits of the Mortgaged Property arising from the use or enjoyment of all or any portion thereof or from any Lease or agreement pertaining thereto now existing or hereafter entered into (herein, the “Rents and Profits”), whether now due, past due, or to become due, and including all prepaid rents and security deposits, are hereby absolutely, presently and unconditionally assigned and conveyed to Beneficiary, to be applied by Beneficiary in payment of the Secured Obligations.  Prior to the occurrence of any Event of Default, Trustor shall have a license to collect and receive all Rents and Profits, which license shall be terminable at the sole option of Beneficiary, without regard to the adequacy of its security hereunder and without notice to or demand upon Trustor, upon the occurrence of any Event of Default.  It is understood and agreed that neither the foregoing assignment of Rents and Profits nor the exercise by Beneficiary of any of its rights or remedies under Article III hereof shall be deemed to make Beneficiary a “mortgagee-in-possession” or otherwise responsible or liable in any manner with respect to the Mortgaged Property or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Beneficiary, in person or by agent, assumes actual possession thereof.  Appointment of a receiver for the Mortgaged Property by any court at the request of Beneficiary or by agreement with Trustor, or the entering into possession of any part of the Mortgaged Property by such receiver, shall not be deemed to make Beneficiary a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Mortgaged Property or the use, occupancy, enjoyment or operation of all or any portion thereof.  Upon the occurrence of any Event of Default, this shall constitute a direction to and full authority to each lessee under any Lease and each guarantor of any Lease to pay all Rents and Profits to Beneficiary without proof of the default relied upon.  Trustor hereby irrevocably authorizes each lessee and guarantor to rely upon and comply with any notice or demand by Beneficiary for the payment to Beneficiary of any Rents and Profits due or to become due.

(b)           Except in accordance with the terms of the Credit Agreement, Trustor shall not execute any Lease or other occupancy agreement of any part of the Mortgaged Property, or amend, modify or terminate any Lease or other occupancy agreement of any part of the Mortgage Property.  Trustor shall not execute any further assignment of any of the Rents and Profits or any interest therein or suffer or permit any such assignment to occur by operation of law.  Trustor shall at any time or from time to time, upon request of Beneficiary, transfer and assign to Beneficiary in such form as may be satisfactory to Beneficiary, Trustor’s interest in any Lease, subject to and upon the condition, however, that prior to the occurrence of any Event of Default hereunder Trustor shall have a license to collect and receive all Rents and Profits under such Lease upon accrual, but no more than one (1) month prior thereto, as set forth in paragraph (a) above.  Whenever requested by Beneficiary, Trustor shall furnish to Beneficiary a certificate of Trustor setting forth the names of all lessees under any Leases the terms of their respective Leases, the space occupied, the rents payable thereunder, and the dates through which any and all rents have been paid.

(c)           Without the prior written consent of Beneficiary, Trustor shall not (i) accept prepayments of rent exceeding one month under any Leases of any part of the Mortgaged Property other than in the ordinary course of business; (ii) consent to the assignment or subletting of the whole or any portion of any lessee’s interest under any Lease other than in the ordinary course of business; (iii) create or permit any lien or encumbrance which, upon foreclosure, would be superior to any such Leases; or (iv) in any other manner impair Beneficiary’s rights and interest with respect to the Rents and Profits.

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(d)           Beneficiary shall have the right to assign Trustor’s right, title and interest in any Leases to any subsequent holder of this Deed of Trust or any participating interest therein or to any person acquiring title to all or any part of the Mortgaged Property through foreclosure or otherwise.  Any subsequent assignee shall have all the rights and powers herein provided to Beneficiary.  Upon the occurrence of any Event of Default, Beneficiary shall have the right to execute new Leases of any part of the Mortgaged Property, including Leases that extend beyond the term of this Deed of Trust.  Beneficiary shall have the authority, as Trustor’s attorney-in-fact, such authority being coupled with an interest and irrevocable, to sign the name of Trustor and to bind Trustor on all papers and documents relating to the operation, leasing and maintenance of the Mortgaged Property.

(e)           If any part of any automobile parking areas included within the Mortgaged Property is taken by condemnation or before such areas are otherwise materially and permanently reduced, Trustor shall provide parking facilities in kind, size and location to comply with all Leases, and before making any contract for such substitute parking facilities, Trustor shall furnish to Beneficiary satisfactory assurance of completion thereof, free of liens and in conformity with all governmental zoning, land use and environmental regulations.

1.07        Security Agreement.  This Deed of Trust is intended to be a security agreement pursuant to the Uniform Commercial Code for (i) any and all items of personal property specified above as part of the Mortgaged Property which, under applicable law, may be subject to a security interest pursuant to the Uniform Commercial Code and which are not herein effectively made part of the real property, and (ii)  any and all items of property specified above as part of the Mortgaged Property which, under applicable law, constitute fixtures and may be subject to a security interest under Section 9-313 of the Uniform Commercial Code; and Trustor hereby grants Beneficiary a security interest in said property, and in all additions thereto, substitutions therefor and proceeds thereof, for the purpose of securing the Secured Obligations.  Trustor agrees to execute and deliver financing and continuation statements covering said property from time to time and in such form as Beneficiary may require to perfect and continue the perfection of the Beneficiary’s lien or security interest with respect to said property.  Trustor shall pay all costs of filing such statements and renewals and releases thereof and shall pay all reasonable costs and expenses of any record searches for financing statements Beneficiary may reasonably require.  Upon the occurrence of any Event of Default hereunder, Beneficiary shall have the rights and remedies of a secured party under the Uniform Commercial Code, as well as all other rights and remedies available at law or in equity, and, at Beneficiary’s option, Beneficiary may also invoke the remedies provided in Article III of this Deed of Trust as to such property.

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1.08        Further Encumbrances or Sales.

(a)           If Trustor shall take any of the following actions without the prior written consent of Beneficiary being first had and obtained, such action shall constitute an Event of Default hereunder and under the Credit Agreement:  if Trustor shall execute or deliver any pledge, security agreement, deed to secure debt mortgage, deed of trust or other instrument of hypothecation, covering all or any portion of the Mortgaged Property or any interest therein, or if Trustor shall sell, contract to sell, lease with option to purchase, convey, transfer or otherwise dispose of all or any portion of the Mortgaged Property or any interest therein (including, without limitation, any condominium estate or unit therein), whether voluntarily or involuntarily, by operation of law or otherwise (including, without limitation, any foreclosure sale or deed in lieu of foreclosure under any mortgage or deed of trust the lien of which is junior to the lien of this Deed of Trust, whether or not Beneficiary has approved such mortgage or deed of trust).

(b)           Notwithstanding (a) above, Trustor may from time to time replace items of personal property and fixtures constituting a part of the Mortgaged Property, provided that:  (i) the replacements for such items of personal property or fixtures are of equivalent value and quality; (ii) other than equipment leased in the ordinary course of Trustor’s business, Trustor has good and clear title to such replacement property free and clear of any and all liens, encumbrances, security interests, ownership interests, claims of title (contingent or otherwise), or charges of any kind, or the rights of any conditional sellers, vendors or any other third parties in or to such replacement property have been expressly subordinated at no cost to Beneficiary to the lien of this Deed of Trust in a manner reasonably satisfactory to Beneficiary; and (iii) at the option of Beneficiary, Trustor provides at no cost to Beneficiary a satisfactory opinion of counsel to the effect that this Deed of Trust constitutes a valid and subsisting first lien on and security interest in such replacement property and is not subject to being subordinated or the priority thereof affected under any applicable law.

1.09        Preservation and Maintenance of Mortgaged Property.  Trustor shall keep the Mortgaged Property and every part thereof in good condition and repair, and shall not, except for ordinary wear and tear, permit or commit any waste, impairment, or deterioration of the Mortgaged  Property, or commit, suffer or permit any act upon or use of the Mortgaged Property in violation of law or applicable order of any governmental authority, whether now existing or hereafter enacted and whether foreseen or unforeseen, or in violation of any covenants, conditions or restrictions affecting the Mortgaged Property, or bring or keep any article upon any of the Mortgaged Property or cause or permit any condition to exist thereon which would be prohibited by or could invalidate any insurance coverage maintained, or required hereunder to be maintained, by Trustor on or with respect to any part of the Mortgaged Property, and Trustor further shall do all other acts which from the character or use of the Mortgaged Property may be reasonably necessary to protect the security hereof, the specific enumerations herein not excluding the general.  Trustor shall underpin and support, when necessary, any building, structure or other improvement situated on the Mortgaged Property and shall not remove or demolish any building on the Mortgaged Property.  Trustor shall complete or restore and repair promptly and in a good workmanlike manner any building, structure or improvement which may be constructed, damaged or destroyed thereon and pay when due all claims for labor performed and materials furnished therefor, whether or not insurance or other proceeds are available to cover in whole or in part the costs of any such completion, restoration or repair; provided, however, that Trustor shall not demolish or remove any building, structure or improvement on the Mortgaged Property, nor consent to or permit any of the foregoing to be done, without in each case obtaining the prior written consent of Beneficiary thereto.  Trustor shall notify Beneficiary immediately in writing of any damage to the Mortgaged Property in excess of $50,000.00.

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Trustor shall not drill or extract or enter into any Lease for the drilling for or extraction of oil, gas or other hydrocarbon substances or any mineral of any kind or character on or from the Mortgaged Property or any part thereof without first obtaining Beneficiary’s written consent.

1.10        Offset Certificates.  Trustor, within ten (10) Business Days after request, shall furnish a written statement duly acknowledged of all amounts due on any indebtedness secured hereby, and stating whether any offsets or defenses exist against the Secured Obligations and covering such other matters with respect to any such indebtedness as Beneficiary may reasonably require.

1.11        Trustee’s Costs and Expenses; Governmental Charges.  Trustor shall pay all costs, fees and expenses in connection with any trustee’s sale guaranty or other title insurance coverage ordered in connection with any sale or foreclosure proceedings hereunder, and shall pay all taxes (except federal and state income taxes) or other governmental charges or impositions imposed by any governmental authority on Trustee or Beneficiary by reason of its interest in the Credit Agreement or this Deed of Trust.

1.12        Protection of Security; Costs and Expenses.

Trustor agrees that, at any time and from time to time, it will execute and deliver all such further documents and do all such other acts and things as Beneficiary may reasonably request in writing in order to protect the security and priority of the lien created hereby.  Trustor shall appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee, and shall pay all reasonable costs and expenses, including without limitation cost of evidence of title and reasonable attorneys’ fees (including, without limitation, the allocated cost of internal counsel), in any such action or proceeding in which Beneficiary or Trustee may appear, and in any suit brought by Beneficiary to foreclose this Deed of Trust or to enforce or establish any other rights or remedies of Beneficiary hereunder.  If Trustor fails to perform any of the covenants or agreements contained in this Deed of Trust, or if any action or proceeding is commenced which affects Beneficiary’s interest in the Mortgaged Property or any part thereof, including, but not limited to, eminent domain, code enforcement, or proceedings or any nature whatsoever under any federal or state law, whether now existing or hereafter enacted or amended, relating to bankruptcy, insolvency, arrangement, reorganization or other form of debtor relief, then Beneficiary or Trustee may, but without obligation to do so and without notice to or demand upon Trustor and without releasing Trustor from any obligation hereunder, make such appearances, disburse such sums and take such action as Beneficiary or Trustee deems necessary or appropriate to protect Beneficiary’s interest, including, but not limited to, disbursement of reasonable attorneys’ fees, entry upon the Mortgaged Property to make repairs or take other action to protect the security hereof, and payment, purchase, contest or compromise of any encumbrance, charge or lien which in the judgment of either Beneficiary or Trustee appears to be prior or superior hereto.  Trustor further agrees to pay all reasonable expenses of Beneficiary (including fees and disbursements of counsel) incident to the protection of the rights of Beneficiary hereunder, or to enforcement or collection of payment of any Secured Obligation, whether by judicial or nonjudicial proceedings, or in connection with any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding of Trustor, or otherwise.  Any amounts disbursed by Beneficiary or Trustee pursuant to this Section shall be a Secured Obligation secured by this Deed of Trust and each of the Loan Documents to which Trustor is a party as of the date of disbursement and shall bear interest at the post-maturity interest rate provided for in Section 2.10(c) of the Credit Agreement.  All such amounts shall be payable by Trustor immediately without demand.  Nothing contained in this Section shall be construed to require Beneficiary or Trustee to incur any expense, make any appearance, or take any other action.  Attorneys’ fees of Beneficiary reimbursable hereunder shall include all fees and disbursements of any law firm or other external counsel.

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1.13        Fixture Filing.  This Deed of Trust constitutes a financing statement filed as a fixture filing in the Official Records of the County Recorder of the county in which the Mortgaged Property is located with respect to any and all fixtures included within the term “Mortgaged Property” as used herein and with respect to any goods or other personal property that may now be or hereafter become such fixtures.

ARTICLE II

EVENTS OF DEFAULT

The occurrence of any Event of Default, as such term is defined in the Credit Agreement, shall constitute an event of default (“Event of Default”) hereunder.

ARTICLE III

REMEDIES

Upon the occurrence and during the continuance of any Event of Default, Trustee and Beneficiary shall have the following rights and remedies:

3.01        Acceleration.  Beneficiary may declare the entire indebtedness secured hereby (if not then due and payable), and accrued and unpaid interest thereon, to be due and payable immediately, without notice of intention to accelerate, notice of acceleration or notice of any kind or nature whatsoever, demand or presentment, all of which are hereby expressly waived by Trustor.

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3.02        Entry.  Irrespective of whether Beneficiary exercises the option provided in Section 3.01 above, Beneficiary in person or by agent or by court-appointed receiver may enter upon, take possession of, manage and operate the Mortgaged Property or any part thereof and do all things necessary or appropriate in Beneficiary’s sole discretion in connection therewith, including without limitation making and enforcing, and if the same be subject to modification or cancellation, modifying or cancelling Leases upon such terms or conditions as Beneficiary deems proper, obtaining and evicting tenants, and fixing or modifying rents, contracting for and making repairs and alterations, and doing any and all other acts which Beneficiary deems proper to protect the security hereof; and either with or without so taking possession, in its own name or in the name of Trustor, sue for or otherwise collect and receive the Rents and Profits, including those past due and unpaid, and apply the same less costs and expenses of operation and collection, including reasonable attorneys’ fees, upon any indebtedness secured hereby, and in such order as Beneficiary may determine.  Upon request of Beneficiary, Trustor shall assemble and make available to Beneficiary at the site of the real property covered hereby any of the Mortgaged Property which has been removed therefrom.  The entering upon and taking possession of the Mortgaged Property, or any part thereof, and the collection of any Rents and Profits and the application thereof as aforesaid shall not cure or waive any default theretofore or thereafter occurring or affect any notice or default hereunder or invalidate any act done pursuant to any such default or notice, and, notwithstanding continuance in possession of the Mortgaged Property or any part thereof by Beneficiary, Trustor or a receiver, and the collection, receipt and application of the Rents and Profits, Beneficiary shall be entitled to exercise every right provided for in this Deed of Trust or by law or in equity upon or after the occurrence of a default, including without limitation the right to exercise the power of sale.  Any of the actions referred to in this Section may be taken by Beneficiary irrespective of whether any notice of default or election to sell has been given hereunder and without regard to the adequacy of the security for the Secured Obligations.

3.03        Judicial Action.  Beneficiary may bring an action in any court of competent jurisdiction to foreclose this instrument or to enforce any of the covenants and agreements hereof and shall have the right to join Trustor as a party in any such action.

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3.04        Power of Sale.  The Trustee, at the request of Beneficiary, shall sell at public vendue the Mortgaged Property or any part thereof or any interest therein, to the highest bidder, for cash, all in accordance with and as required by applicable law.  Any notices, postings and filings required by applicable law, may be performed or given by Trustee or Beneficiary or by any agent acting in their or its behalf, unless otherwise required by applicable law.  Trustor designates as Trustor’s address for the purposes of such notice, the address set out on page 1 of this Deed of Trust, and each other debtor, if any, obligated to pay the debts secured hereby agrees that such address shall likewise constitute such other debtor’s address for such notice, unless a different address is designated by such other debtor; no change of such address or designation of a different address shall be binding on Beneficiary until ten (10) Business Days after Beneficiary has received notice of such change sent to Beneficiary by certified mail, postage prepaid, return receipt requested, addressed to Beneficiary at the address for Beneficiary set out herein (or to such other address as Beneficiary may have designated by notice given as above provided to Trustor and such other debtors).  Any change of address of Beneficiary shall be effective ten (10) Business Days after written notice thereof addressed to Trustor and sent by certified mail, postage prepaid, return receipt requested, has been deposited in the care and custody of the United States Postal Service.  In connection with any sale or sales hereunder, Beneficiary may elect to treat any of the Mortgaged Property which consists of a right in action or which is property that can be severed from the real property covered hereby or any Improvements thereon without causing structural damage thereto as if the same were personal property, and dispose of the same in accordance with applicable law, separate and apart from the sale of real property.  Where the Mortgaged Property consists of real and personal property or fixtures, whether or not such personal property is located on or within the real property, Beneficiary may elect in its discretion to exercise its rights and remedies against any or all of the real property, personal property, and fixtures in such order and manner as is now or hereafter permitted by applicable law.  Should Beneficiary elect to sell any portion of the Mortgaged Property which is real property or which is personal property or fixtures that Beneficiary has elected to sell together with real property in accordance with the laws governing a sale of real property, Beneficiary or Trustee shall give such notice of default and election to sell as may then be required by law.  Thereafter, upon the expiration of such time and the giving of such notice of sale as may then be required by law, and without the necessity of any demand on Trustor, Trustee, at the time and place specified in the notice of sale, shall sell said real property or any part thereof at public auction to the highest bidder for cash in lawful money of the United States or in such other manner as Beneficiary shall direct which is not prohibited by applicable law.  Trustee may, and upon request of Beneficiary shall, from time to time, postpone any sale hereunder by public announcement thereof at the time and place noticed therefor.  If the Mortgaged Property consists of several lots, parcels or items of property, Beneficiary may: (i) designate the order in which such lots, parcels or items shall be offered for sale or sold, or (ii) elect to sell such lots, parcels or items through a single sale, or through two or more successive sales, or in any other manner Beneficiary deems in its best interest.  Any person, including Trustor, Trustee or Beneficiary, may purchase at any sale hereunder, and Beneficiary shall have the right to purchase at any sale hereunder by crediting upon the bid price the amount of all or any part of the Secured Obligations.  Should Beneficiary desire that more than one sale or other disposition of the Mortgaged Property be conducted, Beneficiary may, at its option, cause the same to be conducted simultaneously, or successively, on the same day, or at such different days or times and in such order as Beneficiary may deem to be in the Beneficiary’s best interests, and no such sale shall terminate or otherwise affect the lien of this Deed of Trust on any part of the Mortgaged Property not sold until all Secured Obligations have been fully paid.  In the event Beneficiary elects to dispose of the Mortgaged Property through more than one sale, Trustor agrees to pay the costs and expenses of each such sale and of any judicial proceedings wherein the same may be made, including reasonable compensation to Trustee and Beneficiary, their agents and counsel, and to pay all expenses, liabilities and advances made or incurred by Trustee in connection with such sale or sales, together with interest on all such advances made by Trustee at the lower of the post-maturity interest rate provided for in Section 2.10(c) of the Credit Agreement or the maximum rate permitted by law to be charged by Trustee.  Beneficiary may sell the Mortgaged Property for any amount it deems acceptable, whether or not such amount is equal to the Secured Obligations, or otherwise.  Trustor authorizes and empowers Trustee, upon any sale hereunder, to execute and deliver to the purchaser or purchasers a good and sufficient deed or deeds conveying the property so sold, with covenant of general warranty binding on Trustor and Trustor’s legal representatives, successors and assigns, whereupon such purchaser or purchasers shall be let into immediate possession.

The recitals contained in any deed(s) or other instrument(s) given in connection with any such foreclosure sale and/or any affidavit(s) of a person(s) knowledgeable of the facts as to compliance with the requirements of such sale, shall be prima facie evidence of such facts and it shall not be necessary to prove in any court the existence of such facts.  All prerequisites and requirements of any sale or sales shall be conclusively presumed to have been performed and all persons subsequently dealing with the property so conveyed, including without limitation, the purchaser(s) thereof, shall be fully protected in relying upon the truthfulness of such recitals or affidavits.

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Upon any foreclosure sale hereunder, Trustor shall immediately surrender and deliver possession to the purchaser.  If Trustor fails to do so, Trustor shall be a tenant at will of the purchaser and such purchaser shall have the right to bring an action of forcible entry and detainer.

3.05        Proceeds of Sale.  The proceeds of any sale made under or by virtue of this Article III, together with all other sums which then may be held by Trustee or Beneficiary under this Deed of Trust, whether under the provisions of this Article III or otherwise, shall be applied as follows:

FIRST:  To the payment of the costs and expenses of sale and of any judicial proceedings wherein the same may be made, including reasonable compensation to Trustee and Beneficiary, their agents and counsel, and to the payment of all expenses, liabilities and advances made or incurred by Trustee under this Deed of Trust, together with interest on all advances made by Trustee at the lower of the post-maturity interest rate provided for in Section 2.10(c) of the Credit Agreement or the maximum rate permitted by law to be charged.

SECOND:  To the payment of any and all sums expended by Beneficiary under the terms hereof, not then repaid with accrued interest at the lower of the post-maturity rate provided for in Section 2.10(c) of the Credit Agreement or the maximum rate permitted by law.

THIRD:  To the payment of all other Secured Obligations.

FOURTH:  The remainder, if any, to the person or persons legally entitled thereto.

3.06       Waiver of Marshalling.  Trustor, for itself and for all persons hereafter claiming through or under it or who may at any time hereafter become holders of liens junior to the lien of this Deed of Trust, hereby expressly waives and releases all rights to direct the order in which any of the Mortgaged Property shall be sold in the event of any sale or sales pursuant hereto and to have any of the Mortgaged Property and/or any other property now or hereafter constituting security for any of the Secured Obligations marshalled upon any foreclosure of this Deed of Trust or of any other security for any of the Secured Obligations.

3.07       Remedies Cumulative.  No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy herein or by law provided, by each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.  No delay or omission of Trustee or Beneficiary to exercise any right or power accruing upon any Event of Default shall impair any right or power or shall be construed to be a waiver of any Event of Default or any acquiescence therein; and every power and remedy given by this Deed of Trust to Trustee or Beneficiary may be exercised from time to time as often as may be deemed expedient by Trustee or Beneficiary.  If there exists additional security for the performance of the Secured Obligations, Beneficiary, at its sole option, and without limiting or affecting any of its rights or remedies hereunder, may exercise any of the rights and remedies to which it may be entitled hereunder either concurrently with whatever rights and remedies it may have in connection with such other security or in such order as it may determine.  Any application of any amounts or any portion thereof held by Beneficiary at any time as additional security hereunder to any Secured Obligations shall not extend or postpone the due dates of any payments due from Trustor hereunder or under the Credit Agreement, any Future Advances or any of the Loan Documents or otherwise be construed to cure or waive any default or notice of default hereunder or invalidate any act done pursuant to any such default or notice.

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ARTICLE IV

MISCELLANEOUS

4.01       Severability.  In the event any one or more of the provisions contained in this Deed of Trust shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Deed of Trust, but this Deed of Trust shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

4.02       Certain Charges.  Trustor agrees to pay Beneficiary for each statement of Beneficiary as to the Secured Obligations furnished at Trustor’s request, such reasonable fee as is charged by Beneficiary as of the time said statement is furnished.  Trustor further agrees to pay the charges of Beneficiary for any other service rendered Trustor, or on its behalf, connected with this Deed of Trust or the indebtedness secured hereby, including without limitation the delivery to an escrow holder of a request for reconveyance of this Deed of Trust, transmitting to an escrow holder moneys secured hereby, changing its records pertaining to this Deed of Trust and the Secured Obligations to show a new owner of the Mortgaged Property, and replacing an existing policy of insurance held hereunder with another such policy.

4.03       Notices.  All notices given hereunder or in connection herewith shall be given or made, and shall be effective, in accordance with the provisions governing notices set forth in the Subsidiary Guaranty.

4.04       Trustor Not Released.  Extension of the time for payment or modification of the terms of payment of any Secured Obligation granted by Beneficiary to any successor in interest of Trustor shall not operate to release, in any manner, the liability of the original Trustor.  Beneficiary shall not be required to commence proceedings against such successor or refuse to extend time for payment or otherwise modify the terms of payment of the Secured Obligations by reason of any demand made by the original Trustor.  Without affecting the liability of any person, including Trustor, for the payment of any Secured Obligation, or the lien of this Deed of Trust on the remainder of the Mortgaged Property for the full amount of any such indebtedness and liability unpaid, Beneficiary and Trustee are respectively empowered as follows:  Beneficiary may from time to time and without notice (a) release any person liable for the payment of any of the Secured Obligations, (b) extend the time or otherwise alter the terms of payment of any of the Secured Obligations, (c) accept additional real or personal property of any kind as security therefor, whether evidenced by deeds of trust, mortgages, security agreement or any other instruments of security or (d) alter, substitute or release any property securing any Secured Obligation; Trustee may, at any time, and from time to time, upon the written request of Beneficiary (e) consent to the making of any map or plat of the Mortgaged Property or any part thereof, (f) join in granting any easement or creating any restriction thereon, (g) join in any subordination or other agreement affecting this Deed of Trust or the lien or charge hereof, or (h) reconvey, without any warranty, all or part of the Mortgaged Property.

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4.05       Inspection.  Upon reasonable advance notice, Beneficiary may at any reasonable time or times make or cause to be made entry upon and inspection of the Mortgaged Property or any part thereof in person or by agent.

4.06       Statute of Limitations.  The pleading of any statute of limitations as a defense to any and all obligations secured by this Deed of Trust is hereby waived to the fullest extent permitted by law.

4.07       Interpretation.  Wherever used in this Deed of Trust, unless the context otherwise indicates a contrary intent, or unless otherwise specifically provided herein, the word “Trustor” shall mean and include both Trustor and any subsequent owner or owners of the Mortgaged Property, the word “Borrower” shall mean and include not only Borrower but also any successor to Borrower under the Credit Agreement and the word “Beneficiary” shall mean and include not only Capital One, N.A., but also any successor to Beneficiary under the Credit Agreement and any pledgee of or participants in the indebtedness incurred pursuant to the Credit Agreement.  Whenever the context requires, the singular includes the plural and vice versa and each gender includes each other gender.  The captions and headings of the Articles and Sections of this Deed of Trust are for convenience only and are not to be used to interpret, define or limit the provisions hereof.

4.08       Consent; Delegation to Sub-agents.  The granting or withholding of consent by Beneficiary to any transaction as required by the terms hereof shall not be deemed a waiver of the right to require consent to future or successive transactions.  Wherever a power of attorney is conferred upon Beneficiary hereunder, it is understood and agreed that such power is conferred with full power of substitution, and Beneficiary may elect in its sole discretion to exercise such power itself or to delegate such power, or any part thereof, to one or more sub-agents.

4.09       Successors and Assigns.  All of the grants, obligations, covenants, agreements, terms, provisions and conditions herein shall run with the land and shall apply to bind and inure to the benefit of, the heirs, administrators, executors, legal representatives, successors and assigns of Trustor and the successors in trust of Trustee and the endorsees, transferees, successors and assigns of Beneficiary.

4.10       Governing Law.  This Deed of Trust, including the creating of this Deed of Trust, the perfection of the lien or security interest in the Mortgaged Property, and the rights and remedies of Beneficiary, and Trustee as provided herein, shall be governed by and construed in accordance with the internal laws of the state in which the Mortgaged Property is located, without regard to principles of conflicts of law.  The Credit Agreement and the indebtedness arising thereunder (including, without limitation, the right to hold Trustor liable for any deficiency remaining after foreclosure or to bring suit upon the indebtedness secured hereby without having first proceeded against the Mortgaged Property or other collateral therefor) shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of law.

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4.11       Substitution of Trustee.  Beneficiary may remove Trustee at any time or from time to time, with or without cause, and appoint a successor trustee, and upon such appointment, all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such successor.  Beneficiary shall have full power to appoint, at any time and without any formality other than by written instrument executed by Beneficiary, a substitute trustee, and, if desired by Beneficiary, several substitute trustees in succession, each of whom shall succeed to all the estate, rights, powers and duties of Trustee named herein, and no notice of such appointment need be given to Trustor or to any other person or filed for record in any public office.  Such appointment may be executed by Beneficiary or any agent of Beneficiary and such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any executive officer of Beneficiary.

Neither Trustee nor any substitute trustee shall be liable to Trustor for any reason or under any theory, except for fraud or intentional misconduct done in bad faith, actually proved by Trustor.  Trustor agrees to indemnify, defend and hold harmless Trustee and any substitute trustee for any liability or cause of action involving Trustee or any substitute trustee arising out of the indebtedness secured hereby, this Deed of Trust or the Mortgaged Property, including, without limitation, environmental liability and liability resulting from the negligence or gross negligence of Trustee or any substitute trustee.

4.12       Time of Essence; No Waiver.  Time is declared to be of the essence in this Deed of Trust.  No failure or delay by Beneficiary in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  No waiver, consent or approval of any kind by Beneficiary shall be effective unless contained in a writing signed and delivered by such party.  No notice to or demand on Trustor in any case shall entitle Trustor to any other notice or demand in similar or other circumstances, nor shall such notice of demand constitute a waiver of the rights of Beneficiary to any other or further actions.

4.13       Intentionally Omitted.

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4.14       Interest.  It is the intent of the parties hereto to comply strictly with applicable usury laws, if any; accordingly, notwithstanding any provision to the contrary herein or in any of the other documents securing the payment of the indebtedness hereby secured or otherwise relating thereto, in no event shall this Deed of Trust or such documents require or permit the payment, charging, taking, reserving, collection or receiving of any sums constituting interest under applicable laws which exceed the maximum amount permitted by such laws.  If any such excess interest is contracted for, charged, taken, reserved, collected or received in any of the documents securing the payment of such debts or otherwise relating thereto, or in any communication by Beneficiary or any other person to Trustor or any other party liable for payment thereof, or in the event all or part of the principal or interest thereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstances whatsoever the amount of interest contracted for, charged, taken, reserved, collected or received on the amount of principal actually outstanding from time to time shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event it is agreed as follows:  (i) the provisions of this paragraph shall govern and control, (ii) neither Trustor nor any other person or entity now or hereafter liable for the payment of the Secured Obligations shall be obligated to pay the amount of such interest to the extent such interest is in excess of the maximum amount of interest permitted by applicable usury laws, (iii) any such excess which is or has been received notwithstanding this paragraph shall be credited against the then unpaid principal balance of the Secured Obligations, or if the Secured Obligations have been or would be paid in full, refunded to the Trustor, and (iv) the provisions of this Deed of Trust, the Credit Agreement and the other Loan Documents, and any other communication to the Trustor, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the maximum lawful rate allowed under applicable laws as construed by courts having jurisdiction hereof or thereof.  Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved, or received in connection herewith which are made for the purpose of determining whether such rate exceeds the maximum lawful rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of the loan, including all prior and subsequent renewals and extensions, all interest at any time contracted for, charged, taken, reserved, or received.  The terms of this paragraph shall be deemed to be incorporated in every loan document, security instrument, and communication relating to the Secured Obligations.

4.15       Waiver.  To the fullest extent not prohibited by law, Trustor hereby irrevocably and unconditionally waives and releases all benefits and rights that may accrue to Trustor by any present or future law which would permit Trustor and other persons against whom recovery of deficiencies is sought to present competent evidence of the fair market value of the Mortgaged Property as of the date of foreclosure and offset against any deficiency the amount by which the foreclosure sale price is determined to be less than such fair market value.  Trustor agrees that this release and waiver creates an irrebuttable presumption that the proceeds received by the Trustee from any foreclosure sale conducted pursuant to the terms hereof (whether by credit or cash bid) are equal to the fair market value of the Mortgaged Property for purposes of calculating deficiencies owed by Borrower pursuant to the terms of the Note, Trustor pursuant to the Subsidiary Guaranty and others against whom recovery of a deficiency is sought.

Alternatively, in the event this waiver is determined by a court of competent jurisdiction to be unenforceable, the following shall be the basis for the finder of fact’s determination of the fair market value of the Mortgaged Property as of the date of the foreclosure sale in proceedings governed by applicable law:

(a)           The Mortgaged Property shall be valued in an “as is” condition as of the date of the foreclosure sale, without any assumption or expectation that the Mortgaged Property will be repaired or improved in any manner before a resale of the Mortgaged Property after foreclosure;

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(b)           The valuation shall be based upon an assumption that the purchaser at foreclosure sale desires a prompt resale of the Mortgaged Property for cash (but no later than twelve months) following the foreclosure sale;

(c)           All reasonable closing costs customarily borne by the seller in a commercial real estate transaction should be deducted from the gross fair market value of the Mortgaged Property, including, without limitation, brokerage commissions, title insurance, a survey of the Mortgaged Property, tax prorations, reasonable attorney’s fees, and marketing costs;

(d)           The gross fair market value of the Mortgaged Property shall be further discounted to account for any estimated holding costs associated with maintaining the Mortgaged Property pending sale, including, without limitation utility expenses, property management fees, taxes and assessments (to the extent not accounted for in subparagraph (c) above), and other maintenance expenses; and

(e)           Any expert opinion testimony given or considered in connection with a determination of the fair market value of the Mortgaged Property must be given by persons having at least five (5) years’ experience in appraising property similar to the Mortgaged Property and who have conducted and prepared a complete written appraisal of the Mortgaged Property taking into consideration the factors set forth above.

4.16       State Specific Provisions.  In the event of any inconsistencies between this Section 4.16 and any of the other terms and provisions of this Deed of Trust, the terms and conditions of this Section 4.16 shall control and be binding.  [ADD STATE SPECIFIC PROVISIONS]

[4.17      Leasehold Mortgagee Provisions.  [TO BE INSERTED FOR GROUND LEASED PROPERTIES].
(a)           Definitions.

(i)            “Fee Estate” shall mean the fee estate held by Fee Owner.

(ii)           “Ground Lease” shall mean that certain ground lease, dated __________, between _________, as ground lessor (“Fee Owner”) and Trustor, as ground lessee.

(iii)          “Leasehold Estate” shall mean the leasehold estate created pursuant to the Ground Lease.

(b)           No Merger of Fee and Leasehold Estates; Releases.  So long as any portion of the Secured Obligations shall remain unpaid, unless Beneficiary shall otherwise consent, the fee title to the land under any Ground Lease and the applicable Leasehold Estate shall not merge but shall always be kept separate and distinct, notwithstanding the union of such estates in Trustor, Fee Owner, or in any other Person by purchase, operation of law or otherwise.  Beneficiary reserves the right, at any time, to release portions of the Mortgaged Property, including, but not limited to, the Leasehold Estate, with or without consideration, at Beneficiary’s election, without waiving or affecting any of its rights hereunder or under the Note or the other Loan Documents and any such release shall not affect Beneficiary’s rights in connection with the portion of the Mortgaged Property not so released.

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(c)           Trustor’s Acquisition of Fee Estate.  In the event that Trustor, so long as any portion of the Secured Obligations remains unpaid, shall be the owner and holder of the fee title to the land under any Ground Lease, the lien of this Deed of Trust shall be spread to cover Trustor’s fee title to such land and said fee title shall be deemed to be included in the Mortgaged Property.  Trustor agrees, at its sole cost and expense, including without limitation, Beneficiary’s reasonable attorney’s fees, to (i) execute any and all documents or instruments necessary to subject its fee title to such land to the lien of this Deed of Trust and (ii) provide a title insurance policy which shall insure that the lien of this Deed of Trust is a first lien on Trustor’s fee title to such land.

(d)           Bankruptcy.  (i)  Subject to the terms of the Credit Agreement, Trustor shall not, in any event, including the bankruptcy, reorganization or insolvency of Trustor or Fee Owner, (A) surrender its leasehold estate, or any portion thereof, nor terminate, cancel or acquiesce in the rejection of any Ground Lease; (B) consent or fail to object to any attempt by Fee Owner to sell or transfer its interest in the land and the improvements under any Ground Lease free and clear of such Ground Lease; or (C) modify, change, supplement, alter or amend any Ground Lease in any respect, either orally or in writing.  Subject to the terms of the Credit Agreement, Trustor does hereby expressly release, assign, relinquish and surrender unto Beneficiary all its right, power and authority to terminate, cancel, acquiesce in the rejection of, consent or object to any attempted transfer Fee Owner’s interest in the land and the improvements under any Ground Lease free and clear of such Ground Lease, or modify, change, supplement, alter or amend any Ground Lease in any respect, either orally or in writing, at any time, including in the event of the bankruptcy, reorganization or insolvency of Trustor or the Fee Owner under any Ground Lease, and any attempt on the part of Trustor to exercise any such right without the consent of Beneficiary shall be null and void.  Notwithstanding the foregoing, in the event of a threatened termination of any Ground Lease due to the bankruptcy, reorganization or insolvency of Trustor, Trustor shall, at Beneficiary’s election, absolutely assign to Beneficiary, in lieu of such termination, all of Trustor’s right, title and interest in and to such Ground Lease.

(ii)           In the event any Ground Lease is rejected by the Fee Owner, as debtor in possession, or by a trustee for the Fee Owner, pursuant to Section 365 of the Bankruptcy Code, Trustor shall not exercise its right to elect under Section 365(h)(1) of the Bankruptcy Code to terminate or treat such Ground Lease as terminated.  Any such election made shall be null and void.  In any event, Trustor hereby waives, for the benefit of Beneficiary, its successors and assigns only, and not enforceable by anyone else, the provisions of Section 365 of the Bankruptcy Code, or of any statute or rule of law now or hereafter in effect which gives or purports to give Trustor any right of election to terminate any Ground Lease, to acquiesce in the termination of any Ground Lease or to surrender possession of the Mortgaged Property in the event of the bankruptcy, reorganization or insolvency of Trustor or any other party including, without limitation, any Fee Owner.

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(iii)          In the event any Fee Owner, as debtor in possession, or by a trustee for such Fee Owner, attempts to transfer its interest in the land and the improvements under any Ground Lease free and clear of such Ground Lease pursuant to Section 363 of the Bankruptcy Code, Trustor shall not consent, acquiesce or fail to object to such attempted transfer.  Any such consent, acquiescence or failure to object made shall be null and void.  In any event, Trustor hereby waives, for the benefit of Beneficiary, its successors and assigns only, and not enforceable by anyone else, the provisions of Section 363 of the Bankruptcy Code, or of any statute or rule of law now or hereafter in effect which gives or purports to give Trustor any right to consent to or acquiesce in the transfer of the Fee Owner’s interest in the land and the improvements under any Ground Lease free and clear of such Ground Lease, to acquiesce in the termination of any Ground Lease or to surrender possession of the Mortgaged Property in the event of the bankruptcy, reorganization or insolvency of the Fee Owner or any other party.

(e)           Trustor warrants and represents to Beneficiary that, as of the date of this Deed of Trust:  (i) the Ground Lease is in full force and effect in accordance with its terms, (ii) Trustor has not waived canceled or surrendered any of its rights under the Ground Lease, (iii) Trustor is the sole owner of, and has good and marketable title to, the Leasehold Estate and (iv) there is no existing default under the Ground Lease and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default under the Ground Lease.

(f)            Trustor shall deliver to Beneficiary, within ten (10) days after Trustor’s receipt, a true and correct copy of each notice, demand, complaint or request from Fee Owner under, or with respect to, the Ground Lease and shall promptly notify Beneficiary of any default by Fee Owner under the Ground Lease that Trustor becomes aware of, in connection with Fee Owner’s performance and/or observance of Fee Owner’s obligations.

(g)           Trustor shall (i) pay the rent and all other sums of money due and payable at any time and from time to time under the Ground Lease as and when such sums become due and payable, but in any event before the expiration of any grace period provided in the Ground Lease for the payment of any such sum, and (ii) at all times fully perform, observe and comply with all other terms, covenants and conditions of the Ground Lease to be performed, observed or complied with by Trustor as lessee under the Ground Lease.  If the Ground Lease does not provide for a grace period for the payment of a sum of money, Trustor shall make the payment on or before the date on which the payment becomes due and payable.

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(h)           At any time after Beneficiary receives notice of a default by Trustor under the Ground Lease, (i) Beneficiary may (but shall not be obligated to do so), make any payment, perform any obligation and take any other action Trustor would have the right to pay, perform or take under the Ground Lease which Beneficiary deems necessary or desirable to cure such default, provided that Beneficiary is permitted to do so under the terms of the Ground Lease and (ii) Beneficiary and its authorized agents shall have the right at any time or from time to time to enter the land and improvements, or any part thereof, to such extent and as often as Beneficiary, in its discretion, deems necessary or desirable in order to cure such default, subject to the rights of the tenants and occupants of the Mortgaged Property.  For purposes of exercising its rights under this Section, Beneficiary ender shall be fully protected for any action of taken or omitted to be taken by Beneficiary, in good faith, in reliance on any written notice from the Fee Owner stating that a default has occurred and is continuing even though Trustor may question or deny the existence or nature of such default. All expenditures made by Beneficiary pursuant to this Section to cure a default shall become an additional part of the Indebtedness.

(i)            Trustor shall not, without the written consent of Beneficiary, (i) surrender the Leasehold Estate to Fee Owner or terminate or cancel the Ground Lease, (ii) materially amend, modify or change the Ground Lease, either orally or in writing, or waive any of Trustor’s rights under the Ground Lease, (iii) subordinate the Ground Lease or the Leasehold Estate to any mortgage, deed of trust or other lien on Fee Owner’s fee title to the leased premises, or (iv) reject or assume the Ground Lease or assign the Leasehold Estate pursuant to Section 365(h) of the Bankruptcy Code.

(j)            If the Ground Lease is canceled or terminated for any reason before the natural expiration of its term, and Beneficiary or its designee obtains from the Fee Owner a new lease in accordance with the term of the Ground Lease, Trustor shall have no right, title or interest in and to the new lease or the leasehold estate created by the new lease.

(k)           Trustor agrees to exercise any option to renew or extend the Ground Lease if at the time that option becomes exercisable any indebtedness secured by this Deed of Trust has not been fully paid.  Trustor hereby irrevocably appoints the Beneficiary as its attorney-in-fact, with full power of substitution, to exercise any such option on behalf of Trustor if following receipt of written notice thereof from Beneficiary, Trustor for any reason fails or refuses to exercise that option at least twenty (20) days prior to the expiration of the period of time for its exercise.]

THE WRITTEN INSTRUMENTS AND OTHER DOCUMENTS EVIDENCING, RELATING TO AND SECURING THE SECURED OBLIGATIONS CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, the undersigned executed this Deed of Trust as of the day and year first hereinabove written.

TRUSTOR: [SUBSIDIARY GUARANTOR]

By:	American Realty Capital Operating Partnership, L.P, a Delaware limited partnership, its Member

	By:	American Realty Capital Trust Inc., a Maryland corporation, its General Partner

By:
Name:
Title:

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EXHIBIT A

Description of the Property

All that certain real property, together with all appurtenances thereto and all improvements now or hereafter located thereon, situated in the City of ___________, County of _______, State of __________, and described as follows:

STATE OF _____________	)
)
COUNTY OF ___________	)

BEFORE ME, the undersigned authority, on this day personally appeared ______________________________________, the ______________________ of AMERICAN REALTY CAPITAL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, member of [each property owner], a Delaware limited liability company, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation, member of said limited liability company, and as the act and deed of said limited liability company.

Given under my hand and seal this ____ day of ________, 2010.

Notary Public In and For
The State of _________

Printed Name:___________________________________________________

My Commission Expires:__________________________________________

Exhibit F

Note

(immediately follows)

PROMISSORY NOTE

Place of Delivery:  New York, New York

$30,000,000.00	Date: July 23, 2010

FOR VALUE RECEIVED, AMERICAN REALTY CAPITAL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Company”), promises to pay to the order of CAPITAL ONE, N.A., a national banking association (the “Lender”) the principal amount of THIRTY MILLION AND NO/100 DOLLARS ($30,000,000.00) or, if less, the aggregate amount of the Loans made by the Lender to the Company pursuant to the Credit Agreement which is outstanding on the Maturity Date.  Capitalized terms used but not defined herein are defined in the Credit Agreement.

The Company also promises to make principal payments and interest on the unpaid principal amount hereof from the date hereof until paid at the rates and at the times which shall be determined in accordance with the provisions of the Credit Agreement.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Payment Office.  Until notified of the transfer of this Note, the Company shall be entitled to deem the Lender or such person who has been so identified by the transferor in writing to the Company as the holder of this Note, as the owner and holder of this Note.  The Lender and any subsequent holder of this Note agrees that before disposing of this Note, or any part hereof, it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid on the schedule attached hereto, if any; provided, however, that the failure to make notation of any payment made on this Note shall not limit or otherwise affect the obligation of the Company hereunder with respect to payments of principal or interest on this Note.

This Note is referred to in, and is entitled to the benefits of, the Credit Agreement dated as of July 27, 2010 (the “Credit Agreement”) among the Company, the financial institutions named therein, and CAPITAL ONE, N.A, as Agent.  The Credit Agreement, among other things, (i) provides for the making of loans (the “Loans”) by the Lender to the Company from time to time in an aggregate amount first above mentioned, the indebtedness of the Company resulting from each such Loan being evidenced by this Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for mandatory and optional prepayments on account of principal hereof and certain principal payments prior to the maturity hereof upon the terms and conditions therein specified.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

The obligation of the Company to pay the principal of and interest on this Note at the place, at the respective times, and in the currency and manner prescribed by the Credit Agreement is absolute and unconditional.

The Company promises to pay all costs and expenses, including reasonable attorneys’ fees, incurred in the collection and enforcement of this Note.  The Company hereby waives diligence, presentment, and protest, and except as provided in the Credit Agreement, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

This Note shall be governed by, and construed in accordance with, the laws of the state of New York without giving effect to its choice of law doctrine.

IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered by its duly authorized officer, as of the date and place first above written.

AMERICAN REALTY CAPITAL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	American Realty Capital Trust Inc., a Maryland corporation, its general partner

By:
Name: William M. Kahane
Title: President

TRANSACTIONS ON NOTE

Date	Amount of Loan Made	Amount of Principal Paid	Principal Balance	Interest Paid	Interest Paid Through	Notation Made By

Exhibit G

Subsidiary Guaranty

(immediately follows)

SUBSIDIARY GUARANTY

THIS SUBSIDIARY GUARANTY (this “Guaranty”), dated as of dated as of July ___, 2010, is made by each Subsidiary Guarantor named in the signature pages hereof and each Joinder Guarantor hereafter executing a Joinder Agreement hereto (each a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”), in favor of Capital One, N.A., a national banking association, as Agent for the Lenders party to the Credit Agreement referred to below (in such capacity, the “Agent”).

RECITALS

A.          American Realty Capital Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto (each a “Lender” and, collectively, the “Lenders”) and the Agent are parties to a Credit Agreement dated as of the date hereof (as amended, modified, supplemented, extended, renewed or replaced from time to time, the “Credit Agreement”).

B.           It is a condition precedent to the borrowings and issuances of Letters of Credit under the Credit Agreement that each Subsidiary Guarantor guarantee the indebtedness and other obligations of the Borrower to the Agent and the Lenders under or in connection with the Credit Agreement as set forth herein.  Each Subsidiary Guarantor will receive substantial direct and indirect benefits from the making of the Loan for the account of the Borrower pursuant to the Credit Agreement (which benefits are hereby acknowledged by each Subsidiary Guarantor).

AGREEMENT

Accordingly, to induce the Agent and the Lenders to enter into the Credit Agreement, and in consideration thereof, each Subsidiary Guarantor hereby agrees as follows:

SECTION 1          Definitions; Interpretation.

(a)           Terms Defined in Credit Agreement.  Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

(b)           Certain Defined Terms.  As used in this Guaranty (including in the recitals hereof), the following terms shall have the following meanings:

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.).

“Guaranteed Obligations” has the meaning set forth in Section 2.

“Guarantor Documents” means this Guaranty, each Collateral Document executed by any Subsidiary Guarantor, and all other certificates, documents, agreements and instruments delivered to the Agent or any Lender by any Subsidiary Guarantor under or in connection with this Guaranty and the Loan Documents.

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“Joinder Guarantor” has the meaning set forth in Section 24.

“Joinder Agreement” shall mean a Joinder Agreement in the form of Annex I hereto.

“Loan Party” shall mean Borrower and any Subsidiary Guarantor.

(c)           Interpretation.  The rules of interpretation set forth in Sections 1.02 through 1.05 of the Credit Agreement shall be applicable to this Guaranty and are incorporated herein by this reference.

SECTION 2          Guaranty.

(a)           Guaranty.  Each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees to the Agent and the Lenders and their respective successors, endorsees, transferees and assigns, the full and prompt payment when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) and performance of the indebtedness, liabilities and other obligations of the Borrower to the Agent and the Lenders under or in connection with the Credit Agreement, the Note and the other Loan Documents, including all unpaid principal of the Loan, all amounts owing in respect of the L/C Obligations, all interest accrued thereon, all fees due under the Credit Agreement, all indemnification obligations of the Borrower, and all other amounts payable by the Borrower to the Agent and the Lenders thereunder or in connection therewith.  The terms “indebtedness,” “liabilities” and “obligations” are used herein in their most comprehensive sense and include any and all advances, debts, obligations and liabilities, now existing or hereafter arising, whether voluntary or involuntary and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether recovery upon such indebtedness, liabilities and obligations may be or hereafter become unenforceable or shall be an allowed or disallowed claim in any insolvency proceeding, and including interest that accrues after the commencement by or against any Loan Party or any Affiliate thereof of any Insolvency Proceeding naming such Person as the debtor in such proceeding.  The foregoing indebtedness, liabilities and other obligations of the Borrower, and all other indebtedness, liabilities and obligations to be paid or performed by the Subsidiary Guarantors in connection with this Guaranty (including any and all amounts due under Section 15), shall hereinafter be collectively referred to as the “Guaranteed Obligations.”

(b)           Acknowledgement of Benefits received by each Subsidiary Guarantor; Avoidance Provisions.

(i)           Each Subsidiary Guarantor acknowledges that it has received, or will receive, significant financial and other benefits, either directly or indirectly, from the proceeds of the Loan made by the Lenders to the Borrower pursuant to the Credit Agreement; that the benefits received by such Subsidiary Guarantor are reasonably equivalent consideration for such Subsidiary Guarantor’s execution of this Guaranty and the other Loan Documents to which it is a party; and that such benefits include, without limitation, the access to capital afforded to the Borrower pursuant to the Credit Agreement from which the Borrower will be able to support the activities of such Subsidiary Guarantor.  Each Subsidiary Guarantor is executing this Guaranty and the other Loan Documents in consideration of those benefits received by it.

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(ii)          It is the intent of each Subsidiary Guarantor, the Agent and the Lenders that in any insolvency proceeding, such Subsidiary Guarantor’s maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the Guaranteed Obligations of such Subsidiary Guarantor hereunder (or any other obligations of such Subsidiary Guarantor to the Agent and the Lenders under the Loan Documents) to be avoidable or unenforceable against such Subsidiary Guarantor in such proceeding as a result of applicable laws, including, without limitation, (A) Section 548 of the Bankruptcy Code of the United States and (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such proceeding, whether by virtue of Section 544 of the Bankruptcy Code of the United States or otherwise.  The Laws under which the possible avoidance or unenforceability of the Guaranteed Obligations of such Subsidiary Guarantor hereunder (or any other obligations of such Subsidiary Guarantor to the Agent and the Lenders under the Loan Documents) shall be determined in any such proceeding are referred to herein as “Avoidance Provisions”.  Accordingly, to the extent that the obligations of a Subsidiary Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Guaranteed Obligations for which such Subsidiary Guarantor shall be liable hereunder shall be reduced to the greater of (i) the amount which, as of the time any of the Guaranteed Obligations are deemed to have been incurred by such Subsidiary Guarantor under the Avoidance Provisions, would not cause the Guaranteed Obligations of such Subsidiary Guarantor hereunder (or any other obligations of such Subsidiary Guarantor to the Agent and the Lenders under the Loan Documents), to be subject to avoidance under the Avoidance Provisions or (ii) the amount which, as of the time demand is made hereunder upon such Subsidiary Guarantor for payment on account of the Guaranteed Obligations, would not cause the Guaranteed Obligations of such Subsidiary Guarantor hereunder (or any other obligations of such Subsidiary Guarantor to the Agent and the Lenders under the Loan Documents), to be subject to avoidance under the Avoidance Provisions.  The provisions of this Section 2(b) are intended solely to preserve the rights of the Agent and the Lenders hereunder to the maximum extent that would not cause the Guaranteed Obligations of any Subsidiary Guarantor hereunder (or any other obligations of such Subsidiary Guarantor to the Agent and the Lenders under the Loan Documents) to be subject to avoidance under the Avoidance Provisions, and no Subsidiary Guarantor or any other Person shall have any right or claim under this Section 2(b) as against the Agent and the Lenders that would not otherwise be available to such Person under the Avoidance Provisions.

SECTION 3         Liability of Subsidiary Guarantors.  The liability of the Subsidiary Guarantors under this Guaranty shall be irrevocable, absolute, independent and unconditional, and shall not be affected by any circumstance which might constitute a discharge of a surety or guarantor other than the indefeasible payment and performance in full of all Guaranteed Obligations.  In furtherance of the foregoing and without limiting the generality thereof, each Subsidiary Guarantor agrees as follows:

(a)           such Subsidiary Guarantor’s liability hereunder shall be the immediate, direct, and primary obligation of such Subsidiary Guarantor and shall not be contingent upon the Agent’s or any Lender’s exercise or enforcement of any remedy it may have against the Borrower, any Loan Party or any other Person, or against any Collateral;

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(b)          this Guaranty is a guaranty of payment when due and not merely of collectibility;

(c)          the Agent and any Lender may enforce this Guaranty while any Event of Default exists notwithstanding the existence of any dispute between the Agent, any Lender and any Loan Party with respect to the existence of such Event of Default;

(d)         such Subsidiary Guarantor’s payment of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge such Subsidiary Guarantor’s liability for any portion of the Guaranteed Obligations remaining unsatisfied.  Without limiting the generality of the foregoing, if the Agent (or any of the Lenders) is awarded a judgment in any suit brought to enforce any Subsidiary Guarantor’s covenant to pay, perform or complete a portion of the Guaranteed Obligations, such judgment shall not be deemed to release any Subsidiary Guarantor from its covenant to pay, perform or complete the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by any such Subsidiary Guarantor, limit, affect, modify or abridge any other Subsidiary Guarantor’s liability hereunder in respect of the Guaranteed Obligations; and

(e)          such Subsidiary Guarantor’s liability with respect to the Guaranteed Obligations shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall such Subsidiary Guarantor be exonerated or discharged by, any of the following events:

(i)           any Insolvency Proceeding with respect to the Borrower, any other Subsidiary Guarantor, any other Loan Party or any other Person;

(ii)          any limitation, discharge, or cessation of the liability of the Borrower, such Subsidiary Guarantor, any other Loan Party or any other Person for any Guaranteed Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Guaranteed Obligations or the Loan Documents;

(iii)         any merger, acquisition, consolidation or change in structure of the Borrower, such Subsidiary Guarantor or any other Loan Party or any other Person, or any sale, lease, transfer or other disposition of any or all of the assets or ownership interests in the Borrower, such Subsidiary Guarantor, any other Loan Party or any other Person;

(iv)        any assignment or other transfer, in whole or in part, of the Agent’s or any Lender’s interests in and rights under this Guaranty or the other Loan Documents, including the Agent’s or any Lender’s right to receive payment of the Guaranteed Obligations, or any assignment or other transfer, in whole or in part, of any interests held by the Agent or any Lender in and to any of the Collateral;

(v)         any claim, defense, counterclaim or setoff, other than that of prior performance, that the Borrower, such Subsidiary Guarantor, any other Loan Party or other Person may have or assert, including any defense of incapacity or lack of corporate or other authority to execute any of the Loan Documents;

(vi)        the Agent’s or any Lender’s amendment, modification, renewal, extension, cancellation or surrender of any Loan Document, any Guaranteed Obligations, or any Collateral, or the Agent’s or any Lender’s exchange, release, or waiver of any Collateral;

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(vii)       the Agent’s or any Lender’s exercise or non-exercise of any power, right or remedy with respect to any of the Collateral, including the Agent’s or any Lender’s compromise, release, settlement or waiver with or of the Borrower, any other Loan Party or any other Person;

(viii)      the Agent’s or any Lender’s vote, claim, distribution, election, acceptance, action or inaction in any Insolvency Proceeding related to the Guaranteed Obligations;

(ix)         any impairment or invalidity of any of the Collateral or any other collateral securing any of the Guaranteed Obligations or any failure to perfect any of the Liens of the Agent and the Lenders thereon or therein; and

(x)          any other guaranty, whether by such Subsidiary Guarantor, the REIT, any other Loan Party or any other Person, of all or any part of the Guaranteed Obligations or any other indebtedness, obligations or liabilities of the Borrower or any other Loan Party to the Agent and the Lenders.

SECTION 4         Consents of Subsidiary Guarantors.  Each Subsidiary Guarantor hereby unconditionally consents and agrees that, without notice to or further assent from such Subsidiary Guarantor:

(a)         the principal amount of the Guaranteed Obligations may be increased or decreased and additional obligations of the Borrower and the Loan Parties under the Loan Documents may be incurred, by one or more amendments, modifications, renewals or extensions of any Loan Document or otherwise;

(b)         the time, manner, place or terms of any payment under any Loan Document may be extended or changed by written agreement between the Borrower and Agent, including by an increase or decrease in the interest rate on any Guaranteed Obligation or any fee or other amount payable under such Loan Document;

(c)          the time for the Borrower’s, any other Loan Party’s or any other Person’s performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Loan Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as the Agent and the Lenders may deem proper;

(d)         the Agent and the Lenders may discharge or release, in whole or in part, the Borrower for the payment and performance of all or any part of the Guaranteed Obligations or any other Loan Party from payment and performance of its obligations under the Loan Documents, and may permit or consent to any such action or any result of such action, and shall not be obligated to demand or enforce payment upon any of the Collateral or any other collateral, nor shall the Agent and the Lenders be liable to the Subsidiary Guarantors for any failure to collect or enforce payment or performance of the Guaranteed Obligations from any Person or to realize on the Collateral or other collateral therefor;

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(e)          in addition to the Collateral, the Agent and the Lenders may take and hold other security (legal or equitable) of any kind, at any time, as collateral for the Guaranteed Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof;

(f)          the Agent and the Lenders may request and accept other guaranties of the Guaranteed Obligations and any other indebtedness, obligations or liabilities of the Borrower or any other Loan Party to the Agent and the Lenders and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such guaranty and may permit or consent to any such action or the result of any such action; and

(g)         the Agent and the Lenders may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege (including the right to accelerate the maturity of any Loan and any power of sale) granted by any Loan Document or other security document or agreement, or otherwise available to the Agent or any Lender, with respect to the Guaranteed Obligations or any of the Collateral, even if the exercise of such right, remedy, power or privilege affects or eliminates any right of subrogation or any other right of the Subsidiary Guarantors against the Borrower or any other Loan Party;

all as the Agent and the Lenders may deem advisable, and all without impairing, abridging, releasing or affecting this Guaranty.

SECTION 5        Subsidiary Guarantor Waivers.

(a)          Certain Waivers.  Each Subsidiary Guarantor waives and agrees not to assert:

(i)           any right to require the Agent and the Lenders to marshal assets in favor of the Borrower, such Subsidiary Guarantor, any other Loan Party or any other Person, to proceed against the Borrower, any other Loan Party or any other Person, to proceed against or exhaust any of the Collateral, to give notice of the terms, time and place of any public or private sale of personal property security constituting the Collateral or other collateral for the Guaranteed Obligations or comply with any other provisions of §9-611 of the New York UCC (or any equivalent provision of any other applicable laws) or to pursue any other right, remedy, power or privilege of the Agent and the Lenders whatsoever;

(ii)          the defense of the statute of limitations in any action hereunder or for the collection or performance of the Guaranteed Obligations;

(iii)         any defense arising by reason of any lack of corporate or other authority or any other defense of the Borrower, such Subsidiary Guarantor, any other Loan Party or any other Person;

(iv)        any defense based upon the Agent’s or any Lender’s errors or omissions in the administration of the Guaranteed Obligations, excluding, however, acts or omissions constituting the gross negligence or willful misconduct of the Agent or such Lender; and

(v)         any rights to setoffs and counterclaims.

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(b)         Additional Waivers.  Each Subsidiary Guarantor waives any and all notice of (i) the acceptance of this Guaranty, (ii) the creation, renewal, modification, extension or accrual of the Guaranteed Obligations, (iii) the reliance by the Agent and the Lenders upon this Guaranty or (iv) the exercise of any right, power or privilege hereunder.  The Guaranteed Obligations shall conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Guaranty.  Each Subsidiary Guarantor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon the Borrower, such Subsidiary Guarantor, any other Loan Party or any other Person with respect to the Guaranteed Obligations.

(c)          Independent Obligations.  The Guaranteed Obligations of each Subsidiary Guarantor hereunder are independent of and separate from the obligations of the Borrower and any other Loan Party (including any other Subsidiary Guarantor hereunder) and upon the occurrence and during the continuance of any Event of Default, a separate action or actions may be brought against such Subsidiary Guarantor, whether or not the Borrower or any such other Loan Party is joined therein or a separate action or actions are brought against the Borrower or any such other Loan Party.

(d)         Disclosure of Financial Condition of Borrower and Other Loan Parties/Other Information.  No Subsidiary Guarantor shall have any right to require the Agent and the Lenders to obtain or disclose any information with respect to:  (i) the financial condition or character of the Borrower, any Loan Party, the ability of the Borrower to pay and perform the Guaranteed Obligations or the ability of any other Loan Party to pay or perform its obligations under the Loan Documents; (ii) the Guaranteed Obligations; (iii) the Collateral; (iv) the existence or nonexistence of any other guarantees of all or any part of the Guaranteed Obligations; (v) any action or inaction on the part of the Agent, the Lenders or any other Person; or (vi) any other matter, fact or occurrence whatsoever.

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SECTION 6        Subsidiary Guarantors’ Rights of Subrogation, Contribution, Etc.; Impairment of Subrogation Rights.

(a)          Subrogation and Contribution.  Each Subsidiary Guarantor hereby waives, until the later of (i) the Guaranteed Obligations (other than contingent indemnification obligations for which no demand has been made) shall have been indefeasibly paid, performed and completed in full, and (ii) the Loan to the Borrower and all other amounts due from the Borrower and all other Loan Parties under the Loan Documents have been indefeasibly paid in full and the Commitments have been terminated, any claim, right or remedy, direct or indirect, that any Subsidiary Guarantor now has or may hereafter have against the Borrower, any other guarantor (including any other Subsidiary Guarantor hereunder) or any other Loan Party or any of the assets of the Borrower, any other guarantor (including any other Subsidiary Guarantor hereunder) or any other Loan Party in connection with this Guaranty or the performance by such Subsidiary Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and, including without limitation, (A) any right of subrogation, reimbursement or indemnification that such Subsidiary Guarantor now has or may hereafter have against the Borrower, any other guarantor (including any other Subsidiary Guarantor hereunder) or any other Loan Party, (B) any right to enforce, or to participate in, any claim, right or remedy that the Agent or any Lender now has or may hereafter have against the Borrower, any other guarantor (including any other Subsidiary Guarantor hereunder) or any other Loan Party, and (C) any benefit of, and any right to participate in, any Collateral or security now or hereafter held by or on behalf of the Agent and the Lenders.  In addition, until the Loan and Credit Extensions to the Borrower has been indefeasibly paid in full and the Commitments have been terminated, each Subsidiary Guarantor shall withhold exercise of any right of contribution which such Subsidiary Guarantor may have against any other guarantor of the Loan (including any other Subsidiary Guarantor hereunder), any other Loan Party or the Guaranteed Obligations, but thereafter may seek contribution from any other guarantor (including any other Subsidiary Guarantor hereunder) of the Loan and Credit Extensions to the Borrower but subject to any applicable terms and conditions set forth in the Contribution Agreement or any other Loan Party.  Each Subsidiary Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its right of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Subsidiary Guarantor may have against the Borrower, any other guarantor (including any other Subsidiary Guarantor hereunder) or any other Loan Party or against any Collateral or other security shall be junior and subordinate to any rights the Agent and the Lenders may have against the Borrower and the other Loan Parties or guarantors and, to all right, title and interest the Agent and the Lenders may have in any such Collateral or other security, and any rights of contribution that such Subsidiary Guarantor may have against any such other Loan Party or guarantor (including any other Subsidiary Guarantor hereunder), shall be junior and subordinate to any right the Agent and the Lenders may have against such other Loan Party or guarantor.  If any amount shall be paid to such Subsidiary Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when (I) all Guaranteed Obligations (other than contingent indemnification obligations for which no demand has been made) shall not have been paid, performed and completed in full, (II) the outstanding Loan and Credit Extensions to the Borrower and all other amounts due from the Borrower under the Loan Documents shall not have been paid in full, or (III) the Commitments shall not have been fully terminated, such amount shall be held in trust for the Agent (on behalf of the Lenders) and shall forthwith be paid over to the Agent (on behalf of the Lenders) to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

(b)          Impairment of Subrogation Rights.  Each Subsidiary Guarantor agrees that, upon the occurrence of an Event of Default, the Agent may elect to foreclose either nonjudicially or judicially against any real or personal property Collateral (including, without limitation, any of the Borrowing Base Properties) securing the Guaranteed Obligations, or any part thereof, or accept an assignment of any such Collateral in lieu of foreclosure, or compromise or adjust any part of such obligations, or make any other accommodation with the Borrower, any other Loan Party or any other guarantor (including any other Subsidiary Guarantor hereunder), or exercise any other remedy against the Borrower, any other Loan Party, any other guarantor, or any Collateral.  Except to the extent the Guaranteed Obligations are indefeasibly paid, performed, completed in full and satisfied thereby, no such action by the Agent or any Lender will release or limit the liability of such Subsidiary Guarantor to the Agent and the Lenders, and such Subsidiary Guarantor shall remain liable under this Guaranty after such action, even if the effect of that action is to deprive such Subsidiary Guarantor of the right to collect reimbursement from the Borrower, any other Loan Party, any other guarantor (including any other Subsidiary Guarantor hereunder) or any other Person for any sums paid to the Agent or any Lender or such Subsidiary Guarantor’s rights of subrogation, contribution, or indemnity against the Borrower, any other Loan Party, any other guarantor (including any other Subsidiary Guarantor hereunder) or any other Person.  Without limiting the foregoing, it is understood and agreed that, on any foreclosure or assignment in lieu of foreclosure of any Collateral held by the Agent, such Collateral will no longer exist, and that any right that such Subsidiary Guarantor might otherwise have, on full payment of the Guaranteed Obligations by such Subsidiary Guarantor to the Agent or any Lender to participate in any such Collateral or to be subrogated to any rights of the Agent or any Lender with respect to any such Collateral will be nonexistent; nor shall such Subsidiary Guarantor be deemed to have any right, title, interest or claim under any circumstances in or to any real or personal property held by the Agent or any third party following any foreclosure or assignment in lieu of foreclosure of any such Collateral.

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(c)          Further Agreements.  Without limiting any of the other waivers and provisions set forth in this Guaranty, each Subsidiary Guarantor hereby intentionally, freely, irrevocably and unconditionally agrees as follows:

(i)           such Subsidiary Guarantor waives all rights and defenses that such Subsidiary Guarantor may have because the Guaranteed Obligations are secured by real property; this means, among other things:  (A) the Agent and the Lenders may collect from such Subsidiary Guarantor without first foreclosing on any real or personal property Collateral pledged by the Borrower, any other guarantor (including any other Subsidiary Guarantor hereunder), or any other Loan Party; and (B) if the Agent or the Lenders foreclose on any real property Collateral pledged by the Borrower, any other guarantor (including any other Subsidiary Guarantor hereunder) or any other Loan Party: (I) the amount of the Guaranteed Obligations may be reduced only by the price for which that Collateral is sold at the foreclosure sale, even if the Collateral is worth more than the sale price; and (II) the Agent and the Lenders may collect from such Subsidiary Guarantor even if the Agent, by foreclosing on the real property Collateral, has destroyed any right such Subsidiary Guarantor may have to collect from the Borrower, any other guarantor (including any other Subsidiary Guarantor hereunder), or any other Loan Party.  This is an unconditional and irrevocable waiver of any rights and defenses such Subsidiary Guarantor may have because the Guaranteed Obligations are secured by real property; and

(ii)          such Subsidiary Guarantor waives all rights and defenses arising out of an election of remedies by the Agent and the Lenders, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Guaranteed Obligations, has destroyed such Subsidiary Guarantor’s rights of subrogation and reimbursement against the principal or any other Person.

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SECTION 7         Subordination.

(a)          Indebtedness.  Any indebtedness or other obligations of the Borrower or any other Loan Party now or hereafter held by any Subsidiary Guarantor is hereby subordinated in right of payment to the Loans and to the payment, performance and completion of the Guaranteed Obligations, and any such indebtedness of the Borrower or any other Loan Party to such Subsidiary Guarantor collected or received by such Subsidiary Guarantor after an Event of Default exists shall be held in trust for the Agent (on behalf of the Lenders) and shall forthwith be paid over to the Agent (on behalf of the Lenders) to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of such Subsidiary Guarantor under any other provision of this Guaranty.

(b)          Right to Payments.  Each Subsidiary Guarantor hereby subordinates all rights to payment and otherwise under any management agreements, leasing agreements, technical service contracts, or other service contracts to which it is a party or may become a party in the future relating to any real property owned by any Subsidiary Guarantor, Borrower or any other Loan Party (the “Property Agreements”), to the payment, performance and completion of the Guaranteed Obligations, except that if no Event of Default exists, such Subsidiary Guarantor shall be entitled to accept and receive regularly scheduled payments and other payments in accordance with the terms of such Property Agreements.  During the existence of an Event of Default, and until such Event of Default is cured, such Subsidiary Guarantor shall not make, accept or receive any payments under any Property Agreement, and in the event that such payments are received by such Subsidiary Guarantor, such payments shall be held in trust for the benefit of the Agent and the Lenders and shall be paid over or delivered to the Agent to be credited and applied against the Guaranteed Obligations.  Each Subsidiary Guarantor acknowledges that, upon, or at any time after an Event of Default and continuance thereof, the Agent has the right to terminate any Property Agreement, in which event such Subsidiary Guarantor shall resign as manager or service provider thereunder effective upon the date set forth in the Agent’s notice, and such Subsidiary Guarantor agrees not to look to the Agent or any Lender for payment of any accrued but unpaid fees relating to such Property Agreement accruing prior to any notice of termination, and such Subsidiary Guarantor hereby further agrees that it shall fully cooperate with the Agent in providing such services or management as the Agent deems necessary between the effective date of any such termination and the date upon which a replacement manager and/or service provider has been retained with respect to the services covered under such Property Agreement.

SECTION 8         Continuing Guaranty.  This Guaranty is a continuing guaranty and agreement of subordination relating to any Guaranteed Obligations, including Guaranteed Obligations which may exist continuously or which may arise from time to time under successive transactions, and each Subsidiary Guarantor expressly acknowledges that this Guaranty shall remain in full force and effect notwithstanding that there may be periods in which no Guaranteed Obligations exist.  This Guaranty shall continue in effect and be binding upon the Subsidiary Guarantors until termination of the Commitments and payment and performance in full of the Guaranteed Obligations.

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SECTION 9         Payments.

(a)          Agreement to Pay.  Each Subsidiary Guarantor jointly and severally hereby agrees, in furtherance of the foregoing provisions of this Guaranty and not in limitation of any other right which the Agent or any Lender or any other Person may have against such Subsidiary Guarantor by virtue hereof, upon the failure of the Borrower or any Loan Party to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under §362(a) of the Bankruptcy Code), such Subsidiary Guarantor shall forthwith pay, or cause to be paid, in cash, to the Agent an amount equal to the amount of the Guaranteed Obligations then due as aforesaid (including interest which, but for the filing of a petition in any Insolvency Proceeding with respect to the Borrower or any other Loan Party, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Borrower or such other Loan Party for such interest in any such Insolvency Proceeding).  Such Subsidiary Guarantor shall make each payment hereunder, unconditionally in full without setoff, counterclaim or other defense, on the day when due in Dollars, in immediately available funds, to the Agent at such office of the Agent and to such account as the Agent shall specify in writing to such Subsidiary Guarantor.

(b)          Tax Gross-Up.  Each Subsidiary Guarantor represents and warrants that it is organized and resident in the United States of America.  Each Subsidiary Guarantor shall make all payments hereunder without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein (other than excluded taxes) unless such Subsidiary Guarantor is compelled by law to make such deduction or withholding.  If any such obligation (other than one arising with respect to taxes based on or measured by the income or profits of the Agent or any Lender) is imposed upon such Subsidiary Guarantor with respect to any amount payable by it hereunder, such Subsidiary Guarantor will pay to the Agent, for the benefit of the Agent or such Lender, on the date on which such amount is due and payable hereunder, to the extent the Borrower would be liable under the Credit Agreement to pay the same with respect to the equivalent amount payable by it thereunder, such additional amount in Dollars as shall be necessary to enable the Agent or such Lender to receive the same net amount which the Agent or such Lender would have received on such due date had no such obligation been imposed upon such Subsidiary Guarantor, to the extent Borrower would be obligated to make such payment as set forth in Article III of the Credit Agreement, as if such requirements were applicable to such Subsidiary Guarantor hereunder.  Such Subsidiary Guarantor will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by such Subsidiary Guarantor hereunder.

(c)          Application of Payments.  Any payments by any Subsidiary Guarantor hereunder the application of which is not otherwise provided for herein, shall be applied in the order specified in Section 2.08 of the Credit Agreement.

(d)          Exercise of Setoff Rights.  To the extent that any payment by or on behalf of the Borrower or any other Loan Party is made to the Agent or any Lender, or the Agent or any Lender exercises its right of setoff pursuant to Section 16 hereof, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or any Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any insolvency proceeding or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

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(e)          Maximum Rate.  Notwithstanding anything to the contrary contained herein or in the other Guarantor Documents, the interest paid or agreed to be paid hereunder and under the other Guarantor Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable laws (the “Maximum Rate”).  If the Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Guaranteed Obligations or, if it exceeds such unpaid principal, refunded to the applicable Subsidiary Guarantor.  In determining whether the interest contracted for, charged, or received by the Agent or any Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Laws, (i) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Guaranteed Obligations hereunder.

(f)           Survival.  The agreements in this Section 9 shall survive the termination of the Aggregate Commitment and the repayment, satisfaction or discharge of all of the Guaranteed Obligations.

SECTION 10       Representations and Warranties.  Each Subsidiary Guarantor represents and warrants to the Agent and the Lenders that:

(a)          Organization and Powers.  Such Subsidiary Guarantor is (i) is duly organized or formed, validly existing and, as applicable, in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (y) own or lease its assets and carry on its business and (z) execute, deliver and perform its obligations under the Guarantor Documents to which it is a party, and (iii) is duly qualified and is licensed and, as applicable, in good standing under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (ii)(y) or (z), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)          Authorization; No Conflict. The execution, delivery and performance by such Subsidiary Guarantor of each Guarantor Document to which it is a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of such Subsidiary Guarantor’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than Liens created under any of the Loan Documents), or require any payment to be made under (x) any Contractual Obligation to which such Subsidiary Guarantor is a party or affecting such Subsidiary Guarantor or the properties of such Subsidiary Guarantor or any of its Subsidiaries in any material respects or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Subsidiary Guarantor or its property is subject; or (iii) violate any law.

(c)          Governmental Authorizations; No Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (i) the execution, delivery or performance by, or enforcement against, the Subsidiary Guarantor of this Guaranty or any other Guarantor Document, or (ii) the exercise by the Agent or any Lender of its rights under the this Guaranty or the remedies in respect of the Guaranteed Obligations.

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(d)          Binding Obligation.  This Guaranty has been, and the other Guarantor Documents, when executed and delivered by such Subsidiary Guarantor, will have been, duly executed and delivered by such Subsidiary Guarantor.  This Guaranty constitutes, and each other Guarantor Document to which such Subsidiary Guarantor is a party when so executed and delivered will constitute, a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(e)          Solvency.  Immediately prior to and after and giving effect to the incurrence of such Subsidiary Guarantor’s obligations under this Guaranty, such Subsidiary Guarantor is and will be Solvent.

(f)          Consideration.  Such Subsidiary Guarantor has received at least “reasonably equivalent value” (as such phrase is used in §548 of the Bankruptcy Code and in comparable provisions of other applicable Laws) and more than sufficient consideration to support its obligations hereunder in respect of the Guaranteed Obligations and under any of the Guarantor Documents to which it is a party.

(g)         Independent Investigation.  Such Subsidiary Guarantor hereby acknowledges that it has undertaken its own independent investigation of the financial condition of the Borrower and each other Loan Party and all other matters pertaining to this Guaranty and the other Guarantor Documents, and further acknowledges that it is not relying in any manner upon any representation or statement of the Agent or any Lender with respect thereto.  Such Subsidiary Guarantor represents and warrants that it has received and reviewed copies of the Loan Documents and that it is in a position to obtain, and it hereby assumes full responsibility for obtaining, any additional information concerning the financial condition of the Borrower and each other Loan Party and any other matters pertinent hereto that such Subsidiary Guarantor may desire.  Such Subsidiary Guarantor is not relying upon or expecting the Agent or any Lender to furnish to such Subsidiary Guarantor any information now or hereafter in the Agent’s or such Lender’s possession concerning the financial condition of the Borrower or any other Loan Party, or any other matter.

SECTION 11      Reporting Covenant.  So long as any Guaranteed Obligations shall remain unpaid or unsatisfied, any Letter of Credit shall remain outstanding or any Lender shall have any Commitment, each Subsidiary Guarantor agrees that it shall furnish to the Agent:  (a) prompt written notice of any condition or event which has resulted, or that could reasonably be expected to result, in a Material Adverse Effect; and (b) such other information respecting the operations, properties, business or condition (financial or otherwise) of such Subsidiary Guarantor as the Agent, at the request of any Lender, may from time to time reasonably request.

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SECTION 12      Additional Affirmative Covenants.  So long as any Guaranteed Obligations shall remain unpaid or unsatisfied, any Letter of Credit shall remain outstanding or any Lender shall have any Commitment, each Subsidiary Guarantor agrees that:

(a)          Preservation of Existence, Etc.  Such Subsidiary Guarantor shall (i) preserve, renew and maintain in full force and effect its legal existence and good standing under the laws of the jurisdiction of its organization; and (ii) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

(b)          Further Assurances and Additional Acts.  Such Subsidiary Guarantor shall execute, acknowledge, deliver, file, notarize and register at its own expense all such further agreements, instruments, certificates, documents and assurances and perform such acts as the Agent shall deem necessary or appropriate to effectuate the purposes of this Guaranty and the other Guarantor Documents, and promptly provide the Agent with evidence of the foregoing satisfactory in form and substance to the Agent.

(c)          Credit Agreement Covenants.  Such Subsidiary Guarantor shall observe, perform and comply with all covenants applicable to the Subsidiary Guarantor set forth in Articles VI and VII of the Credit Agreement that by their terms the Borrower is required to cause such Subsidiary Guarantor, as a “Subsidiary”, a “Subsidiary Guarantor”, or an “Affiliate”, to observe, perform and comply with, as if such covenants were set forth in full herein.

(d)          Governmental Consents.  Such Subsidiary Guarantor shall maintain all authorizations, consents, approvals, licenses, exemptions of, or filings or registrations with, any Governmental Authority, or approvals or consents of any other Person, required in connection with this Guaranty or any other Guarantor Documents, except to the extent that failure to maintain such authorizations, consents, approvals, licenses, exemptions of or filings or registrations with such Governmental Authority or other Person would not reasonably be expected to have a Material Adverse Effect.

SECTION 13      Notices.  All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier, in the case of each Subsidiary Guarantor, to the address or telecopier number specified on the signature page hereof, and in the case of the Agent and the Lenders, to the addresses or telecopier numbers specified in the Credit Agreement.  Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Each of the Subsidiary Guarantors, the Agent and the Lenders may change its address or telecopier number for notices and other communications hereunder by providing notice of such change to the other parties.

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SECTION 14      No Waiver; Cumulative Remedies.  No failure by the Agent or any Lender to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Guarantor Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

SECTION 15       Costs and Expenses; Waiver of Consequential Damages; Etc.

(a)          Costs and Expenses.  If any suit or other proceeding is instituted by the Agent (on behalf of the Lenders) to enforce this Guaranty (or any portion hereof), each Subsidiary Guarantor, jointly and severally, shall pay, upon demand, all of the costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by the Agent and/or the Lenders, in each case to the extent provided in Section 10.04 of the Credit Agreement; provided, however, that such costs and expenses shall not be in duplication of any costs and expenses paid by the Borrower or any other Loan Party.  The obligations of each Subsidiary Guarantor under this Section 15(a) shall survive the expiration, release or termination of this Guaranty.

(b)          Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable laws, no Subsidiary Guarantor shall assert, and each Subsidiary Guarantor hereby waives, any claim against the Agent or any Lender, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Guaranty, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  None of the Agent, any L/C Issuer or any Lender shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Guaranty or the other Loan Documents or the transactions contemplated hereby or thereby.

(c)          Interest. Any amounts payable by the Subsidiary Guarantor under this Section 15 or otherwise under this Guaranty or under the other Guarantor Documents, if not paid upon demand shall bear interest from the date of such demand until paid in full, at a fluctuating interest rate per annum at all times equal to the Default Rate applicable to Base Rate Loans to the fullest extent permitted by applicable laws.  Any such interest shall be due and payable upon demand and shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed.

(d)          Payment. All amounts due under this Section 15 shall be payable within ten (10) Business Days after demand therefor.

(e)          Survival.  The agreements in this Section 15 shall survive the resignation of the Agent or any L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitment and the repayment, satisfaction or discharge of the Guaranteed Obligations.

15

SECTION 16      Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Agent, to the fullest extent permitted by applicable laws, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of each Subsidiary Guarantor against any and all of the Guaranteed Obligations of the Subsidiary Guarantors now or hereafter existing under this Guaranty or any other Guarantor Document to such Lender or such L/C Issuer, irrespective of whether or not such Lender or such L/C Issuer shall have made any demand under this Guaranty or any other Loan Document and although such obligations of such Subsidiary Guarantor may be contingent or unmatured or are owed to a branch or office of such Lender or such L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have.  Each Lender and each L/C Issuer shall notify the affected Subsidiary Guarantor and the Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 17      Benefits of Guaranty.  This Guaranty is entered into for the sole protection and benefit of the Agent, the Lenders and their respective successors and assigns, and no other Person (other than any Participant under the Credit Agreement) shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Guaranty.  The Agent and the Lenders, by their acceptance of this Guaranty, shall not have any obligations under this Guaranty to any Person other than (a) the Subsidiary Guarantors, and (b) the Agent (or any sub-agent thereof) and any L/C Issuer, and such obligations shall be limited to those expressly stated herein.

SECTION 18       Binding Effect; Assignment.

(a)          Binding Effect.  This Guaranty shall be binding upon each Subsidiary Guarantor and its successors and assigns, and inure to the benefit of and be enforceable by the Agent, each Lender and their respective successors, endorsees, transferees and assigns.

(b)          Assignment.  No Subsidiary Guarantor shall have the right to assign or transfer its rights and obligations hereunder or under any other Guarantor Documents without the prior written consent of the Lenders.  Each Lender may, without notice to or consent by any Subsidiary Guarantor, sell, assign, transfer or grant participations in all or any portion of such Lender’s rights and obligations hereunder and under the other Guarantor Documents in connection with any sale, assignment, transfer or grant of a participation by such Lender in accordance with Section 10.08 of the Credit Agreement of or in its rights and obligations thereunder and under the other Loan Documents.  In the event of any grant of a participation, the Participant to the extent permitted by law shall be deemed to have a right of setoff under Section 16 in respect of its participation to the same extent as if it were a secured party.

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SECTION 19       Governing Law; Jurisdiction; Etc.

(a)          GOVERNING LAW.  THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW, EXCEPT FOR THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW TO THE EXTENT THAT IT MANDATES THAT THE LAW OF THE STATE OF NEW YORK SHALL GOVERN.

(b)          SUBMISSION TO JURISDICTION.  EACH SUBSIDIARY GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER GUARANTOR DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH SUBSIDIARY GUARANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAWS, IN SUCH FEDERAL COURT.  EACH SUBSIDIARY GUARANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS GUARANTY SHALL AFFECT ANY RIGHT THAT THE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER GUARANTOR DOCUMENT AGAINST ANY SUBSIDIARY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)          WAIVER OF VENUE.  EACH SUBSIDIARY GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAWS, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER GUARANTOR DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH SUBSIDIARY GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAWS, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)          SERVICE OF PROCESS.  EACH SUBSIDIARY GUARANTOR IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 13.  NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAWS.

17

SECTION 20      Waiver of Jury Trial.  EACH SUBSIDIARY GUARANTOR, THE AGENT AND EACH LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAWS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER GUARANTOR DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH SUBSIDIARY GUARANTOR, THE AGENT AND EACH LENDER (BY ITS ACCEPTANCE HEREOF) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.  EACH SUBSIDIARY GUARANTOR ACKNOWLEDGES THAT THE AGENT AND THE LENDERS HAVE BEEN INDUCED TO ACCEPT THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 21      No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated by the Loan Documents, each Subsidiary Guarantor acknowledges and agrees that: (i) the credit facilities provided for under the Credit Agreement and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification of any Loan Document) are an arm’s-length commercial transaction between the Borrower, the Subsidiary Guarantors, the other Loan Parties and their respective Affiliates, on the one hand, and the Agent, on the other hand, and each Subsidiary Guarantor is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by the Loan Documents (including any amendment, waiver or other modification thereof); (ii) in connection with the process leading to such transaction, the Agent is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower, the Subsidiary Guarantors, any other Loan Party or any of the respective Affiliates, stockholders, creditors or employees or any other Person; (iii) the Agent has not assumed and will not assume an advisory, agency or fiduciary responsibility in favor of the Borrower, the Subsidiary Guarantors or any other Loan Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification of any Loan Document (irrespective of whether the Agent has advised or is currently advising the Borrower, the Subsidiary Guarantors, any other Loan Party or any of their respective Affiliates on other matters) and the Agent has no obligation to the Borrower, the Subsidiary Guarantors, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth in the Loan Documents; (iv) the Agent and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the Subsidiary Guarantors, the other Loan Parties and their respective Affiliates, and the Agent has no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Agent has not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification of any Loan Document) and each Subsidiary Guarantor has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.  Each Subsidiary Guarantor hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Agent with respect to any breach or alleged breach of agency or fiduciary duty.

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SECTION 22      Amendments and Waivers.  This Guaranty shall not be amended except by written agreement of the Subsidiary Guarantors, the Agent and, if required under Section 10.01 of the Credit Agreement, certain of the Lenders.  No waiver of any rights of the Agent or any Lender under any provision of this Guaranty or consent to any departure by any Subsidiary Guarantor therefrom shall be effective unless in writing and signed by the Agent and, if required under Section 10.01 of the Credit Agreement, certain of the Lenders.  Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 23       Severability.  If any provision of this Guaranty or the other Guarantor Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guaranty and the other Guarantor Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 24       Future Subsidiary Guarantors; Released Subsidiary Guarantors.

(a)          At such time following the date hereof as any Subsidiary that owns a Borrowing Base Property (a “Joinder Guarantor”) is required to accede hereto pursuant to the terms of Section 2.16 or 6.20 of the Credit Agreement, such Joinder Guarantor shall execute and deliver to the Agent a joinder agreement substantially in the form of Annex 1 (the “Joinder Agreement”), signifying its agreement to be bound by the provisions of this Guaranty as a Subsidiary Guarantor to the same extent as if such Joinder Guarantor had originally executed this Guaranty as of the date hereof.  Each of the other Subsidiary Guarantors hereby consents to the execution and delivery of such Joinder Agreement without any further notice or consent of such Subsidiary Guarantor.

(b)          If any Subsidiary Guarantor is entitled to be released from its obligations hereunder pursuant to Section 2.16 of the Credit Agreement, then, in accordance with the Credit Agreement, such Subsidiary Guarantor shall be deemed released from its obligations hereunder and each of the other Subsidiary Guarantors hereby consents to such release without any further notice or consent of such Subsidiary Guarantor.

SECTION 25      Counterparts; Integration; Effectiveness.  This Guaranty may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Guaranty and the other Guarantor Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01 of the Credit Agreement, this Guaranty shall become effective as to any Subsidiary Guarantor when the Agent shall have its executed counterparts hereof (or, with respect to a Joinder Guarantor, when the Agent shall have received an executed counterpart of such Joinder Guarantor’s Joinder Agreement).  Delivery of an executed counterpart of a signature page of this Guaranty by telecopy shall be effective as delivery of a manually executed counterpart of this Guaranty.

19

SECTION 26      Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Guarantor Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Agent and each Lender, regardless of any investigation made by the Agent or any Lender or on their behalf, and shall continue in full force and effect as long as any Loan or any other Guaranteed Obligation shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

SECTION 27      USA PATRIOT Act Notice.  Each Lender that is subject to the Act (as hereinafter defined) and the Agent (for itself and not on behalf of any Lender) by its acceptance hereof hereby notifies each Subsidiary Guarantor that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies such Subsidiary Guarantor, which information includes the name and address of such Subsidiary Guarantor and other information that will allow such Lender or the Agent, as applicable, to identify such Subsidiary Guarantor in accordance with the Act.

SECTION 28       Time is of the Essence.  Time is of the essence of this Guaranty and the other Guarantor Documents.

SECTION 29       State Specific Provisions.  In the event of any inconsistencies between this Section 29 and any of the other terms and provisions of this Guaranty, the terms and conditions of this Section 29 shall control and be binding.  [ADD STATE SPECIFIC PROVISIONS]

[Remainder of page intentionally left blank.]

20

IN WITNESS WHEREOF, each Subsidiary Guarantor has executed this Guaranty, as of the date first above written.

[EACH SUBSIDIARY GUARANTOR]

By:	American Realty Capital Operating Partnership, L.P, a Delaware limited partnership, its Member

	By:	American Realty Capital Trust Inc., a Maryland corporation, its General Partner

By:
Name:
Title:

[Signature Page to Subsidiary Guaranty]

Annex 1
to the Guaranty

FORM OF JOINDER AGREEMENT

To:	Capital One, N.A., as Agent

Re:	American Realty Capital Operating Partnership, L.P.

Date:      _________________

Ladies and Gentlemen:

This Joinder Agreement (“Joinder Agreement”) is made and delivered pursuant to (i) Section 6.20 of that certain Credit Agreement dated as of July ___, 2010 (as amended, modified, supplemented, extended, renewed or replaced from time to time, the “Credit Agreement”), by and among American Realty Capital Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto (each a “Lender” and, collectively, the “Lenders”) and the Agent, and (ii) Section 24 of that certain Subsidiary Guaranty dated as of July ___, 2010 (as amended, modified, supplemented, extended, renewed or replaced from time to time, the “Guaranty”), made by each Subsidiary Guarantor named in the signature pages thereof (each a “Subsidiary Guarantor”), in favor of the Agent and the Lenders.  All capitalized terms used in this Joinder Agreement and not otherwise defined herein shall have the meanings assigned to them in either the Guaranty or (if not defined therein) in the Credit Agreement, as applicable.

The undersigned, ___________________________ [insert name of acceding Subsidiary Guarantor], a _____________________ [partnership, limited liability company, etc.], is a Subsidiary and an owner of one or more Borrowing Base Properties, and hereby acknowledges for the benefit of the Agent and the Lenders that it shall be a “Subsidiary Guarantor” for all purposes of the Guaranty, and assumes all of the liabilities, duties and obligations of a Subsidiary Guarantor thereunder, effective from the date hereof, jointly and severally with all other Subsidiary Guarantors.  The undersigned hereby agrees it will perform all of the obligations of a Subsidiary Guarantor under, and to be bound in all respects by the terms of, the Guaranty to the same extent and with the same force and effect as if the undersigned were an original signatory thereto.  Additionally, the undersigned expressly consents to, ratifies and adopts for itself, all of the waivers set forth in the Guaranty, including without limitation, those set forth in Sections 5 and 6 of the Guaranty.

The undersigned confirms that the representations and warranties set forth in Section 10 of the Guaranty are true and correct as to the undersigned as of the date hereof.

Without limiting the foregoing, as of the date of this Joinder Agreement, the undersigned represents and warrants to the Agent and the Lenders, that after taking into account the benefits received by the undersigned from the Credit Agreement and the [Contribution Agreement] to which the undersigned is concurrently herewith becoming a party pursuant to an accession agreement thereto: (i) the Guaranty (A) does not render the undersigned insolvent, (B) does not result in the property remaining with the undersigned being unreasonably small capital and (C) does not result in debts of the undersigned being beyond the undersigned’s ability to pay as such debts mature, and (ii) based on reasonable assumptions, the undersigned projects that it will be able to continue to conduct its business operations as currently conducted.

Additionally, the undersigned hereby agrees to observe, perform and comply with all covenants applicable to the undersigned set forth in Articles VI and VII of the Credit Agreement that by their terms the Borrower is required to cause the undersigned, as a “Subsidiary”, a “Subsidiary Guarantor”, or an “Affiliate”, to observe, perform and comply with, as if such covenants were set forth in full herein.

This Joinder Agreement shall constitute a Loan Document under the Credit Agreement.  The address for the undersigned for purposes of all notices and communications is the address set forth on the signature page hereof.

THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW, EXCEPT FOR THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW TO THE EXTENT THAT IT MANDATES THAT THE LAW OF THE STATE OF NEW YORK SHALL GOVERN.

THE UNDERSIGNED IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS JOINDER OR ANY OTHER GUARANTOR DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE UNDERSIGNED IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAWS, IN SUCH FEDERAL COURT.  THE UNDERSIGNED AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS JOINDER AGREEMENT SHALL AFFECT ANY RIGHT THAT THE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS JOINDER AGREEMENT OR ANY OTHER GUARANTOR DOCUMENT AGAINST THE UNDERSIGNED OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

THE UNDERSIGNED IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAWS, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS JOINDER OR ANY OTHER GUARANTOR DOCUMENT IN ANY COURT REFERRED TO ABOVE.  THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAWS, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

THE UNDERSIGNED IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 13 OF THE GUARANTY.  NOTHING IN THIS JOINDER WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAWS.

[Signature appears on the next page.]

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement, as of the date first above written.

[SUBSIDIARY GUARANTOR]

By: ______________________________
Name:_____________________________
Title:______________________________

Address:
c/o American Realty Capital Trust Inc.
405 Park Avenue, 15th Floor
New York, New York 10022
Attn.: ______________________________
Telecopier No. _______________________

S-1

Exhibit H

Compliance Certificate

(immediately follows)

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: ______, ____
To:           Capital One, N.A., as Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of July ___, 2010 (as amended, modified, supplemented, extended, renewed or replaced from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among American Realty Capital Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, and Capital One, N.A., a national banking association, as Agent.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the ______________________________ of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.           The Borrower has delivered the year-end consolidated financial statements of Borrower, the REIT and their Subsidiaries required by Section 6.01(a) of the Credit Agreement for the fiscal year ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.           The Borrower has delivered the consolidated financial statements of Borrower, the REIT and their Subsidiaries required by Section 6.01(b) of the Credit Agreement for the fiscal quarter ended as of the above date.  Such financial statements fairly present the financial condition, results of operations and cash flows of Borrower, the REIT and their Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.           The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Borrower, the REIT and their Subsidiaries during the accounting period covered by such financial statements.

3.           A review of the activities of Borrower, the REIT and their Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period Borrower, the REIT and their Subsidiaries performed and observed all their Obligations under the Loan Documents, and

1

[select one:]

[to the best knowledge of the undersigned, during such fiscal period the REIT, the Borrower and their Subsidiaries performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

—or—

[to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.           The representations and warranties of the Borrower contained in Article V of the Credit Agreement, and any representations and warranties of the Borrower and any Subsidiary Guarantor that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in Section 5.08 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01 of the Credit Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5.           The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Compliance Certificate.

6.           The Borrowing Base compliance calculations and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Compliance Certificate.

2

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of ___________, _______.

BORROWER

AMERICAN REALTY CAPITAL OPERATING PARTNERSHIP, L.P.,
a Delaware limited partnership

By:	AMERICAN REALTY CAPITAL TRUST INC., a Maryland corporation,
its general partner

By:
Name:
Title:

3

American Realty Capital Trust Inc.

SCHEDULE 1
to the Compliance Certificate1
($ in 000’s)

Statement Date:  _________ ___, 20___

I.	Section 7.16(a) – Minimum Tangible Net Worth.		$_____________

II.	Section 7.16(b) – Debt-to-Total Assets.		$______________

	A.	Outstanding Indebtedness:	$______________

	B.	Total Asset Value	$______________

III.	Section 7.16(c) – Liquidity		$______________

IV.	Section 7.16(d) – Consolidated Debt Yield.		_____%

	A.	Consolidated Net Operating Income:	$______________

	B.	Total Indebtedness:	$______________

V.	Section 7.16(e) – Collateral Debt Yield.		_____%

	A.	Net Operating Income:	$______________

	B.	Outstanding Amount:	$______________

VI.	Section 7.16(f) –Debt Service Coverage Ratio.		_____%

	A.	12-Month Rolling Cash Flow:	$______________

	B.	Pro Forma Debt Service:	$______________

VII.	Section 7.16(g) – Interest Rate Exposure.		_____%

	A.	Unhedged Interest Exposure:	$______________

	B.	Total Mortgage Indebtedness:	$______________

1The summary references herein to defined terms and component parts thereof are qualified by reference to the complete definitions of such terms as set forth in the Credit Agreement.

1

For the Quarter/Year ended ___________________(“Statement Date”)

SCHEDULE 2
to the Compliance Certificate
Borrowing Base Compliance
($ in 000’s)

I.	Collateral Value Amount

	A.	Property/Most Recent Appraised Value

		1. ____________________	$ ____________
		2. ____________________	$ ____________
		3. Total:	$ ____________

II.	Borrowing Base

	A.	Total Collateral Value Amount	$ ____________

	B.	Total Investment Grade Collateral Value Amount	$ ____________

	C.	Total Non-Investment Grade Collateral Value Amount	$ ____________

	D.	Borrowing Base	$ ____________

1

Exhibit I

Assignment and Acceptance

(immediately follows)

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (“Assignor”) and the Assignee identified in item 2 below (“Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, Assignor hereby irrevocably sells and assigns to the Assignee, and Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, the Letters of Credit and the Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	______________________________

______________________________

2.	Assignee:	______________________________

______________________________

3.	Borrower(s): American Realty Capital Operating Partnership, L.P.

4.	Agent: Capital One, N.A., as the agent under the Credit Agreement

5.	Credit Agreement: Credit Agreement, dated as of July ____, 2010, among Borrower, the Lenders from time to time party thereto, and Capital One, N.A., as Agent, L/C Issuer, and Lender

6.	Assigned Interest:

Assignor	Assignee	Facility Assigned	Aggregate Amount of Commitment/ Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans		CUSIP Number

			$	$		%

7.	Trade Date:	__________________

Effective Date: __________________, 20__ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:

Name:

Title:

BY:
TITLE:

ASSIGNEE		[NAME OF ASSIGNEE]

By: _____________________________
Title:

Consented to and Accepted:

CAPITAL ONE, N.A., as
  Administrative Agent

By: _________________________________
      Title:

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.         Representations and Warranties.

1.1.      Assignor.  Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.      Assignee.  Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.08 of the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it shall, independently and without reliance upon the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it shall perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.         Payments.  From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.           General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit J

Solvency Certificate

(immediately follows)

SOLVENCY CERTIFICATE
(SUBSIDIARY GUARANTOR)

Reference is made to (i) that certain Credit Agreement, dated as of July 27, 2010, among American Realty Capital Operating Partnership, L.P., a Delaware limited partnership, as Borrower, the lenders from time to time party thereto, and Capital One, N.A., a national banking association, as Agent (as amended, modified, supplemented, extended, renewed or replaced from time to time, the “Credit Agreement”) and (ii) that certain Subsidiary Guaranty, dated as of August ___, 2010, by and among the Subsidiaries party thereto (as amended, modified, supplemented, extended, renewed or replaced from time to time, the “Subsidiary Guaranty”).  Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

This certificate is being given in connection with the addition of a Nominated Property as a Borrowing Base Property pursuant to Section 2.16 of the Credit Agreement.  Each of the undersigned certifies that he or she is a Responsible Officer of the Subsidiary on whose behalf he or she is signing this Solvency Certificate below, and makes this certificate in his or her capacity as such Responsible Officer, and not in a personal or individual capacity.  Each of the undersigned, in such capacity, further certifies, that both before and after giving effect to the addition of the Nominated Property as a Borrowing Base Property, and giving effect to the Guaranteed Obligations (as defined in the Subsidiary Guaranty) of such Guarantor existing under the Subsidiary Guaranty and after giving effect to the execution, delivery and performance of such Guarantor of the Subsidiary Guaranty, the Mortgage and the other Loan Documents to which it is a party, as of the date hereof, as follows:

1.           The fair value of the property of such Subsidiary is greater than the total amount of liabilities, including contingent liabilities, of such Subsidiary;

2.           The present fair salable value of the assets of such Subsidiary is not less than the amount that will be required to pay the probable liability of such Subsidiary on its debts as they become absolute and matured;

3.           Such Subsidiary does not intend to, and does not believe that it will, incur debts or liabilities beyond such Subsidiary’s ability to pay such debts and liabilities as they mature;

4.           Such Subsidiary is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Subsidiary’s property would constitute an unreasonably small capital; and

5.           Such Subsidiary is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business.

[REMAINDER OF PAGE LEFT BLANK.
SIGNATURES APPEAR ON FOLLOWING PAGE.]

IN WITNESS WHEREOF, each of the undersigned has executed this Solvency Certificate effective as of August ____, 2010.

AMERICAN REALTY CAPITAL OPERATING PARTNERSHIP, L.P.,
a Delaware limited partnership

   By:           AMERICAN REALTY CAPITAL TRUST INC., a Maryland corporation, its general partner

By:
Its:

By:
Its:

ARC BFBENAR001, LLC, a Delaware limited liability company

By:	American Realty Capital Operating Partnership, L.P, a Delaware limited partnership, its Member

By:	American Realty Capital Trust Inc., a Maryland corporation, its General Partner

By:  _________________________________

Name: ________________________________

Title:  ________________________________

ARC BFGRJCO001, LLC, a Delaware limited liability company

By:	American Realty Capital Operating Partnership, L.P, a Delaware limited partnership, its Member

By:	American Realty Capital Trust Inc., a Maryland corporation, its General Partner

By:  _________________________________

Name: ________________________________

Title:  ________________________________

ARC BFWCHKS001, LLC, a Delaware limited liability company

By:	American Realty Capital Operating Partnership, L.P, a Delaware limited partnership, its Member

By:	American Realty Capital Trust Inc., a Maryland corporation, its General Partner

By:  _________________________________

Name: ________________________________

Title:  ________________________________

ARC BFBRGLA001, LLC, a Delaware limited liability company

By:	American Realty Capital Operating Partnership, L.P, a Delaware limited partnership, its Member

By:	American Realty Capital Trust Inc., a Maryland corporation, its General Partner

By:  _________________________________

Name: ________________________________

Title:  ________________________________

ARC BFAUSTX001, LLC, a Delaware limited liability company

By:	American Realty Capital Operating Partnership, L.P, a Delaware limited partnership, its Member

By:	American Realty Capital Trust Inc., a Maryland corporation, its General Partner

By:  _________________________________

Name: ________________________________

Title:  ________________________________

ARC BFPRLTX001, LLC, a Delaware limited liability company

By:	American Realty Capital Operating Partnership, L.P, a Delaware limited partnership, its Member

By:	American Realty Capital Trust Inc., a Maryland corporation, its General Partner

By:  _________________________________

Name: ________________________________

Title:  ________________________________

ARC IHBUFGA001, LLC, a Delaware limited liability company

By:	American Realty Capital Operating Partnership, L.P, a Delaware limited partnership, its Member

By:	American Realty Capital Trust Inc., a Maryland corporation, its General Partner

By:  _________________________________

Name: ________________________________

Title:  ________________________________

ARC IHHHDSC001, LLC, a Delaware limited liability company

By:	American Realty Capital Operating Partnership, L.P, a Delaware limited partnership, its Member

By:	American Realty Capital Trust Inc., a Maryland corporation, its General Partner

By:  _________________________________

Name: ________________________________

Title:  ________________________________

ARC JJPLYMA001, LLC, a Delaware limited liability company

By:	American Realty Capital Operating Partnership, L.P, a Delaware limited partnership, its Member

By:	American Realty Capital Trust Inc., a Maryland corporation, its General Partner

By:  _________________________________

Name: ________________________________

Title:  ________________________________

ARC JJWATNJ001, LLC, a Delaware limited liability company

By:	American Realty Capital Operating Partnership, L.P, a Delaware limited partnership, its Member

By:	American Realty Capital Trust Inc., a Maryland corporation, its General Partner

By:  _________________________________

Name: ________________________________

Title:  ________________________________

ARC JJAMHNY001, LLC, a Delaware limited liability company

By:	American Realty Capital Operating Partnership, L.P, a Delaware limited partnership, its Member

By:	American Realty Capital Trust Inc., a Maryland corporation, its General Partner

By:  _________________________________

Name: ________________________________

Title:  ________________________________

Exhibit K

Contribution Agreement

(immediately follows)

CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (this “Contribution Agreement”) is entered into as of July ___, 2010 by and among each Subsidiary Guarantor named in the signature pages hereof and each Acceding Guarantor (as defined herein) hereafter executing an Accession Agreement hereto (each a “Subsidiary Guarantor”, and collectively, the “Subsidiary Guarantors”).

RECITALS

WHEREAS, American Realty Capital Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), and Capital One, N.A., a national banking association, as agent for the Lenders (the “Agent”) are parties to a Credit Agreement dated as of the date hereof (as amended, modified, supplemented, extended, renewed or replaced from time to time, the “Credit Agreement”); and, except as otherwise herein expressly provided, all terms defined in the Credit Agreement are being used herein as defined therein);

WHEREAS, pursuant to the Credit Agreement, the Lenders will be making a Loan and other extensions of credit to the Borrower, which Loan and extensions of credit are (i) evidenced by, and repayable with interest thereon, in accordance with the Credit Agreement and Note executed by the Borrower as of the date hereof and (ii) guaranteed by, among other things, that certain Subsidiary Guaranty dated as of the date hereof executed by the Subsidiary Guarantors (the “Subsidiary Guaranty”); which Subsidiary Guaranty is secured by, among other things, the Mortgages executed from time to time by certain Subsidiary Guarantors with respect to the Borrowing Base Properties owned by such Subsidiary Guarantors;

WHEREAS, each Subsidiary Guarantor is directly or indirectly owned by, or affiliated with, Borrower;

WHEREAS, each Subsidiary Guarantor will receive direct and indirect benefits from the availability of the Loan and the extensions of credit to the Borrower under the Credit Agreement;

WHEREAS, the Subsidiary Guarantors desire to allocate certain direct and indirect benefits they will obtain from the availability of the Loan and the extensions of credit to the Borrower for purposes of providing a fair and equitable arrangement to make contributions when payments are made by any Subsidiary Guarantor under, or property of any Subsidiary Guarantor is realized for application to any obligations under, the Subsidiary Guaranty or any Mortgage (such Subsidiary Guarantor making such payments or to which such contributions are attributable, a “Funding Guarantor”) in an amount which is disproportionate to the direct benefits obtained by such Subsidiary Guarantor, as further described herein; and

WHEREAS, as a condition precedent to the making of the Loan and the extensions of credit to the Borrower and the execution and delivery of the Loan Documents, the Agent and the Lenders have required each Subsidiary Guarantor to execute and deliver this Contribution Agreement.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce each Subsidiary Guarantor to enter into the Subsidiary Guaranty, it is agreed as follows.

1.           Funded Amount.  For purposes of this Contribution Agreement, the “Funded Amount” paid by any Funding Guarantor as of any date of determination shall be:  (a) the Dollar amount of any cash payments paid by such Funding Guarantor under the Subsidiary Guaranty as of such date, plus (b) the value of any Borrowing Base Property owned or ground leased by such Funding Guarantor (based on the Appraised Value) and realized upon pursuant to the Mortgage encumbering such Borrowing Base Property as of such date, whether through foreclosure sale or otherwise.  The “Aggregate Funded Amount” as of any date of determination shall mean the sum of the Funded Amounts paid by all of the Funding Guarantors as of such date.

2.           Contribution.  Each Subsidiary Guarantor shall be responsible for funding its Pro Rata Share (as hereinafter defined) of the Aggregate Funded Amount paid or contributed by all of the Funding Guarantors.  As used herein, “Pro Rata Share” shall mean, with respect to each Subsidiary Guarantor as of the date of determination, the ratio of (a) the Appraised Value of each Borrowing Base Property of such Subsidiary Guarantor as of such date to (b) the aggregate Appraised Value of the Borrowing Base Properties as of such date (including, for the purposes of calculation, the value of any Borrowing Base Property of any Subsidiary Guarantor (based on the Appraised Value) that was realized upon pursuant to the Mortgage encumbering such Borrowing Base Property).  In the event that, as of any date of determination, any Funding Guarantor shall have paid or contributed a Funded Amount that is more than its Pro Rata Share of the Aggregate Funded Amount paid or contributed as of such date (including, without limitation, through the realization upon its Borrowing Base Property, whether through foreclosure or otherwise) (any such payment or realization is referred to herein as an “Excess Payment”), then such Funding Guarantor shall be entitled to contribution from, and to be reimbursed on demand (subject to Section 5 below) by, the other Subsidiary Guarantors for the amount of such Excess Payment, in the manner and to the extent set forth in this Contribution Agreement.  In the event an Excess Payment is made by one or more Funding Guarantors with respect to the payment of the Aggregate Funded Amount, each Subsidiary Guarantor who has not funded some or all of (whether in cash or through realization upon its property) its Pro Rata Share of the Aggregate Funded Amount shall be obligated to do so on demand in an amount equal to its Pro Rata Share of the Aggregate Funded Amount which remains unpaid by such Subsidiary Guarantor (subject to Section 5 below) (such payment, a “Contribution Payment”).  The aggregate of all Contribution Payments from all Subsidiary Guarantors who have not funded some or all of their Pro Rata Share of the Aggregate Funded Amount (whether in cash or through realization upon its property) shall be allocated proportionately among the Funding Guarantors so that the aggregate of all Contribution Payments shall be sufficient to repay each Funding Guarantor the amount of its Excess Payment.  Any amount payable as a contribution under this Contribution Agreement shall be determined as of the date on which the related payment or contribution (i.e., the Excess Payment) is made by a Funding Guarantor.

2

3.           Preservation of Rights.  This Contribution Agreement shall not limit any right which any Subsidiary Guarantor may have against any other Person which is not a party hereto.

4.           No Impairment.  This Contribution Agreement is intended only to define the relative rights of the Subsidiary Guarantors, and nothing set forth in this Contribution Agreement is intended to or shall impair the obligations of the Borrower or the REIT under the Loan Documents or the obligations of each Subsidiary Guarantor to pay and perform such Subsidiary Guarantor’s obligations under the Subsidiary Guaranty or any Mortgage to which such Subsidiary Guarantor is a party as and when the same shall become due and payable in accordance with the terms of such documents.

5.           Subordination.

(a)          General.  Until such time as the Loan and the other Obligations under the Credit Agreement and the other Loan Documents shall be indefeasibly paid in full in accordance with the terms of the Loan Documents and the Commitments have been terminated, any and all rights of contribution and reimbursement from a Subsidiary Guarantor to another Subsidiary Guarantor hereunder or provided by law shall be subordinate, in right of payment, to the prior and indefeasible payment in full of the Loan and the other Obligations, and each Funding Guarantor shall not enforce any such rights or ask for, demand, sue for, take or receive any payments on account thereof, until the Loan and the other Obligations shall have been finally and indefeasibly paid in full.

(b)         Additional Subordination Terms.

(i)           Until the Loan and other Obligations under the Credit Agreement and the other Loan Documents have been finally and indefeasibly paid in full and the Commitments have been terminated, no Subsidiary Guarantor shall be entitled to take any action, to receive any Contribution Payment or any other payment on account of any Excess Payment.

(ii)          Until the Loan and other Obligations under the Credit Agreement and the other Loan Documents have been finally and indefeasibly paid in full and the Commitments have been terminated, no Contribution Payment shall be made by or on behalf of any Subsidiary Guarantor for or on account of any Excess Payment made by any Funding Guarantor, and no Funding Guarantor shall take or receive from any other Subsidiary Guarantor, directly or indirectly, any Contribution Payment or other payment by set off or in any other manner, or exercise of any action in respect of the Excess Payment.

3

(iii)         If an Event of Default exists under the Credit Agreement or the other Loan Documents or any Insolvency Proceeding of any Subsidiary Guarantor is pending, any Contribution Payment to which any Funding Guarantor would be entitled shall be paid directly to the Agent (on behalf of the Lenders) for application against the Loan and the other Obligations.

(iv)         In the event that, notwithstanding the foregoing provisions of this Section 5(b), any Funding Guarantor receives any Contribution Payment or any other payment, contribution or reimbursement of any kind or character from the other Subsidiary Guarantors prior to the indefeasible payment in full of the Loan and the other Obligations and the termination of the Commitments, then and in such event such Contribution Payment, or other payment, contribution or reimbursement shall be deemed to be the property of, segregated, received and held in trust for the benefit of the Lenders and shall be immediately paid over or delivered forthwith to the Agent (on behalf of the Lenders) (in the same form as received, with any necessary endorsement) to the extent necessary to make payment in full of (or, in the case of non-cash property or securities, to be held as additional collateral for) the Obligations remaining unpaid, until all such Obligations have been indefeasibly paid in full and the Commitments have been terminated.  In the event that any Funding Guarantor fails to provide any necessary endorsement as contemplated above, the Agent is hereby irrevocably authorized to appropriately make the same.

(v)          Each Funding Guarantor authorizes and empowers the Agent in any Insolvency Proceeding to file a proof of claim on behalf of such Subsidiary Guarantor with respect to the Excess Payments.  Each Subsidiary Guarantor shall give prompt notice to the Agent of the occurrence of any of the events referred to in this Section 5(b).

(vi)         Until the Loan and other Obligations under the Credit Agreement and other Loan Documents have been finally and indefeasibly paid in full and the Commitments have been terminated, the Agent (on behalf of the Lenders) is irrevocably authorized and empowered (in its own name or in the name of a Funding Guarantor), but shall have no obligation, to demand, sue for, collect and receive every Contribution Payment or other payment referred to in, and which Agent is entitled to receive under, this Section 5(b) and give acquittance therefor and to file claims and proofs of claim and take such other action as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Agent and the Lenders.

(vii)        Until the Loan and other Obligations under the Credit Agreement and other Loan Documents have been finally and indefeasibly paid in full and the Commitments have been terminated, each Funding Guarantor shall duly and promptly take such action as the Agent may request (A) to collect the Contribution Payments for account of the Lenders and to file appropriate claims or proofs of claim in respect of the Excess Payments, (B) to execute and deliver to the Agent such powers of attorney, assignments or other instruments as they may request in order to enable them to enforce any and all claims with respect to, and any security interests and other Liens securing payment of, the Excess Payments, and (C) to collect and receive any and all payments or distributions that may be payable or deliverable upon or with respect to the Excess Payments.

4

6.           Equitable Allocation.  If, as a result of any reorganization, recapitalization or other organizational change in any of the Subsidiary Guarantors, or as a result of any amendment, waiver or modification of the terms and conditions governing the Loan Documents, or for any other reason, the contributions under this Contribution Agreement become inequitable, prior to the full repayment of the Loan and the other Obligations and termination of the Commitments, the parties hereto shall, after first obtaining Agent’s written consent thereto, promptly modify and amend this Contribution Agreement to provide for an equitable allocation of contributions; provided that, following any such modification or amendment, the obligations of the Subsidiary Guarantors under this Contribution Agreement continue to remain subject to the provisions of Section 5 above.  Any of the foregoing modifications and amendments shall be in writing and signed by all parties hereto and acknowledged by the Agent on behalf of the Lenders.

7.           Asset of Party to Which Contribution is Owing.  The parties hereto acknowledge that the right to contribution hereunder shall constitute an asset in favor of any Subsidiary Guarantor to which such contribution is owing.

8.           Choice of Law.  This Contribution Agreement is to be construed in accordance with and governed by the internal laws of the State of New York, without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to govern the rights and duties of the parties.

9.           Amendment/Termination.  Except as specifically set forth in Section 6 above, this Contribution Agreement shall not be modified or amended without the prior written consent of the Agent, shall remain in effect, and shall not be terminated until the full and final indefeasible payment of the Loan and the other Obligations, including, without limitation, full and final termination of all Commitments by the Lenders and full payment of all Contribution Payments so that no Excess Payment is then outstanding from any Subsidiary Guarantor; provided, however, that the right of the Agent to consent to any amendment or modification of this Contribution Agreement and their rights as third party beneficiaries of this Contribution Agreement shall no longer exist after the Loan has been repaid in full and the Commitments have been terminated.

10.         Future Guarantors; Released Guarantors.  At such time following the date hereof as any Subsidiary Guarantor that owns a Borrowing Base Property (an “Acceding Guarantor”) is required to accede hereto pursuant to the terms of Section 2.16 or 6.20 of the Credit Agreement, such Acceding Guarantor shall execute and deliver to the Agent an accession agreement substantially in the form of Annex 1 (the “Accession Agreement”), signifying its agreement to be bound by the provisions of this Contribution Agreement as a Subsidiary Guarantor to the same extent as if such Acceding Guarantor had originally executed this Contribution Agreement as of the date hereof.  Each of the other Subsidiary Guarantors hereby consents to the execution and delivery of such Accession Agreement without any further notice or consent of such Subsidiary Guarantors.  If any Subsidiary Guarantor is entitled to be released from its obligations hereunder pursuant to Section 2.16 of the Credit Agreement, then, so long as there is no Contribution Payment then due from such Subsidiary Guarantor and in accordance with the Credit Agreement, such Subsidiary Guarantor shall be deemed released from its obligations hereunder and each of the other Subsidiary Guarantors hereby consents to such release without any further notice to or consent of such Subsidiary Guarantor.

5

11.         Third Party Beneficiary.  The Agent and each of the Lenders are intended third party beneficiaries of this Contribution Agreement.

12.         Counterparts.  This Contribution Agreement may be executed in as many counterparts as may be deemed necessary or convenient and by the different parties hereto or separate counterparts, and each of which when so executed, shall be deemed to be an original for all purposes, but all such counterparts shall constitute but one and the same instrument.

13.         Time is of the Essence.  Time is of the essence of this Contribution Agreement.

6

IN WITNESS WHEREOF, each of the Subsidiary Guarantors has executed and delivered this Contribution Agreement as of the date first above written.

[EACH SUBSIDIARY GUARANTOR]

By:	American Realty Capital Operating Partnership, L.P, a Delaware limited partnership, its Member

	By:	American Realty Capital Trust Inc., a Maryland corporation, its General Partner

By:____________________________
Name: _________________________
Title: __________________________

Signature page to Contribution Agreement

Annex 1
to the Contribution Agreement

FORM OF ACCESSION AGREEMENT

To: Capital One, N.A. as Agent

Re: American Realty Capital Operating Partnership, L.P.

Date:     _________________

Ladies and Gentlemen:

This Accession Agreement is made and delivered pursuant to Section 10 of that certain Contribution Agreement dated as of July ___, 2010 (as amended, modified, renewed or extended from time to time, the “Contribution Agreement”), made by each Subsidiary Guarantor named in the signature pages thereof (each a “Subsidiary Guarantor”), in favor of the Lenders party to the Credit Agreement referred to below and Capital One, N.A., a national banking association, as agent for the Lenders (the “Agent”).  All capitalized terms used in this Accession Agreement and not otherwise defined herein shall have the meanings assigned to them in either the Contribution Agreement or in the Credit Agreement, as applicable.

American Realty Capital Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto (each a “Lender” and, collectively, the “Lenders”) and the Agent are parties to a Credit Agreement dated as of July ___, 2010 (as amended, modified, supplemented, extended, renewed or replaced from time to time, the “Credit Agreement”).

The undersigned, ___________________________ [insert name of acceding Guarantor], a _____________________ [partnership, limited liability company, etc.], is a Subsidiary and an owner of one or more Borrowing Base Properties, has executed a joinder agreement to the Subsidiary Guaranty and hereby acknowledges that it is a “Subsidiary Guarantor” for all purposes of the Contribution Agreement, effective from the date hereof.

Without limiting the foregoing, the undersigned hereby assumes and agrees to perform all of the obligations of a Subsidiary Guarantor under, and to be bound in all respects by the terms of, the Contribution Agreement to the same extent and with the same force and effect as if the undersigned were an original Subsidiary Guarantor signatory thereto.

The Agent and each of the Lenders are intended third party beneficiaries of this Accession Agreement.

THIS ACCESSION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has executed this Accession Agreement, as of the date first above written.

[GUARANTOR]

By

Title

Address:
c/o American Realty Capital Trust Inc. 405 Park Avenue, 15th Floor New York, New York 10022
Attn.: _____________________________
Telecopier No. ______________________

Schedule 2.01

Commitments of the Lenders

Lender	Commitment

Capital One, N.A.	$30,000,000

Schedule 2.16

Borrowing Base Properties and Initial Subsidiary Guarantees

None.

Schedule 5.05

Litigation

In November, 2009, J.H. Winokur, Inc. filed a Complaint against American Realty Capital, LLC (“ARC”), American Realty Capital Trust, Inc. (“ARCT”), Nicholas Schorsch and William Kahane.  The Complaint is related to an alleged real estate brokerage commission.  The claim is based on a brokerage contract with ARC (ARCT is not a party) from 2007 related to certain properties owned by ARCT and leased to CVS.  ARC is vigorously defending the Complaint on behalf of all defendants.  The claim is for alleged brokerage fees totaling $1,008,000.  ARC has engaged Kenneth Roberts at the law firm Cozen O’Connor as litigation counsel for all defendants.

Schedule 5.10

ERISA Disclosures

None.

Schedule 5.25

Leases

None.